EXECUTION COPY


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION,
                                    Depositor


                            EMERGENT MORTGAGE CORP.,
                                    Servicer


                                       and


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                     Trustee

                              --------------------
                         POOLING AND SERVICING AGREEMENT
                            Dated as of March 1, 1997
                              --------------------


               Emergent Home Equity Loan Pass-Through Certificates

                                  Series 1997-1

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  DEFINITIONS......................................................   2

      SECTION 1.01. Defined Terms.........................................     2

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL
           ISSUANCE OF CERTIFICATES.........................................  33

      SECTION 2.01. Conveyance of Mortgage Loans..........................    33
      SECTION 2.02. Acceptance by Trustee.................................    35
      SECTION 2.03. Repurchase or Substitution of Mortgage Loans..........    37
      SECTION 2.04. Representations and Warranties of the Depositor.......    39
      SECTION 2.05. Representations, Warranties and Covenants of the
                    Servicer..............................................    41
      SECTION 2.06. Issuance of Certificates..............................    43

ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST
            FUND..........................................................    43

      SECTION 3.01. Servicer to Act as Servicer...........................    43
      SECTION 3.02. Sub-Servicing Agreements Between Servicer and
                    Sub-Servicers.........................................    45
      SECTION 3.03. Successor Sub-Servicers...............................    46
      SECTION 3.04. Liability of the Servicer.............................    47
      SECTION 3.05. No Contractual Relationship Between Sub-Servicers and
                    Trustee or Certificateholders.........................    47
      SECTION 3.06. Assumption or Termination of Sub-Servicing
                    Agreements by Trustee.................................    47
      SECTION 3.07. Collection of Certain Mortgage Loan Payments..........    48
      SECTION 3.08. Sub-Servicing Accounts................................    48
      SECTION 3.09. Collection of Taxes, Assessments and Similar Items;
                    Servicing Accounts....................................    48
      SECTION 3.10. Collection Account and Distribution Account...........    49
      SECTION 3.11. Withdrawals from the Collection Account and
                    Distribution Account..................................    51
      SECTION 3.12. Investment of Funds in the Investment Accounts........    53
      SECTION 3.13. [intentionally omitted]...............................    54
      SECTION 3.14. Maintenance of Hazard Insurance and Errors and
                    Omissions and Fidelity Coverage.......................    54
      SECTION 3.15. Enforcement of Due-On-Sale Clauses, Assumption
                    Agreements............................................    56


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

      SECTION 3.16. Realization Upon Defaulted Mortgage Loans............     57
      SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files......     59
      SECTION 3.18. Servicing Compensation...............................     60
      SECTION 3.19. Reports to the Trustee; Collection
                    Account Statements...................................     61
      SECTION 3.20. Statement as to Compliance...........................     61
      SECTION 3.21. Independent Public Accountants' Servicing Report.....     62
      SECTION 3.22. Access to Certain Documentation......................     62
      SECTION 3.23. Title, Management and Disposition of REO Property....     63
      SECTION 3.24. Obligations of the Servicer in Respect of Prepayment
                    Interest Shortfalls..................................     66
      SECTION 3.25. Expense Account......................................     66
      SECTION 3.26. Obligations of the Servicer in Respect of Monthly
                    Payments.............................................     67
      SECTION 3.27. Interest Coverage Account; Redemption Account........     67

ARTICLE IV  PAYMENTS TO CERTIFICATEHOLDERS...............................     68

      SECTION 4.01. Distributions........................................     68
      SECTION 4.02. Statements to Certificateholders.....................     72
      SECTION 4.03. [Reserved]; Monthly Advances.........................     76
      SECTION 4.04. Determination of Realized Losses.....................     78
      SECTION 4.05. Compliance with Withholding Requirements.............     78

ARTICLE V THE CERTIFICATES...............................................     78

      SECTION 5.01. The Certificates.....................................     78
      SECTION 5.02. Registration of Transfer and Exchange
                    of Certificates......................................     80
      SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....     85
      SECTION 5.04. Persons Deemed Owners................................     86
      SECTION 5.05. Certain Available Information........................     86

ARTICLE VI THE DEPOSITOR AND THE SERVICER................................     87

      SECTION 6.01. Liability of the Depositor and the Servicer..........     87
      SECTION 6.02. Merger or Consolidation of the Depositor or the
                    Servicer.............................................     87
      SECTION 6.03. Limitation on Liability of the Depositor, the
                    Servicer and Others..................................     87
      SECTION 6.04. Limitation on Resignation of the Servicer............     88
      SECTION 6.05. Rights of the Depositor and Others in Respect of the
                    Servicer.............................................     89

ARTICLE VII DEFAULT......................................................     90

      SECTION 7.01. Servicer Events of Default...........................     90
      SECTION 7.02. Trustee to Act; Appointment of Successor.............     93
      SECTION 7.03. Notification to Certificateholders...................     94
      SECTION 7.04. Waiver of Servicer Events of Default.................     95

ARTICLE VIII CONCERNING THE TRUSTEE......................................     95

      SECTION 8.01. Duties of Trustee....................................     95
      SECTION 8.02. Certain Matters Affecting the Trustee................     97
      SECTION 8.03. Trustee Not Liable for Certificates
                    or Mortgage Loans....................................     98
      SECTION 8.04. Trustee May Own Certificates.........................     99
      SECTION 8.05. Trustee's Fees and Expenses..........................     99
      SECTION 8.06. Eligibility Requirements for Trustee.................    100
      SECTION 8.07. Resignation and Removal of the Trustee...............    100
      SECTION 8.08. Successor Trustee....................................    101
      SECTION 8.09. Merger or Consolidation of Trustee...................    102
      SECTION 8.10. Appointment of Co-Trustee or Separate Trustee........    102
      SECTION 8.11. Appointment of Office or Agency......................    103
      SECTION 8.12. Representations and Warranties of the Trustee........    103

ARTICLE IX  CERTAIN MATTERS REGARDING THE CERTIFICATE
            INSURER......................................................    104

      SECTION 9.01. Rights of the Certificate Insurer To Exercise Rights of
                    Class A Certificateholders...........................    104
      SECTION 9.02. Trustee To Act Solely with Consent of the Certificate
                    Insurer..............................................    105
      SECTION 9.03. Trust Fund and Accounts Held for Benefit of the
                    Certificate Insurer..................................    106
      SECTION 9.04. Claims Upon the Policy; Policy Payments Account......    106
      SECTION 9.05. Effect of Payments by the Certificate Insurer;
                    Subrogation..........................................    108
      SECTION 9.06. Notices to the Certificate Insurer...................    108
      SECTION 9.07. Third-Party Beneficiary..............................    109
      SECTION 9.08. Trustee to Hold the Policy...........................    109
      SECTION 9.09. Termination of the Servicer..........................    109

ARTICLE X  TERMINATION...................................................    109

      SECTION 10.01. Termination Upon Repurchase or Liquidation of All
                     Mortgage Loans.......................................   109


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

      SECTION 10.02. Additional Termination Requirements..................   112

ARTICLE XI REMIC PROVISIONS...............................................   112

      SECTION 11.01. REMIC Administration.................................   112
      SECTION 11.02. Prohibited Transactions and Activities...............   115
      SECTION 11.03. Servicer and Trustee Indemnification.................   116

ARTICLE XII  MISCELLANEOUS PROVISIONS.....................................   116

      SECTION 12.01. Amendment............................................   116
      SECTION 12.02. Recordation of Agreement; Counterparts...............   118
      SECTION 12.03. Limitation on Rights of Certificateholders...........   119
      SECTION 12.04. GOVERNING LAW........................................   120
      SECTION 12.05. Notices..............................................   120
      SECTION 12.06. Severability of Provisions...........................   121
      SECTION 12.07. Notice to Rating Agencies and Certificate Insurer....   121
      SECTION 12.08. Article and Section References.......................   122
      SECTION 12.09. Confirmation of Intent...............................   122


Exhibit A-1  Form of Class A-1 Certificate
Exhibit A-2  Form of Class A-2 Certificate
Exhibit A-3  Form of Class A-3 Certificate
Exhibit A-4  Form of Class R Certificate
Exhibit B    Form of Financial Guaranty Insurance Policy
Exhibit C-1  Form of Trustee's Initial Certification
Exhibit C-2  Form of Trustee's Final Certification
Exhibit D    Form of Unaffiliated Seller's Agreement
Exhibit E-1 Form of Temporary Request for Release of Mortgage File Exhibit E-2 Form of Permanent Request for Release of Mortgage File Exhibit F-1 Form of 144A Transfer Letter
Exhibit F-2  Form of Transfer Affidavit and Agreement

Schedule 1   Mortgage Loan Schedule

This Pooling and Servicing Agreement, is dated and effective as of March 1, 1997 among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, as Depositor, EMERGENT MORTGAGE CORP., as Servicer, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Trustee.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class R Certificates will be the sole class of "residual interests" in the REMIC for purposes of the REMIC Provisions. The Class A Certificates will be the "regular interests" in the REMIC.

     The following table irrevocably sets forth the Pass-Through Rates, initial Certificate Principal Balance and "latest possible maturity date" for the Certificates.

                                      Initial Certificate       Latest Possible
Description       Pass-Through Rate    Principal Balance        Maturity Date(1)
-----------       -----------------    -----------------        ----------------
Class A-1              6.91%              $44,788,000             2/20/2012

Class A-2              7.30%               11,336,000             2/20/2012

Class A-3              7.725%              18,876,000             3/20/2027

Class R                  N/A                        0                   N/A

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class A Certificates.

     As of the Cut-off Date, the Mortgage Loans had an aggregate principal balance equal to $77,526,089.80.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Accrued Certificate Interest": With respect to each Distribution Date and any Class A Certificate, interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for such Class A Certificate for such Distribution Date on the Certificate Principal Balance of such Class A Certificate immediately prior to such Distribution Date. All distributions of interest on the Class A Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate of the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date.

     "Additional Mortgage Loans": Any Mortgage Loans included in the Mortgage Pool but not identified by the Originator before the opening of business on March 1, 1997, but excluding any Qualified Substitute Mortgage Loans.

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly

Payments, Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during or with respect to the related Collection Period,
(b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 3.24, (d) the aggregate of any Monthly Advances made by the Servicer for such Distribution Date pursuant to Section 4.03, (e) the aggregate of any advances made by the Trustee for such Distribution Date pursuant to Section 7.02, (f) the Stated Principal Balance of any Mortgage Loan that was purchased during the related Collection Period pursuant to or as contemplated by Sections 2.03, 3.16(c) or 10.01 and the amount of any shortfall deposited into the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the related Collection Period and (g) the aggregate of any amounts deposited into the Distribution Account by the Trustee from the Interest Coverage Account and the Redemption Account over (ii) the sum of (a) amounts reimbursable or payable to the Depositor, the Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 or otherwise payable in respect of extraordinary Trust Fund expenses, (b) Stayed Funds, (c) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error, (d) amounts reimbursable to the Trustee for an advance made pursuant to Section 7.02(b) which advance the Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made, (e) the Certificate Insurer Premium payable to the Certificate Insurer pursuant to
Section 3.25(b), and (f) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05.

     "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

     "Balloon Payment": The final payment due on a Balloon Mortgage Loan.

     "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

     "Book-Entry Certificate": The Class A Certificates for so long as such Certificates shall be registered in the name of the Depository or its nominee.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of South Carolina, or in the city in which the Certificate Insurer or the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

     "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which were more than $1000 in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs.

     "Certificate": Any one of the Emergent Home Equity Loan Pass- Through Certificates, Series 1997-1, Class A or Class R, issued under this Agreement.

     "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the Class Certificate Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal in reduction of the Class Certificate Balance of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial Class Certificate Balance of such Class of Certificates as of the Closing Date.

     "Certificate Insurer": Financial Security Assurance, Inc. a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

     "Certificate Insurer Default": The existence and continuance of any of the following:

          (a) The Certificate Insurer fails to make a payment required under the Policy in accordance with its terms; or

          (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer of all or any material portion of its property.

     "Certificate Insurer Premium": The Policy premium payable pursuant to
Section 3.25(b) hereof.

     "Certificate Insurer Premium Rate": 0.27% per annum.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, and the Certificate Insurer to the extent of Cumulative Insurance Payments, except that a "disqualified organization" (as defined in Section 860E(e)(5) of the Code) or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01. The Trustee may conclusively rely upon a certificate of the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to each Class A Certificate as of any date of determination, the Certificate Principal Balance of such Class A Certificate on the Distribution Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Class A Certificate, as stated on the face thereof). With respect to each Class R Certificate, as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all Class A Certificates then outstanding.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Class": Collectively, all of the Certificates bearing the same class designation.

     "Class A Certificateholder": Any Holder of a Class A-1, Class A-2 or Class A-3 Certificate.

     "Class A Certificate Principal Balance": The sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance and the Class A-3 Certificate Principal Balance.

     "Class A-1 Certificate": Any one of the Class A-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

     "Class A-1 Certificate Principal Balance": The Class Certificate Balance for the Class A-1 Certificates.

     "Class A-1 Interest Distribution Amount": On any Distribution Date, the amount equal to the aggregate Accrued Certificate Interest on the Class A-1 Certificates.

     "Class A-1 Pass-Through Rate": A rate per annum equal to 6.91%.

     "Class A-2 Certificate": Any one of the Class A-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

     "Class A-2 Certificate Principal Balance": The Class Certificate Balance for the Class A-2 Certificates.

     "Class A-2 Interest Distribution Amount": On any Distribution Date, the amount equal to the aggregate Accrued Certificate Interest on the Class A-2 Certificates.

     "Class A-2 Pass-Through Rate": A rate per annum equal to 7.30%.

     "Class A-3 Certificate": Any one of the Class A-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

     "Class A-3 Certificate Principal Balance": The Class Certificate Balance for the Class A-3 Certificates.

     "Class A-3 Interest Distribution Amount": On any Distribution Date, the amount equal to the aggregate Accrued Certificate Interest on the Class A-3 Certificates.

     "Class A-3 Pass-Through Rate": A rate per annum equal to 7.725%.

     "Class Certificate Balance": As to any Class of Certificates and any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date of determination.

     "Class R Certificate": Any one of the Class R Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4 and evidencing the Residual Interest in the REMIC Trust for purposes of the REMIC Provisions.

     "Closing Date": March 26, 1997.

     "Code": The Internal Revenue Code of 1986.

     "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled "Emergent Mortgage Corp., as Servicer for First Union National Bank of North Carolina, as Trustee, in trust for (A) registered holders of Emergent Home Equity Loan Pass-Through Certificates, Series 1997-1, and (B) Financial Security Assurance, Inc." and which must be an Eligible Account.

     "Collection Period": With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

     "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 230 South Tryon Street, 8th Floor, Charlotte, North Carolina 28288-1179, Attention: Corporate Trust Department, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Certificate Insurer.

     "Cumulative Insurance Payments": As of any time of determination, the aggregate of all Insurance Payments previously made by the Certificate Insurer plus interest thereon from the date such amount became due until paid in full, at a rate of interest calculated as provided in the Insurance Agreement minus all payments previously made to the Certificate Insurer pursuant to Section 4.01 hereof as reimbursement for such amounts.

     "Cumulative Loss Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is aggregate amount of Realized Losses incurred from and including the first Collection Period to and including the most recently ended Collection Period, and the denominator of which is the Original Pool Balance.

     "Cut-off Date": With respect to each Initial Mortgage Loan, the opening of business on March 1, 1997 and with respect to each Additional Mortgage Loan, the respective origination date. With respect to all Qualified Substitute Mortgage Loans, A the first day of the calendar month in which the substitution occurs. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

     "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     "Deficiency Amount": With respect to the Class A Certificates as of any Distribution Date (i) any shortfall in amounts available in the Distribution Account to pay the Interest Distribution Amount, net of any Relief Act Interest Shortfalls and Prepayment Interest Shortfalls allocated to the Class A Certificates, (ii) the Remaining Overcollateralization Deficit, if any, for such Distribution Date and (iii) without duplication of the amount specified in clause (ii), the Class A Certificate Principal Balance to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of this Agreement.

     "Deficiency Event": The inability of the Trustee to make the Guaranteed Distribution on any Distribution Date due to a shortage of funds for such purpose then held in the Distribution Account and the failure of the Certificate Insurer to pay in full a claim made in accordance with Policy with respect to such Distribution Date.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificates": As defined in Section 5.01(b).

     "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

     "Delinquent": A Mortgage Loan is Delinquent if the Monthly Payment due on a Due Date is not paid on or before the next succeeding Due Date, at which time, such Mortgage Loan is 30 days Delinquent. If the Monthly Payment due on a Due Date is not paid on or before the second or third succeeding Due Date, respectively, such Mortgage Loan is 60 or 90 days Delinquent, as the case may be.

     "Delinquency Percentage": As of the last day of any Collection Period, the percentage equivalent of a fraction, the numerator of which equals the aggregate Stated Principal Balances of all Mortgage Loans that are 60 or more days Delinquent, in foreclosure or converted to REO Properties as of such last day of such Collection Period, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of such Collection Period.

     "Depositor": Prudential Securities Secured Financing Corporation, a Delaware corporation, or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies).

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to each Distribution Date, the fifth Business Day prior to such Distribution Date.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "First Union National Bank of North Carolina, as Trustee, in trust for (A) registered holders of Emergent Home Equity Loan Pass-Through Certificates, Series 1997-1, and (B) Financial Security Assurance, Inc." and which must be an Eligible Account.

     "Distribution Date": The 20th day of any month, or if such 20th day is not a Business Day, the Business Day immediately following such 20th day, commencing in April 1997.

     "Due Date": With respect to each Distribution Date, the day of the month on which the Monthly Payment is due on a Mortgage Loan during the related Collection Period, exclusive of any days of grace.

     "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at least P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

          "Escrow Payments": As defined in Section 3.09.

          "Estate in Real Property": A fee simple estate in a parcel of land.

     "Excess Subordinated Amount": With respect to the Class A Certificates and any Distribution Date, the excess, if any, of (i) the Subordinated Amount for such Distribution Date over (ii) the Required Subordinated Amount for such Distribution Date.

     "Expense Account": The account established and maintained pursuant to
Section 3.25.

     "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

     "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor, the Servicer or the Certificate Insurer pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

     "FNMA": Federal National Mortgage Association or any successor thereto.

     "Guaranteed Distribution": As defined in the Policy.

     "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and

(c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

     "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to the REMIC Trust within the meaning of Section 856(d)(3) of the Code if the REMIC Trust were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the REMIC Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's-length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Initial Mortgage Loan": Any Mortgage Loan identified by the Originator as of the opening of business on March 1, 1997, which Mortgage Loans will have a Cut-off Date of March 1, 1997.

     "Insurance Agreement": The Insurance and Indemnity Agreement, dated as of March 1, 1997, among the Depositor, the Servicer, the Seller, Emergent Group, Inc. and the Certificate Insurer, as amended or supplemented in accordance with the provisions thereof.

     "Insurance Payment": Any payment made by the Certificate Insurer under the Policy with respect to the Class A Certificates.

     "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     "Interest Accrual Period": With respect to any Distribution Date and the Class A Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Coverage Account": As defined in Section 3.27.

     "Interest Distribution Amount": With respect to any Distribution Date and the Class A Certificates, the aggregate Accrued Certificate Interest on the Class A Certificates for such Distribution Date.

     "Investment Account": As defined in Section 3.12.

     "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Collection Period and not previously recovered.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan, or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section
10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 10.01.

     "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation and (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

     "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

     "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage
Note).

     "Majority Class R Certificateholder": Any single Holder of Class R Certificates representing a greater than 50% Percentage Interest in such Class.

     "Monthly Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.03.

     "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     "Moody's": Moody's Investors Service, Inc. or its successor in interest.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

     "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

     "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date. The Mortgage Loan Schedule shall set forth following information with respect to each Mortgage Loan:

     1. the Seller's Mortgage Loan identifying number;

     2. the Mortgagor's name;

     3. the street address of the Mortgaged Property including the state and zip code;

     4. a code indicating whether the Mortgaged Property is owner-occupied;

     5. the type of Residential Dwelling constituting the Mortgaged Property;

     6. the original months to maturity;

     7. the remaining months to stated maturity from the Cut-off Date based on the original amortization schedule;

     8. the Loan-to-Value Ratio at origination;

     9. (A) the date on which the first Monthly Payment was due on the Mortgage Loan and, (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

     10. the stated maturity date;

     11. the amount of the Monthly Payment due on the first Due Date on or after the Cut-off Date;

     12. the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

     13. the original principal amount of the Mortgage Loan;

     14. the outstanding principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

     15. a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

     16. the Mortgage Rate;

     17. a code indicating the documentation style program;

     18. the risk grade;

     19. the Value of the Mortgaged Property;

     20. the sale price of the Mortgaged Property, if applicable;

     21. whether the Mortgage Loan has a due-on-sale clause; and

     22. the program code.

     The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement.

     "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgage Pool": The pool of Mortgage Loans, identified on the Mortgage Loan Schedule from time to time, and any REO Properties acquired in respect thereof.

     "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the provisions of the related Mortgage Note.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property.

     "Mortgagor": The obligor on a Mortgage Note.

     "Net Monthly Excess Cashflow": With respect to any Distribution Date, an amount equal to the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the amount described in Section 4.01(a)(i) hereof and (B) the amount described in clauses
(b)(i)-(iii) of the definition of Principal Distribution Amount minus the amount of any Subordination Reduction Amount for the Class A Certificates for such Distribution Date.

     "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

     "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

     "Nonrecoverable Monthly Advance": Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

     "Non-United States Person": Any Person other than a United States Person.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer acceptable to the Trustee and the Certificate Insurer, except that any opinion of counsel relating to (a) the qualification of the Trust Fund as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

     "Original Pool Balance": An amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     "Originator": Emergent Mortgage Corp.

     "Overcollateralization Deficit": With respect to any Distribution Date, the excess, if any, of (i) the Class A Certificate Principal Balance, after taking into account the distribution of the Principal Distribution Amount (other than any portion thereof constituting the Overcollateralization Deficit or the Subordination Increase Amount) over (ii) the sum of the aggregate Stated Principal Balances of the Mortgage Loans then outstanding.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": With respect to the Class A-1 Certificates, the Class A-1 Pass-Through Rate, with respect to the Class A-2 Certificates, the Class A-2 Pass-Through Rate and with respect to the Class A-3 Certificates, the Class A-3 Pass-Through Rate.

     "Percentage Interest": With respect to Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, the undivided percentage ownership in the related Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the initial aggregate Certificate Principal Balance of such Class. The Class A Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $1,000 and increments of $1,000 in excess thereof. With respect to any Class R Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Class R Certificate. The Class R Certificates are issuable only in minimum Percentage Interests of 25%.

     "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; provided, however, that any obligation of, or guaranteed by, FHLMC or FNMA, other than a senior debt or a mortgage participation or pass-through certificate guaranteed by FHLMC or FNMA shall be a Permitted Investment only if, at the time of investment, such investment is acceptable to the Certificate Insurer.

          (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

          (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds that have been rated "Aaa" by Moody's and "AAA" by S&P; and

          (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies and the Certificate Insurer as a permitted investment of funds backing securities that have been rated "Aaa" by Moody's and "AAA" by S&P;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Policy": The Financial Guaranty Insurance Policy (No. 50571-N) issued by the Certificate Insurer relating to the Class A Certificates, including any endorsements thereto, attached hereto as Exhibit B.

     "Policy Payments Account": The account established pursuant to Section 9.04 hereof.

     "Prepayment Assumption": The Prepayment Assumption assumes that the pool of loans prepays in the first month at a constant prepayment rate of 1.8% and increases by an additional 1.8% each month thereafter until the tenth month, where it remains at a constant prepayment rate equal to 18%.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Collection Period the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Collection Period, an amount equal to the excess of
(i) interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Collection Period over (ii) the amount, if any, of the interest paid by the Mortgagor in connection with such Principal Prepayment. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

     "Principal Distribution Amount": With respect to any Distribution Date, the lesser of:

          (a) the excess of the Available Distribution Amount over the amount payable on the Class A Certificates pursuant to Section 4.01 (a)(i); and

          (b) the sum of:

               (i) the principal portion of each Monthly Payment due during the related Collection Period, to the extent received, on each Mortgage Loan;

               (ii) the Stated Principal Balance of any Mortgage Loan that was purchased during the related Collection Period pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the related Collection Period;

               (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, payments pursuant to Section 3.26 and REO Principal Amortization) received during the related Collection Period, net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer pursuant to
          Section 4.03 in respect of a preceding Distribution Date, and deposits into the Distribution Account from the Redemption Account pursuant to
          Section 3.27, if any;

               (iv) the amount of any Overcollateralization Deficit for such Distribution Date; and

               (v) the amount of any Subordination Increase Amount for the Class A Certificates for such Distribution Date; minus:

               (vi) the amount of any Subordination Reduction Amount for the Class A Certificates for such Distribution Date.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     "Purchase and Assignment Agreement": The Agreement dated as of March 1, 1997 between the Originator and the Seller providing for the sale of the Mortgage Loans from the Originator to the Seller.

     "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01, and as confirmed by an Officers' Certificate from the Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Monthly Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and Monthly Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(ix) and 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

     "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have a Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage

Loan as of such date, (vi) have a risk grading determined by the Seller, with the approval of the Certificate Insurer, at least equal to the risk grading assigned on the Deleted Mortgage Loan, (vii) is a "qualified mortgage" as defined in the REMIC Provisions and (viii) conform to each representation and warranty set forth in the Unaffiliated Seller's Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (vi) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause
(v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

     "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than $1000 in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for up to $1000) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

     "Rating Agency or Rating Agencies": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor and the Certificate Insurer, notice of which designation shall be given to the Trustee and Servicer.

     "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery

Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to clause (iii) of Section 3.11.

     With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (v) the aggregate of all Monthly Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

     With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

     With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

     "Record Date": With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Redemption Account": As defined in Section 3.27.

     "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     "Regular Certificate": Any Class A Certificate.

     "Regular Interest": A "regular interest' in a REMIC within the meaning of
Section 860G(a)(l) of the Code.

     "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     "Remaining Overcollateralization Deficit": With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralization Deficit for such Distribution Date over (ii) the Net Monthly Excess Cashflow for such Distribution Date.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A-860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Trust": The segregated pool of assets comprising the Trust Fund excluding the Policy.

     "Remittance Report": As defined in Section 4.02.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

     "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23.

     "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

     "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

     "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Monthly Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

     "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

     "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E-1 or Exhibit E-2 attached hereto.

     "Required Subordinated Amount": With respect to any Distribution Date, an amount equal to 6.50% of the Original Pool Balance, subject to the following:
(i) if the Step Up Trigger has occurred with respect to such Distribution Date, the Required Subordinated Amount for such Distribution Date will be an amount equal to the entire aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date, (ii) if the Step Down Trigger has occurred, the Required Subordinated Amount for such Distribution Date will be an amount equal to the greater of (A) 0.50% of the Original Pool Balance and (B) the lesser of
(x) 6.50%, of the Original Pool Balance and (y) the Stepped Down Required Subordinated Percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project, (iv) a detached one-family dwelling in a planned unit development or (v) a manufactured home treated as real property under local law, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

     "Residual Certificate": Any one of the Class R Certificates.

     "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

     "Responsible Officer": When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

     "Rolling Delinquency Percentage": For any Distribution Date, the average of the Delinquency Percentages as of the last day of each of the three (or one or two, in the case of the first and second Distribution Dates) most recently ended Collection Periods.

     "Rolling Loss Percentage": As of any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred during the preceding twelve Collection Periods, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the twelfth preceding Collection Period.

     "Seller": Emergent Mortgage Holdings Corporation, or its successor-in-interest, in its capacity as seller under the Unaffiliated Seller's Agreement.

     "Servicer": Emergent Mortgage Corp., a South Carolina corporation, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

     "Servicer Event of Default": One or more of the events described in Section 7.01.

     "Servicer Extension Notice": As described in Section 7.01.

     "Servicer Remittance Date": With respect to any Distribution Date, 12:00 noon New York time on the fourth Business Day prior to such Distribution Date. "Servicing Account": The account or accounts created and maintained pursuant to
Section 3.09.

     "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.14, 3.16 and 3.23. The Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

     "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

     "Servicing Fee Rate": 0.50% per annum.

     "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers finished by the Servicer to the Trustee and the Certificate Insurer and the Depositor on the Closing Date, as such list may from time to time be amended.

     "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

     "S&P": Standard & Poor's Ratings Services, a division of McGraw-Hill Inc., or its successor in interest.

     "Startup Day": The day designated as such pursuant to Section 11.01(b) hereof.

     "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of
(i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or included in a Monthly Advance and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of
Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section
4.01 on or before such date of determination, and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

     "Stayed Funds": As defined in Section 7.02(b).

     "Step Down Cumulative Loss Test": The Step Down Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 36th through the 47th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 1.75% or less, (ii) for the 48th through the 59th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 2.25% or less, (iii) for the 60th through the 71st Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 2.65% or less and (iv) for 72nd Distribution Date and any Distribution Date thereafter, if the Cumulative Loss Percentage for such Distribution Date is 3.00% or less.

     "Step Down Rolling Delinquency Test": The Step Down Rolling Delinquency Test will be met with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is 8.00% or less.

     "Step Down Rolling Loss Test": The Step Down Rolling Loss Test will be met with respect to a Distribution Date if the Rolling Loss Percentage for such Distribution Date is less than 1.00%.

     "Step Down Trigger": For any Distribution Date after the 30th Distribution Date, the Step Down Trigger will have occurred if each of the Step Down Cumulative Loss Test, the Step Down Rolling Delinquency Test and the Step Down Rolling Loss Test is met. In no event will the Step Down Trigger be deemed to have occurred for the 30th Distribution Date or any preceding Distribution Date.

     "Stepped Down Required Subordinated Percentage": For any Distribution Date for which the Step Down Trigger has occurred, a percentage equal to (i) the percentage equivalent of a fraction, the numerator of which is 6.50% of the Original Pool Balance, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date, minus (ii) the percentage equivalent of a fraction, the numerator of which is the product of (A) the percentage calculated under clause (i) above minus 13.0%, multiplied by (B) the number of consecutive Distribution Dates through and including the Distribution Date for which the Stepped Down Required Subordinated Percentage is being calculated, up to a maximum of six, for which the Step Down Trigger has occurred, and the denominator of which is six.

     "Step Up Cumulative Loss Test": The Step Up Cumulative Loss Test will be met with respect to a Distribution Date as follows (i) for the 1st through the 12th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 0.75%, (ii) for the 13th through the 24th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 1.25%,
(iii) for the 25th through the 36th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 1.90%, (iv) for the 37th through the 48th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 2.40% and (v) for the 49th Distribution Date and any Distribution Date thereafter, if the Cumulative Loss Percentage for such Distribution Date is more than 3.0%.

     "Step Up Rolling Delinquency Test": The Step Up Rolling Delinquency Test will be met with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is more than 9.00%.

     "Step Up Rolling Loss Test": The Step Up Rolling Loss Test will be met with respect to a Distribution Date if the Rolling Loss Percentage for such Distribution Date is 1.25% or more.

     "Step Up Trigger": For any Distribution Date, the Step Up Trigger will have occurred if any one of the Step Up Cumulative Loss Test, the Step Up Rolling Delinquency Test or the Step Up Rolling Loss Test is met with respect to such Distribution Date.

     "Subordinated Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans immediately following such Distribution Date over (b) the Class A Certificate Principal Balance as of such Distribution Date (after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Distribution Amount on such Distribution Date).

     "Subordination Deficiency Amount": With respect to any Distribution Date, the excess, if any, of (a) the Required Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any Subordination Increase Amounts on such Distribution Date.

     "Subordination Increase Amount": With respect to any Distribution Date, the lesser of (a) the Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the Principal Distribution Amount, on such Distribution Date, exclusive of the payment of any Subordination Increase Amount) and (b) the amount of Net Monthly Excess Cashflow on such Distribution Date as reduced by any Cumulative Insurance Payments or payments allocated to the Overcollateralization Deficit.

     "Subordination Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and (b) the sum of the amounts available for distribution specified in clauses (b)(i) through
(iii) of the definition of Principal Distribution Amount.

     "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

     "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

     "Sub-Servicing Agreement": The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

     "Substitution Shortfall Amount": As defined in Section 2.03(d).

     "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal

Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Termination Price": As defined in Section 10.01.

     "Terminator": As defined in Section 10.01.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Unaffiliated Seller's Agreement (including any security interest created thereby), (v) the Collection Account, the Distribution Account, any REO Account and the Expense Account and such assets that are deposited therein from time to time and any investments thereof and (vi) the Trustee's rights under the Policy, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust Fund specifically excludes all payments and other collections of principal and interest on the Mortgage Loans received on or before the Cut-off Date.

     "Trustee": First Union National Bank of North Carolina, a national banking association, or its successor-in-interest, or any successor trustee appointed as herein provided.

     "Trustee's Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee's Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

     "Trustee's Fee Rate": 0.015% per annum.

     "Unaffiliated Seller's Agreement": The agreement dated as of March 1, 1997 between the Seller and the Depositor and providing for the transfer of Mortgage Loans from the Seller to the Depositor.

     "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

     "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

     "Value": With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (b) the value thereof as determined by a review appraisal conducted by the Seller in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (2) the value thereof as determined by a review appraisal conducted by the Seller in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(l) above.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, the percentage of all the Voting Rights allocated among Holders of each Class of Certificates shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans then outstanding. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Distribution Date.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Unaffiliated Seller's Agreement, and all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received by the Depositor or the Servicer on or after the Cut-off Date with respect to the Mortgage Loans.

     In connection with such transfer and assignment, the Depositor will cause the Seller to deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of First Union National Bank of North Carolina, as Trustee for the registered holders of Emergent Home Equity Loan Pass-Through Certificates, Series 1997-1, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned form the applicable public recording office or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by the Servicer to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Servicer to the Trustee promptly after receipt thereof;

          (iii) an original Assignment of the Mortgage executed in the following form: "First Union National Bank of North Carolina, as Trustee for the registered holders of Emergent Home Equity Loan Pass-Through Certificates, Series 1997-1";

          (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii) or, if any such Assignment has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment certified by the Servicer to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Servicer to the Trustee promptly after receipt thereof;

          (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

          (vi) the original lender's title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

     (b) The Depositor shall cause the Seller to promptly (and in no event later than five Business Days following the Closing Date) submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the Certificate Insurer, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

     (c) If any original Mortgage Note referred to in Section 2.01(i) cannot be located, the obligations of the Depositor to cause the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of the original of such Mortgage Note, with a Lost Note Affidavit to follow within one Business Day. If any of the documents referred to in Sections 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) such public recording office has retained the original of such document, the obligations of the Depositor to cause the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the Seller in the case of
(x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee, the Certificate Insurer and the Rating Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. If the original lender's title insurance policy was not delivered pursuant to
Section 2.01(vi) above, the Depositor shall cause the Seller to deliver to the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall cause the Seller to deliver to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     (d) All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by or on behalf of the Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee. Any such original document delivered to or held by the Depositor or the Seller that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

     (e) The Depositor herewith delivers to the Trustee an executed copy of the Unaffiliated Seller's Agreement. In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver the Policy to the Trustee for the benefit of the Certificateholders.

     SECTION 2.02. Acceptance by Trustee.

     (a) The Trustee acknowledges receipt of the Policy and, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all other assets included in the definition of "Trust Fund" (to the extent of amounts deposited into the Collection Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

     (b) The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within 30 days after the Closing Date and to certify in substantially the form attached hereto as Exhibit C-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan which has been certified as having been paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File required to be delivered to it pursuant to this Agreement are in its possession,
(ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3), (6), (9)(A), (10), (13) and (16) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

     (c) Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor, the Servicer and the Certificate Insurer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

     (d) If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor, the Servicer and the Certificate Insurer. In addition, upon the discovery by the Depositor, the Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the related Unaffiliated Seller's Agreement or by the Originator in the Purchase and Assignment Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer.

     SECTION 2.03. Repurchase or Substitution of Mortgage Loans.

     (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Unaffiliated Seller's Agreement or by the Originator in the Purchase and Assignment Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee or the Originator, as the case may be, shall promptly notify the Originator, the Seller, the Servicer, the

Depositor and the Certificate Insurer of such defect, missing document or breach and request that the Seller and the Originator deliver such missing document or cure such defect or breach within 60 days from the date the Seller and the Originator were notified of such missing document, defect or breach, and if the Seller or the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller's obligation under the Unaffiliated Seller's Agreement and the Originator's obligation under the Purchase and Assignment Agreement (i) in connection with any such breach that could not reasonably have been cured within such 60 day period, if the Seller or the Originator shall have commenced to cure such breach within such 60 day period, to proceed thereafter diligently and expeditiously to cure the same within the period provided under the Unaffiliated Seller's Agreement or the Purchase and Assignment Agreement and (ii) in connection with any such breach (subject to clause (i) above) or in connection with any missing document defect, to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 60 days after the date on which it was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Unaffiliated Seller's Agreement and the Originator is obligated to do so under the Purchase and Assignment Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release the related Mortgage File to the Seller or the Originator, as the case may be, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller or the Originator shall furnish to it and as shall be necessary to vest in the Seller or the Originator, as the case may be, any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Purchase and Assignment Agreement, the Originator may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller and the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders and the Certificate Insurer.

     (b) [Reserved]

     (c) [Reserved]

     (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), must be effected prior to the date which is two years after the Startup Day for the Trust Fund.

     As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Servicer and the Certificate Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor, the Servicer and the Certificate Insurer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Collection Period preceding the month of substitution and the Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Originator, the Purchase and Assignment Agreement, including, in the case of a substitution effected by the Originator all applicable representations and warranties thereof included in the Purchase and Assignment Agreement as of the date of substitution.

     For any month in which the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the related Cut-Off Date, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Originator will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Originator the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

     In addition, the Originator shall obtain at its own expense and deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the REMIC Trust, including, without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) the REMIC Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (e) Upon discovery by the Depositor, the Originator, the Seller, the Servicer, the Trustee or the Certificate Insurer that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties and the Certificate Insurer. In connection therewith, the Originator and the Seller shall be obligated to repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Seller or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

     SECTION 2.04. Representations and Warranties of the Depositor.

     (a) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Certificate Insurer that as of the Closing Date the assignment of the Depositor's rights, but none of its obligations, under the Unaffiliated Seller's Agreement is valid, enforceable and effective to permit the Trustee to enforce the obligations of the Seller thereunder.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Certificate Insurer notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders and the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery.

     (c) The Depositor is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation.

     (d) The Depositor has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Depositor has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Depositor, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (e) The execution and delivery of this Agreement by the Depositor and the performance of and compliance with the terms of this Agreement will not (a) violate the Depositor's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Depositor or by which the Depositor is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Depositor is a party or by which the Depositor is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Depositor's ability to perform its obligations under this Agreement.

     (f) There are no actions or proceedings against, investigations known to it of, the Depositor before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Depositor of its obligations under, or validity or enforceability of, this Agreement.

     (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

     SECTION 2.05. Representations, Warranties and Covenants of the Servicer.

     The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders, the Certificate Insurer and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

          (i) The Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and is and will remain duly licensed under and in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

          (ii) The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

          (iii) The execution and delivery of this Agreement by the Servicer and the performance of and compliance with the terms of this Agreement will not
     (a) violate the Servicer's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Servicer or by which the Servicer is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Servicer is a party or by which the Servicer is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Servicer's ability to perform its obligations under this Agreement;

          (iv) [reserved];

          (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of it contained in this Agreement;

          (v) With respect to each Mortgage Loan, the Servicer will deliver possession of a complete Mortgage File, except for such documents as have been delivered to the Trustee;

          (vi) There are no actions or proceedings against, investigations known to it of, the Servicer before any court, administrative or other tribunal
     (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Agreement; and

          (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Certificateholders and the Certificate Insurer. Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders and the Certificate Insurer, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee and the Certificate Insurer.

     SECTION 2.06. Issuance of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

     SECTION 3.01. Servicer to Act as Servicer.

     The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

          (i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

          (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

          (iii) the Servicer's obligation to make Monthly Advances or Servicing Advances; or

          (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Servicer believes it reasonably necessary in its best judgment in order to comply with its servicing duties hereunder, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

     In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating the Stated Principal Balance of a Mortgage Loan or distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan and the Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause the REMIC Trust to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

     The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

     SECTION 3.02. Sub-Servicing Agreements Between Servicer and Sub-Servicers.

     (a) The Servicer may enter into Sub-Servicing Agreements (provided that the Servicer shall have obtained the consent of the Certificate Insurer and provided such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating or any shadow rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans.

     Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a FHLMC or FNMA approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Certificate Insurer. Any variation without the consent of the Certificate Insurer from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee and the Certificate Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

     (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee, the Certificateholders and the Certificate Insurer, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Seller under the Unaffiliated Seller's Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in
Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Unaffiliated Seller's Agreement against the Seller shall be effected by the Servicer to the extent it is not the Seller, otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

     SECTION 3.03. Successor Sub-Servicers.

     The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement but only with the prior consent of the Certificate Insurer. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under
Section 3.02.

     Any Sub-Servicing Agreement shall include the provision that (i) such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default) or (ii) clearly and unambiguously states that any termination fee is the sole responsibility of the Servicer and none of the Trustee, the Certificateholders or the Certificate Insurer, has any liability therefor, regardless of the circumstances surrounding such termination.

     SECTION 3.04. Liability of the Servicer.

     Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Certificateholders and the Certificate Insurer for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     SECTION 3.05. No Contractual Relationship Between Sub-Servicers and Trustee or Certificateholders.

     Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trustee and Certificateholders or the Certificate Insurer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in
Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient pay such fees.

     SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by Trustee.

     In the event the original Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement.

     The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

     SECTION 3.07. Collection of Certain Mortgage Loan Payments.

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow with respect to mortgage loans comparable to the

Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 90 days or (iii) if the Servicer provides prior written notice to the Certificate Insurer to which the Certificate Insurer does not object within two Business Days, extend the due dates for Monthly Payments due on a Mortgage Loan for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) or clause
(iii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, and provided, further, that no more than two such extensions shall be granted with respect to any single Mortgage Loan.

     SECTION 3.08. Sub-Servicing Accounts.

     In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer will be required to deposit into the Sub-Servicing Account no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation to the extent permitted by the Sub-Servicing Agreement and to remit such proceeds to the Servicer for deposit in the Collection Account not later than the first Business Day thereafter. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

     SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

     The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Account, in no event more than one Business Day after the deposit of such Escrow Payments, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the

Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section
3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Notwithstanding the foregoing, neither the Servicer nor any Sub-Servicer shall be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer and each Sub-Servicer shall nevertheless be obligated to make Servicing Advances as provided in Section 3.01.

SECTION 3.10. Collection Account and Distribution Account.

     (a) On behalf of the Trust Fund, the Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee, the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt therof, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after the deposit of such payments into such clearing account, the following payments and collections received or made by it on or subsequent to the Cut-off Date:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest (net of the related Servicing
     Fee) on each Mortgage Loan;

          (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

          (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

          (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles; and

          (vi) any Purchase Price or Substitution Shortfall Amount delivered to the Servicer.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

     The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges or assumption fees need not be deposited by the Servicer in the Collection Account. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Servicer Remittance Date, that portion of the Available Distribution Amount for the related Distribution Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

     (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Servicer shall give notice to the Trustee and the Certificate Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer, the

Depositor and the Certificate Insurer of the location of the Distribution Account when established and prior to any change thereof.

     (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trustee for deposit in the Distribution Account. In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit the amounts set forth in clauses (i) through (v) below, and the Trustee shall deposit such amounts in the Distribution Account:

          (i) any Monthly Advances, as required pursuant to Section 4.03;

          (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

          (iii) any amounts to be paid by the Terminator in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

          (iv) any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls; and

          (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

     (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder. In addition, the Servicer shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.12 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

     SECTION 3.11. Withdrawals from the Collection Account and Distribution Account.

     The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section

     3.10(b) or permitted to be so remitted pursuant to the first sentence of
Section 3.10(d);

          (ii) subject to Section 3.16(d), to reimburse the Servicer for Monthly Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Monthly Advances were made in accordance with the provisions of Section 4.03;

          (iii) subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer any unpaid Servicing Fees and reimburse any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan;

          (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

          (v) to pay to the Servicer, the Depositor or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon not included in the Purchase Price or the Substitution Shortfall Amount;

          (vi) to reimburse the Servicer for any Monthly Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Monthly Advance in accordance with the provisions of Section 4.03;

          (vii) to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

          (viii) to reimburse the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

          (ix) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

          (x) to clear and terminate the Collection Account pursuant to Section 10.01.

     In addition to the foregoing, the Trustee shall be entitled to withdraw amounts from the Distribution Account and to transfer funds to the Expense Account on the Business Day immediately preceding each Distribution Date pursuant to Section 3.25(b) prior to any payments as required pursuant to
Section 4.01. The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above.

     SECTION 3.12. Investment of Funds in the Investment Accounts.

     (a) The Servicer may direct any depository institution maintaining the Collection Account, the Expense Account and the Distribution Account, (each, for purposes of this Section 3.12, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall at the direction of the Servicer:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of


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

     (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) All income and gain realized from the investment of funds deposited in the Collection Account, the Expense Account and the Distribution Account held by or on behalf of the Servicer or the Trustee, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Servicer shall deposit in the Collection Account, the Expense Account or the Distribution Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Certificate Insurer, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     SECTION 3.13. [intentionally omitted]

     SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

     (a) The Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders and the Certificate Insurer, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, Certificateholders and the Certificate Insurer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC, unless the Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

SECTION 3.15. Enforcement of Due-On-Sale Clauses, Assumption Agreements.

     The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

     (a) The Servicer shall use its best efforts, consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section
3.11 and 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

     (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Certificateholders or the Certificate Insurer would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

          (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

          (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of such Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section
3.11 (ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     (c) The Servicer may at its option purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Certificate Insurer prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan released pursuant hereto.

     (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Monthly Advances, pursuant to Section 3.11(ii) or (iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer for any related unreimbursed Monthly Advances in accordance with Section 3.11 (ii), and second, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.10(b).

     SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee and the Certificate Insurer by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

     Subject to the following sentence from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release in the form of Exhibit E-1, release the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds no longer exist, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer.

     Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer, with copies to the Certificate Insurer to be delivered by the Servicer, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.18. Servicing Compensation.

     As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay any fee to a Sub-Servicer out of the Servicing Fee.


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

     Additional servicing compensation in the form of late payment charges or otherwise shall be retained by the Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(iv) to withdraw from the Collection Account, pursuant to Section 3.25 to withdraw from the Expense Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

     SECTION 3.19. Reports to the Trustee; Collection Account Statements.

     Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trustee, the Certificate Insurer and the Depositor a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in
Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current FNMA Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

     SECTION 3.20. Statement as to Compliance.

     The Servicer will deliver to the Trustee, the Certificate Insurer and the Depositor not later than 90 days following the end of the fiscal year of the Servicer, which as of the Closing Date ends on the last day in December, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer


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

and the nature and status thereof. Copies of any such report shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such report is delivered by the Servicer to the Trustee.

     SECTION 3.21. Independent Public Accountants' Servicing Report.

     Not later than 90 days following the end of each fiscal year of the Servicer, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Audit Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Trustee, the Certificate Insurer and each Rating Agency. Copies of such report shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided that such report is delivered by the Servicer to the Trustee and such report does not prohibit such delivery.

     SECTION 3.22. Access to Certain Documentation.

     The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Certificate Insurer, the Trustee and to any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.


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

     SECTION 3.23. Title, Management and Disposition of REO Property.

     (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders and the Certificate Insurer. The Servicer, on behalf of the Trust Fund, shall either sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860(a)(8) of the Code or request from the Internal Revenue Service, more than 60 days before the day on which the two-year grace period would otherwise expire an extension of the two-year grace period, unless the Servicer had delivered to the Trustee an Opinion of Counsel, addressed to the Trustee, the Depositor and the Certificate Insurer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition on the REMIC Trust of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the REMIC Trust to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the REMIC Trust of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

     (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders and the Certificate Insurer (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

     (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited, on a daily basis in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

          (iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

     Notwithstanding the foregoing, the Servicer shall not:

          (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

          (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

          (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

          (iv) allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Certificate Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.


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

     The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract shall not be inconsistent herewith;

          (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

          (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders and the Certificate Insurer with respect to the operation and management of any such REO Property; and

          (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees, subject to the Servicer's rights under Section 3.23(c)(iii).

     (d) In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO
Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Monthly Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related

REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

     (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities and as are in accordance with general FNMA guidelines.

     (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with
Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

     (g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

     SECTION 3.24. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

     The Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Collection Period and (ii) the total amount of its Servicing Fee for the most recently ended calendar month.

     SECTION 3.25. Expense Account.

     (a) The Trustee shall establish and maintain in its name, for the benefit of the Trustee in trust for (1) the Certificateholders and (2) the Certificate Insurer, the Expense Account. The Expense Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.


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

     (b) On the Business Day immediately preceding each Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit into the Expense Account an amount equal to the product of (i) l/12 of the Certificate Insurer Premium Rate and (ii) the Class A Certificate Principal Balance after giving effect to distributions of principal on such Distribution Date.

     (c) The Trustee shall make withdrawals from the Expense Account to pay the Certificate Insurer Premium on each Distribution Date.

     (d) Funds in the Expense Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Any earnings on such amounts shall be payable to the Servicer as additional servicing compensation, and the Servicer shall deposit in the Expense Account the amount of any loss incurred in respect of any such Permitted Investments made with funds in the Expense Account immediately upon the realization of such loss. The Trustee shall give notice to the Depositor and the Certificate Insurer of the location of the Expense Account on the Closing Date and prior to any change thereof.

     (e) Upon termination of the Trust Fund in accordance with Section 10.01, any amounts remaining in the Expense Account following the payment of all unpaid Certificate Insurer Premiums shall be released to the Servicer as additional servicing compensation.

     SECTION 3.26. Obligations of the Servicer in Respect of Monthly Payments.

     In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Certificate Insurer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

     SECTION 3.27. Interest Coverage Account; Redemption Account.

     (a) On behalf of the Trust Fund, the Trustee shall establish and maintain an account (the "Interest Coverage Account") into which cash will be deposited by the Seller in the amount of $85,994.72 on the Closing Date. On the initial Distribution Date, the Trustee shall deposit $85,994.72 (the amount of interest accruing at the weighted average Pass-Through Rate of all Class A Certificates on the amount by which the aggregate Class A Certificate Principal Balance as of the


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

Closing Date exceeds the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date) from the Interest Coverage Account into the Distribution Account. The Trustee shall invest amounts on deposit in the Interest Coverage Account in Eligible Investments. The Trustee shall pay any amounts remaining in the Interest Coverage Account after the initial Distribution Date to the Seller. The Trustee shall terminate the Interest Coverage Account immediately following the first Distribution Date.

     The Interest Coverage Account will not be an asset of the REMIC.

     (b) On the Closing Date, $0 will be deposited by the Seller in an account which will be in the name of, and maintained by, the Trustee on behalf of the Trust Fund (the "Redemption Account"). On the initial Distribution Date, the Trustee will transfer the amount (other than the reinvestment income described below) on deposit in the Redemption Account into the Distribution Account. The Trustee shall invest amounts on deposit in the Redemption Account in Eligible Investments. The Trustee shall pay any reinvestment income earned on amounts on deposit in the Redemption Account to the Seller. The Trustee shall terminate the Redemption Account immediately after the first Distribution Date and such account will not be an asset of the REMIC.


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) On each Distribution Date, the Trustee shall, based solely on information contained in the Remittance Report for such Distribution Date, withdraw from the Distribution Account an amount equal to the Available Distribution Amount and distribute to the following parties the following amounts, in the following order of priority:

          (i) concurrently: (x) the Holders of the Class A-1 Certificates an amount equal to (A) the Class A-1 Interest Distribution Amount for such Distribution Date, plus (B) any undistributed amount described in the immediately preceding clause (A) from any previous Distribution Date for which no Insurance Payment has been previously paid to Holders of the Class A-1 Certificates;


               (y) the Holders of the Class A-2 Certificates an amount equal to
          (A) the Class A-2 Interest Distribution Amount for such Distribution Date, plus (B) any undistributed amount


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

          described in the immediately preceding clause (A) from any previous Distribution Date for which no Insurance Payment has been previously paid to Holders of the Class A-2 Certificates;

               (z) the Holders of the Class A-3 Certificates an amount equal to
          (A) the Class A-3 Interest Distribution Amount for such Distribution Date, plus (B) any undistributed amount described in the immediately preceding clause (A) from any previous Distribution Date for which no Insurance Payment has been previously paid to Holders of the Class A-3 Certificates;

          (ii) to the Holders of the Class of Class A Certificates then entitled to receive payment of principal, as provided in paragraph (b) below, a distribution of principal in an amount equal to the Principal Distribution Amount (except for any portion thereof consisting of any related Subordination Increase Amount);

          (iii) to the Certificate Insurer, to reimburse the Certificate Insurer for claims under the Policy, to the extent of Cumulative Insurance Payments;

          (iv) to the Holders of the Class of Class A Certificates then entitled to receive payment of principal, as provided in paragraph (b) below, a distribution of principal in an amount equal to the portion of the Principal Distribution Amount consisting of any Subordination Increase Amount;

          (v) to the Certificate Insurer, any amounts remaining due to the Certificate Insurer under the terms of the Insurance Agreement; and

          (vi) to the Holders of the Class A Certificates, payable from the remaining Net Monthly Excess Cashflow, an amount equal to any Relief Act Interest Shortfalls that were allocated to such holders and therefore not distributed pursuant to clause (i) above or this clause (vi) for all prior Distribution Dates;

          (vii) to the Holders of the Class R Certificates, the balance, if any, of the amount in the Distribution Account for such Distribution Date;

     provided, however, that if a Certificate Insurer Default shall have occurred and be continuing, the distributions with respect to clause (ii) above shall be made pro-rata to the Class A-1 Certificateholders, the


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

     Class A-2 Certificateholders and the Class A-3 Certificateholders on such Distribution Date.

     (b) All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date. All principal distributed with respect to the Class A Certificates pursuant to Sections 4.01(a)(ii), 4.01(a)(iv) and 4.01(a)(vi) shall be distributed in the following sequential-pay order: first, to the Holders of the Class A-1 Certificates, to reduce the Class A-1 Certificate Principal Balance to zero; second, to the Holders of the Class A-2 Certificates, to reduce the Class A-2 Certificate Principal Balance to zero; and third, to the Holders of the Class A-3 Certificates, to reduce the Class A-3 Principal Balance to zero. In addition to making the distributions required pursuant to Section 4.01(a), on each Distribution Date for which there exists a Deficiency Amount, the Trustee shall withdraw from the Distribution Account any amount therein that was transferred from the Policy Payments Account to the Distribution Account pursuant to Section 9.04 and distribute to the Holders of the Class A Certificates (i) an amount equal to any amount required to be paid to such Class pursuant to Section 4.01(a)(i) for such Distribution Date remaining unpaid after giving effect to all distributions made pursuant to
Section 4.01(a) for such Distribution Date, (ii) an amount equal to any Remaining Overcollateralization Deficit on such Distribution Date after giving effect to all distributions made pursuant to Section 4.01(a) for such Distribution Date and (iii) without duplication, any other amount constituting a Deficiency Amount.

     (c) Each Holder of a Certificate, by its acceptance of such Certificate, hereby agrees that, in the event any distribution is made to any Holder of a Class A Certificate from amounts paid under the Policy, (i) the Certificate Insurer shall be subrogated in the manner herein provided to the rights of the Holder of such Class A Certificate to receive from amounts on deposit in the Distribution Account the distributions allocable to principal and interest that would have been distributable to such Holder if no such distribution to such Holder had been made from amounts paid under the Policy; and (ii) in addition to the rights of the Class A Certificateholders that the Certificate Insurer may exercise in accordance with the provisions of Section 9.01, the Certificate Insurer may exercise any option, vote, right, power or the like with respect to each Class A Certificate for which Cumulative Insurance Payments are outstanding.

     (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(f) or Section 10.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates. So long as the Book-Entry Certificates are registered in the


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

name of the Depository or its nominee, the Trustee shall make all distributions on such Certificates by wire transfers of immediately available funds to the Depository or its nominee. In the case of Certificates issued in fully-registered, certificated form, distributions shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Class Certificate Balance (or, in the case of the Class R Certificates, a 66% Percentage Interest) of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Payments to the Certificate Insurer on any Distribution Date will be made by wire transfer of immediately available funds to the account designated by the Certificate Insurer.

     Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

     (e) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Trustee nor the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

     (f) Except as otherwise provided in Section 10.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than three (3) Business Days after the related Determination Date, mail to each Holder on such date of such Class of Certificates and to the Certificate Insurer a notice to the effect that:


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

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

          (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holder of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificate as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, contact the remaining non-tendering Certificateholders concerning surrender of their Certificates in the manner reasonably specified to the Trustee by the Servicer in writing. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets so held in trust for such Certificateholders. If in one year after the second notice any such Certificates shall not have been surrendered for cancellation, the Servicer shall pay to the Certificate Insurer any amount of such funds that were paid by the Certificate Insurer under the Policy but shall continue to hold any remaining funds for the benefit of the non-tendering Certificateholders, and such Certificateholders shall thereafter look solely to the Servicer for payment thereof, and all liability of the Certificate Insurer with respect to such trust funds shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(f).

     SECTION 4.02. Statements to Certificateholders.

     On each Servicer Remittance Date, the Servicer shall deliver to the Trustee and the Certificate Insurer by telecopy (or by such other means as the Servicer the Trustee or the Certificate Insurer, as the case may be, may agree from time to time) a report prepared by the Servicer as to the distributions to be made on the related Distribution Date and shall forward to the Trustee by overnight mail a computer readable magnetic tape or diskette of such report. Both reports (each a "Remittance Report") shall contain the following information:

     1. the amount of the distribution to be made on such Distribution Date to the Holders of each class of Class A Certificates allocable to principal;

     2. the amount of the distribution to be made on such Distribution Date to the Holders of each class of Class A Certificates allocable to interest;

     3. the aggregate amount of servicing compensation received by the Servicer during the related Collection Period and such other customary information within the knowledge of the Trustee as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     4. the Guaranteed Distribution for such Distribution Date and the respective provisions thereof allocable to principal and interest;

     5. the Available Distribution Amount for such Distribution Date;

     6. the amount, if any, by which the Guaranteed Distribution for such Distribution Date exceeds the Available Distribution Amount expected to be on deposit in the Distribution Account on such Distribution Date;

     7. the amount of Monthly Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of Monthly Advances outstanding after giving effect to such Monthly Advances, and the aggregate amount of Nonrecoverable Monthly Advances in respect of such Distribution Date;

     8. with respect to any reimbursement to be made to the Certificate Insurer on such Distribution Date pursuant to Section 4.01(a)(iv), (xi) and (xvi), the amount, if any, allocable to principal and the amount allocable to interest;

     9. Cumulative Insurance Payments after giving effect to the distributions to be made on such Distribution Date;

     10. the Delinquency Percentage for the related Collection Period;

     11. the Cumulative Loss Percentage for such Distribution Date;

     12. the amount of any Insurance Payment to be made to Class A Certificateholders on such Distribution Date, the amount of any reimbursement payment to be made to the Certificate Insurer on such


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

     Distribution Date pursuant to Section 4.01(a)(iii) and the amount of Cumulative Insurance Payments after giving effect to any such Insurance Payment to Class A Certificateholders or any such reimbursement payment to the Certificate Insurer;

     13. the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties at the close of business on such Distribution Date;

     14. the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

     15. the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 days past due, (b) 60 days past due, (c) 90 or more days past due and
     (d) as to which foreclosure proceedings have been commenced;

     16. with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

     17. the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

     18. the aggregate amount of Principal Prepayments made during the related Collection Period;

     19. the aggregate amount of Realized Losses incurred during the related Collection Period;

     20. the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

     21. the Class A-1 Certificate Principal Balance, Class A-2 Certificate Principal Balance and Class A-3 Certificate Principal Balance, after giving effect to the distributions to be made on such Distribution Date;

     22. the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;


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

     23. the Interest Distribution Amount in respect of the Class A Certificates for such Distribution Date and the respective portions thereof, if any, paid under the Policy or (in the event of a Deficiency Event) remaining unpaid following the distributions to be made in respect of such Certificates on such Distribution Date;

     24. the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

     25. the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

     26. the Required Subordinated Amount for such Distribution Date;

     27. the Subordination Increase Amount, if any, for such Distribution Date;

     28. the Subordination Reduction Amount, if any, for such Distribution Date; and

     29. the amount of the distribution to be made on such Distribution Date to the Holders of the Class R Certificates.

     In the case of information furnished pursuant to clauses (1) through (3) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

     The Trustee shall forward such Remittance Report to each Holder of the Class A Certificates on each Distribution Date. To the extent that there are inconsistencies between the telecopy of the Remittance Report and the hard copy thereof and information set forth in the computer tape or other media provided by the Servicer hereunder, the Trustee shall be entitled to rely upon the telecopy.

     Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee, and the Trustee shall forward to each Person who at any time during the calendar year was a Holder of a Regular Certificate (a) a statement containing the information set forth in clauses (1) through (3) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder and (b) such information contained in the Remittance Reports as required to enable the Holders of the Regular Certificates to prepare their tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time are in force.


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

     On each Distribution Date, the Trustee shall forward to the Depositor, to each Holder of a Residual Certificate, to the Certificate Insurer and to the Servicer, a copy of the reports forwarded to the Class A Certificateholders on such Distribution Date and, if different from the amounts stated in the Remittance Report, a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.

     Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee, and the Trustee shall forward to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

     Upon request, the Servicer shall furnish to the Trustee, and the Trustee shall forward to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Servicer.

     SECTION 4.03. [Reserved]; Monthly Advances.

     (a) [Reserved]

     (b) The amount of Monthly Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments allocable to interest (with each interest portion thereof net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and
(ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Collection Period and as to which REO Property an REO Disposition did not occur during the related Collection Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly interest payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.


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

     On or before 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Monthly Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such Monthly Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Monthly Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to Monthly Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Monthly Advances. The Trustee will provide notice to the Servicer and the Certificate Insurer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Monthly Advances required to be made by the Servicer for the related Distribution Date.

     (c) The obligation of the Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

     (d) Notwithstanding anything herein to the contrary, no Monthly Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Monthly Advance or Servicing Advance would, if made, constitute a Nonrecoverable Monthly Advance or Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor, the Trustee and the Certificate Insurer.

     (e) If, at the close of business on the third Business Day prior to any Distribution Date, the funds on deposit in the Distribution Account are less than the Guaranteed Distribution for such Distribution Date, the Trustee shall give notice by telephone or telecopy of the amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the Policy), if any, at or before 10:00 a.m., New York time, on the second Business Day prior to such Distribution Date.

     SECTION 4.04. Determination of Realized Losses.

     (a) Prior to each Determination Date, the Servicer shall determine as to each Mortgage Loan and REO Property, the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Collection Period. Prior to each Determination Date, the Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Collection Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Collection Period. Such information shall be evidenced by an Officers' Certificate delivered to the Trustee and the Certificate Insurer by the Servicer prior to the Determination Date immediately following the end of the Collection Period during which any such Realized Loss was incurred.

     SECTION 4.05. Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.


                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund. At the Closing Date, the Class A Certificate Principal Balance will be less than the aggregate principal balance of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date.

     The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-4. The Certificates of each Class will be issuable in


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

registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

     Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee to the authentication and delivery of such Certificates, notwithstanding that such individuals or any of them have ceased to hold such offices or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     (b) The Class A Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     The Trustee, the Servicer, the Depositor and the Certificate Insurer may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the


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

Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     If (i)(A) the Depositor or the Depository advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $1,000. None of the Depositor, the Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     SECTION 5.02. Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.11 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Servicer and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to


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

inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

     (b) No transfer of any Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Residual Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall each require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration under the 1933 Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in its capacity as such), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Residual Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Residual Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Servicer and the Certificate Insurer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (c) No transfer of a Residual Certificate or any interest therein shall be made unless the prospective transferee of any Residual Certificate certifies that it is not (i) an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) a Person who is directly or indirectly purchasing the Residual Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of


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any mandatory sale under clause (iii)(B) below and to execute all instruments of
Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit agreement (a "Transfer Affidavit and Agreement" attached hereto as Exhibit F-2) from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement (in the form attached hereto as Exhibit F-2) from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.


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

               (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

          (ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

          (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
     Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due,


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

          if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

          (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

               (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

               (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause the REMIC Trust to cease to qualify as a REMIC and will not cause the REMIC Trust to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.


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

     (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office agency of the Trustee maintained for such purpose pursuant to Section 8.11, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

     (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.11. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

     (i) The Trustee will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate and to provide the Trustee with an updated copy of the Certificate Register on the first Business Day in January and June of each year, commencing January 1998.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a


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

new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04. Persons Deemed Owners.

     The Depositor, the Servicer, the Trustee, the Certificate Registrar, the Certificate Insurer and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

     SECTION 5.05. Certain Available Information.

     The Trustee shall maintain at its Corporate Trust Office and make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (A) this Agreement and any amendments hereof entered into pursuant to Section 12.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 11.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Servicer since the Closing Date to evidence the Servicer's determination that any Monthly Advance or Servicing Advance was, or if made, would be a Nonrecoverable Monthly Advance and (E) any and all Officers' Certificates delivered to the Trustee by the Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the Person requesting the same.


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                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     SECTION 6.01. Liability of the Depositor and the Servicer.

     The Depositor and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Servicer herein.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

     Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. The Depositor and the Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that
(i) the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC, (ii) that the Rating Agencies ratings and shadow ratings of the Class A Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and (iii) in the case of the Servicer, the Certificate Insurer delivers its written consent to such successor.

     SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

     None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in


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judgment; provided, however, that this provision shall not protect the
Depositor, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the case of the Depositor, and wilful misfeasance, bad faith or negligence in the case of the Servicer, in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the case of the Depositor, and willful misfeasance, bad faith or negligence in the case of the Servicer, in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Servicer acts without the consent of the Certificate Insurer prior to a Certificate Insurer Default or without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights after a Certificate Insurer Default, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the case of the Depositor, and willful misfeasance, bad faith or negligence in the case of the Servicer, in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

     SECTION 6.04. Limitation on Resignation of the Servicer.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding


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

sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee. No resignation of the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

     SECTION 6.05. Rights of the Depositor and Others in Respect of the Servicer.

     The Servicer shall afford the Depositor, the Trustee and the Certificate Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor, the Trustee and the Certificate Insurer its most recent financial statements and such other information relating to its capacity to perform its obligations under this Agreement it possesses. To the extent such information is not otherwise available to the public, the Depositor, the Trustee and the Certificate Insurer shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Certificate Insurer or the Trust Fund, and in either case, the Depositor, the Certificate Insurer or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.


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                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Servicer Events of Default.

     "Servicer Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than a Monthly Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for the later of
     (x) a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Certificate Insurer or the Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights or (y) 5 days; or

          (ii) any failure (other than a failure identified in clause (vi) below) on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 30 days (or 10 days in the case of a failure to maintain any insurance policy on any of the Mortgage Loans or Mortgaged Properties) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Certificate Insurer or the Trustee, or to the Servicer, the Depositor, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) any failure of the Servicer to make any Monthly Advance on any Servicer Remittance Date required to be made from its own funds pursuant to
     Section 4.03 or failure to make any payment required pursuant to Section
     3.24 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Servicer Remittance Date; or

          (vii) any breach of a representation or warranty of the Servicer relating to such Servicer's authority to enter into, and its ability to perform its obligations under, this Pooling and Servicing Agreement; or

          (viii) the occurrence of a Performance Test Violation (as defined in the Insurance Agreement).

Subject to Article IX, if a Servicer Event of Default described in clauses (i) through (v) and (vii) and (viii) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor, the Certificate Insurer or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of Voting Rights (with the consent of the Certificate Insurer to the extent there is no Certificate Insurer Default), the Trustee shall, by notice in writing to the Servicer (and to the Depositor and the Certificate Insurer if given by the Trustee or to the Trustee if given by the Depositor or the Certificate Insurer), terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Servicer, the Certificate Insurer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the


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

Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or the Policy or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account, the Policy Payments Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Monthly Advances or otherwise, and shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

     The Servicer hereby covenants and agrees to act as the Servicer under this Agreement for an initial term, commencing on the Closing Date and ending on June 26, 1997, which term shall be extendable by the Certificate Insurer for successive terms of three calendar months thereafter, until the termination of the Trust Fund pursuant to Article X. Each such notice of extension (a "Servicer Extension Notice") shall be delivered by the Certificate Insurer to the Trustee and the Servicer. The Servicer hereby agrees that, upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound for the duration of the term covered by such Servicer Extension Notice to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. The Trustee agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Certificate Insurer, the Trustee will within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Servicer. The failure of the Certificate Insurer to


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

deliver a Servicer Extension Notice by the end of a calendar term shall result in the termination of the Servicer. The foregoing provisions of this paragraph shall not apply to the Trustee in the event the Trustee succeeds to the rights and obligations of the Servicer and the Trustee shall continue in such capacity until the earlier of the termination of this Agreement pursuant to Article X or the appointment of a successor servicer.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     (a) On and after the time the Servicer receives a notice of termination or the Servicer's term is not extended pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer (except for any representations or warranties of the Servicer under this Agreement and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make Monthly Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Monthly Advances pursuant to Section 4.03 or to make payments in respect of Prepayment Interest Shortfalls pursuant to Section 3.24; and provided, further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Certificate Insurer or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, with the consent of the Certificate Insurer, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and the Certificate Insurer and having a net worth of not less than $15,000,000 and which is a FNMA and FHLMC approved Seller/Servicer, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action,


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consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

     (b) If the Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of the Certificates and this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by
Section 362 of the federal Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee, can reasonably be expected to be ultimately recoverable from funds which are in the custody of the Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition (the "Stayed Funds") and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; provided, however, that nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Servicer's own funds interest at the prime rate (as set forth in the Wall Street Journal) as of the date of such advance on the amount of any such advance. If the Trustee at any time makes an advance under this subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds. The Servicer shall pay the Trustee, from the Servicer's own funds, interest on any advance made by the Trustee pursuant to this paragraph at a rate equal to the prime rate (as set forth in the Wall Street Journal) as of the date of such advance.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any termination of the Servicer pursuant to Section 7.01 above or any appointment of a successor to the Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the


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Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

     SECTION 7.04. Waiver of Servicer Events of Default.

     The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder, with the written consent of the Certificate Insurer, may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates with the written consent of the Certificate Insurer. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     The Trustee, prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and the Certificate Insurer.


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     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of a Servicer Event of Default, and after the curing of all such Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or Holders of Certificates entitled to at least 25% of the Voting Rights (with the consent of the Certificate Insurer) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iv) In the absence of actual knowledge of a Servicer Event of Default (which knowledge shall be presumed in the case of Sections 7.01(i) and (vi)), the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Servicer Event of Default unless the Trustee shall be specifically notified in writing by the Servicer, the Certificate Insurer or any of the Certificateholders. In the absence of actual knowledge or receipt of such notice, the Trustee may conclusively assume that there is no default or Servicer Event of Default;

          (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such


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     funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

          (vi) In the event the Trustee serves as successor to the Servicer hereunder, no implied duties or obligations shall be imposed on the Trustee as successor Servicer and the terms and conditions of this Agreement and the performance thereof by the Trustee in its conformity as successor to the Servicer shall not create any additional fiduciary duty on the Trustee to the Certificateholders, the Certificate Insurer, the Servicer or any other person. In the event the Trustee serves as successor to the Servicer hereunder, the Trustee agrees to serve as Servicer pursuant to the terms of the Agreement.

     SECTION 8.02. Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 8.01:

          (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any advice of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice of counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;


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

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of a Servicer Event of Default hereunder and after the curing of all Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or by Holders of Certificates entitled to at least 25% of the Voting Rights (with the consent of the Certificate Insurer as long as there is no Certificate Insurer Default); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders or the Certificate Insurer, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders or the Certificate Insurer as a condition to taking any such action;

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

          (vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Investment Account at the direction of the Servicer pursuant to Section 3.12.

     (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.12) shall be taken as the


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statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10.

     SECTION 8.04. Trustee May Own Certificates.

     The Trustee in its individual capacity or any other capacity may become the owner or pledges of Certificates with the same rights it would have if it were not Trustee.

     SECTION 8.05. Trustee's Fees and Expenses.

     The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee's Fee and, to the extent that the funds therein are at anytime insufficient for such purpose, the Servicer shall pay such fees. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from the Servicer's actions or omissions in connection with the Agreement and the Mortgage Loans (but only to the extent the Trustee is actually indemnified by the Servicer pursuant hereto), (ii) that constitutes a specific liability of the Trustee pursuant to Section 11.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article XI hereof. The Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising in respect of such Servicer's acts or omissions in connection with this Agreement and the Mortgage Loans serviced by such Servicer. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any indemnity payment hereunder made by the Servicer to the Trustee shall be from the Servicer's own funds, without reimbursement from the Trust Fund therefor.


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     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     SECTION 8.07. Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Certificate Insurer, the Servicer and to the Certificateholders. Upon receiving such notice of resignation, the Servicer shall, with the written consent of the Certificate Insurer, promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer, and the Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or to charge the situs of the Trust Fund for state-tax reasons, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Servicer by the Depositor.

     The Certificate Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights (excluding any Certificates registered in the name of the Depositor or the Servicer or any affiliate thereof), with the written consent of the


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

Certificate Insurer, may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Certificate Insurer or such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Servicer by the Depositor.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

     SECTION 8.08. Successor Trustee.

     Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading or withdrawal of the rating of any Class of Class A Certificates (including any shadow rating thereof) by either Rating Agency, as evidenced by a letter from each Rating Agency.

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to the Certificate Insurer, the Rating Agencies and to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.


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

     Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default has occurred and is continuing, the appointment of any successor trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such


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

jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.11. Appointment of Office or Agency.

     The Trustee will maintain or appoint an office or agency where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.

     SECTION 8.12. Representations and Warranties of the Trustee.

     The Trustee hereby represents and warrants to the Servicer, the Depositor and the Certificate Insurer, as of the Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.


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

               (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.


                                   ARTICLE IX

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

     SECTION 9.01. Rights of the Certificate Insurer To Exercise Rights of Class A Certificateholders.

     Each of the Depositor, the Servicer and the Trustee, and by accepting its Certificate, each Class A Certificateholder, agrees that unless a Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Class A Certificateholders under this Agreement (including all Voting Rights) (except as provided in clause (i) of the second paragraph of Section

12.01) without any further consent of the Class A Certificateholders, including, without limitation:

               (a) the right to direct foreclosures upon Mortgage Loans upon failure of the Servicer to do so;

               (b) the right to require the Seller to repurchase, or substitute for, Mortgage Loans pursuant to Section 2.03;

               (c) the right to give notices of breach or to terminate the rights and obligations of the Servicer as Servicer pursuant to Section 7.01;

               (d) the right to direct the actions of the Trustee during the continuance of a Servicer Event of Default pursuant to Sections 7.01 and 7.02;

               (e) the right to consent to or direct any waivers of Servicer Event of Defaults pursuant to Section 7.04;

               (f) the right to direct the Trustee to investigate certain matters pursuant to Section 8.02(a)(v); and

               (g) the right to remove the Trustee pursuant to Section 8.07 hereof.

     In addition, each Class A Certificateholder agrees that, unless a Certificate Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Class A Certificateholders only with the prior written consent of the Certificate Insurer.

     SECTION 9.02. Trustee To Act Solely with Consent of the Certificate
Insurer.

     Unless a Certificate Insurer Default has occurred and is continuing, the Trustee shall not:

               (a) agree to any amendment pursuant to Section 12.01;

               (b) undertake any litigation pursuant to Section 8.02(a)(iii); or

               (c) terminate the Servicer pursuant to Section 7.01

without the prior written consent of the Certificate Insurer which consent shall not be unreasonably withheld.


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     SECTION 9.03. Trust Fund and Accounts Held for Benefit of the Certificate
Insurer.

     The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

     The Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collection Account and any REO Account, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement (including, without limitation, in Sections 3.01 and 3.10) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, the Servicer shall not terminate any Sub-Servicing Agreements without cause without the prior consent of the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, neither the Servicer nor the Depositor shall undertake any litigation pursuant to Section 6.03 (other than litigation to enforce their respective rights hereunder) without the prior consent of the Certificate Insurer. The Trustee and the Servicer shall provide such information as may be reasonably requested by, and shall otherwise cooperate with all reasonable requests of the Certificate Insurer with respect to the Mortgage Loans or the Certificates; provided that such information is within the control of or reasonably accessible to such party without undue expense.

     SECTION 9.04. Claims Upon the Policy; Policy Payments Account.

     (a) If, by the close of business on the third Business Day prior to a Distribution Date, the Trustee determines, based on the Remittance Report, that a Deficiency Amount for any Distribution Date is greater than zero, then the Trustee shall give notice to the Certificate Insurer by telephone or telecopy of the amount of such Deficiency Amount. Such notice of such Deficiency Amount shall be confirmed in writing in the form set forth as Exhibit A to the Policy to the Certificate Insurer and the Fiscal Agent (as defined in the Policy), if any, at or before 10:00 a.m., New York time, on the second Business Day prior to such Distribution Date. Following receipt by the Certificate Insurer of such notice in such form, the Certificate Insurer will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon, New York time, on the second Business Day following such receipt and (ii) 12:00 noon, New York time, on the Distribution Date to which such deficiency relates, as provided in Exhibit A to the Policy.


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

     (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Class A Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Class A Certificates of the Guaranteed Distribution for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust Fund. Amounts paid under the Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Class A Certificates in accordance with Section 4.01(b) or Section 10.01, as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class A Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Class A Certificates and Residual Certificates pursuant to Section 4.02. Funds held in the Policy Payments Account shall not be invested.

     On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of any claim under the Policy, to the extent required to make the Guaranteed Distribution on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Trustee, together with the other funds to be withdrawn from the Distribution Account pursuant to Section 4.01(b) or Section 10.01, as applicable, directly to the payment in full of the Guaranteed Distribution due on the Class A Certificates. Funds received by the Trustee as a result of any claim under the Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Holders of the Class A Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

     (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     (d) The Trustee shall promptly notify the Certificate Insurer and Fiscal Agent of any proceeding or the institution of any action, of which a Responsible Officer the Trustee has actual knowledge, seeking the avoidance as a


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

preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Class A Certificateholder, by its purchase of Class A Certificates, the Servicer and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and each Class A Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

     SECTION 9.05. Effect of Payments by the Certificate Insurer; Subrogation.

     Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of such Class A Certificates from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Class A Certificates within the meaning of Section 4.01. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Trustee or the Certificate Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust Fund and (b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

     The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     SECTION 9.06. Notices to the Certificate Insurer.

     All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Certificateholders shall also be sent to the Certificate Insurer.


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

     SECTION 9.07. Third-Party Beneficiary.

     The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

     SECTION 9.08. Trustee to Hold the Policy.

     The Trustee will hold the Policy in trust as agent for the Holders of the Class A Certificates for the purpose of making claims thereon and distributing the proceeds thereof. The Policy, prior to any distributions thereon deposited into the Policy Payments Account, will not constitute part of the Trust Fund or assets of the REMIC Trust created by this Agreement. Each Holder of Class A Certificates, by accepting its Class A Certificates, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Policy.

     SECTION 9.09. Termination of the Servicer.

     Notwithstanding anything this Agreement to the contrary, the Certificate Insurer may terminate or refuse to renew the term of the Servicer at such time as permitted under any separate agreements between them so long as no Certificate Insurer Default has occurred and is continuing.


                                    ARTICLE X

                                   TERMINATION

     SECTION 10.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

     Subject to Section 10.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer and the Trustee (other than the obligations of the Servicer to the Trustee pursuant to Section 8.05 and of the Servicer to provide for and the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in the Trust Fund, plus the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion (and approved by the Certificate Insurer in its reasonable discretion) and (B) the aggregate fair market value of all of the assets of the Trust Fund (as determined by the Terminator, the Certificate Insurer (to the


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

extent the Certificate Insurer is not the Terminator) and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 10.01) (the "Termination Price") and (ii) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     Subject to this Section 10.01, the Majority Class R Certificateholder and the Certificate Insurer shall have the right (the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is equal to or less than 10%, in the case of the Majority Class R Certificateholder, and 5% or less, in the case of the Certificate Insurer, of the Original Pool Balance and provided, further, that such purchase is evidenced by receipt of an Opinion of Counsel that such purchase (x) will be part of a "qualified liquidation" or other evidence as defined in Code Section 860F(a)(4)(A), (y) will not otherwise subject the Trust Fund to tax and (z) will not cause the Trust Fund to fail to qualify as a REMIC.

     Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Certificate Insurer mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 20th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day of the month next preceding


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

the month of the final distribution on the Certificates an amount in immediately available funds equal to the above described purchase price. Upon certification to the Trustee by a Servicing Officer (a copy of which certification shall be delivered to the Certificate Insurer) of the making of such final deposit, the Trustee shall promptly release to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holder of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificate as to which notice has been given pursuant to this Section 10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, contact the remaining non-tendering Certificateholders concerning surrender of their Certificates in the manner reasonably specified to the Trustee by the Servicer in writing. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets so held in trust for such Certificateholders. If in one year after the second notice any such Certificates shall not have been surrendered for cancellation, the Servicer shall pay to the Certificate Insurer any amount of such funds that were paid by the Certificate Insurer under the Policy but shall continue to hold any remaining funds for the benefit of the non-tendering Certificateholders, and such Certificateholders shall thereafter look solely to the Servicer for payment thereof, and all liability of the Certificate Insurer with respect to such trust funds shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 10.01.

     No such termination shall be permitted without the prior written consent of the Certificate Insurer if it would result in a draw under the Policy or in any outstanding Cumulative Insurance Payment or other amounts remaining due under the Insurance Agreement.

     Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.


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

     SECTION 10.02. Additional Termination Requirements.

     (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund pursuant to Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

               (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

               (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash; and

               (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute, credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

     (b) The Majority Class R Certificateholder shall prepare the documentation required in connection with the adoption of a plan of liquidation of a Trust Fund pursuant to this Section 10.02.

     (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor
Certificateholders.


                                   ARTICLE XI

                                REMIC PROVISIONS

     SECTION 11.01. REMIC Administration.

     (a) The Trustee shall elect to treat the REMIC Trust as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar


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

year in which the Certificates are issued. For the purposes of the REMIC election in respect of the REMIC Trust, the Class A Certificates shall be designated as the Regular Interests in the REMIC and the Residual Certificates shall be designated as the single class of Residual Interest in the REMIC. The Trustee shall not permit the creation of any "interests" in the REMIC (within the meaning of Section 860G of the Code) other than the interests represented by the Certificates.

     (b) The Closing Date is hereby designated as the "Startup Day" of the REMIC Trust within the meaning of Section 860G(a)(9) of the Code.

     (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses (not including taxes) relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trustee, as agent for the Trust Fund's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-IT, as the tax matters person of the Trust Fund. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

     (d) The Trustee shall prepare, sign and file all of the Tax Returns in respect of the REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession or within its control to obtain and reasonably required by the Trustee to enable it to perform its obligations under this Article.

     (e) The Trustee shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and


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

market discount or premium (using the Prepayment Assumption as required) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund. The Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession or within its control to obtain and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

     (f) The Trustee shall take such action and shall cause the REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC Trust as a REMIC or (ii) result in the imposition of a tax upon the REMIC Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel, addressed to the Trustee and the Certificate Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the REMIC Trust created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or the assets of the Trust Fund, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC Trust, and the Servicer shall not take any such action or cause the Trust Fund to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, upon notice or discovery that substantially all of the assets of the REMIC Trust created hereunder do not consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code, the Trustee shall take such action as shall be necessary to maintain the status of the REMIC as a REMIC under the REMIC Provisions.

     (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC Trust created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC Trust as defined in
Section 860G(c) of the Code, on any contributions to the REMIC Trust after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (ii) to the Servicer pursuant to Section
11.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article XI, or otherwise
(iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

     (h) On or before April 15 of each calendar year, commencing April 15, 1998, the Trustee shall deliver to the Servicer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article XI.

     (i) The Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis.

     (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the REMIC Trust will not cause the REMIC Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC Trust to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (k) Neither the Trustee nor the Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services nor permit the REMIC Trust to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     SECTION 11.02. Prohibited Transactions and Activities.

     None of the Depositor, the Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund (iii) the termination of the Trust Fund pursuant to
Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for the Trust Fund (other than a REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to the Trust Fund after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Certificate Insurer and the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of the REMIC Trust as a REMIC or (b) cause the REMIC Trust to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     SECTION 11.03. Servicer and Trustee Indemnification.

     (a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the Certificate Insurer and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Certificate Insurer or the Servicer, as a result of a breach of the Trustee's covenants set forth in this Article XI.

     (b) The Servicer agrees to indemnify the Trust Fund, the Depositor, the Certificate Insurer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Certificate Insurer or the Trustee, as a result of a breach of the Servicer's covenants set forth in Article III or this Article XI.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     SECTION 12.01. Amendment.

     This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders,
(i) to cure any ambiguity, to correct any defect or to give effect to the expectations of Holders, (ii) to correct, modify or supplement any provisions herein, to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificates are outstanding or to avoid or lessen the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iii) to change the timing and/or nature of deposits in the Collection Account, provided that such change will not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating or shadow rating assigned to any Class A Certificates, as evidenced by a letter from each Rating Agency to such effect, (iv) to add to, modify or eliminate any provisions therein restricting transfers of certain Certificates, which are inserted in response to Code provisions, or (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder, provided, further, that if the Person requesting such amendment delivers to the Trustee and the Certificate Insurer written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to revise or withdraw its then current rating or shadow rating of the Class A Certificates, such amendment will be deemed to not adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required.

     This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Certificate Insurer and the Holders of all Certificates then outstanding. Notwithstanding the foregoing, this Agreement may be amended by the Depositor, the Servicer, where applicable, and the Trustee provided that such action is approved by holders of Certificates evidencing 100% of the Percentage Interest of each Class that, as evidenced by an Opinion of Counsel, is adversely affected in any material respect by such action. For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the Certificateholders of any Class, while the Servicer or any affiliate thereof is the holder of Certificates aggregating not less than 66% of the Percentage Interest of such

Class), any Certificates registered in the name of the Servicer or any affiliate thereof shall be deemed not to be outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on the REMIC Trust pursuant to the REMIC Provisions or cause the REMIC Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any such amendment pursuant to the first paragraph of this Section 12.01 shall not be deemed to adversely affect in any material respect the interests of any Certificateholder if such change is required by the Certificate Insurer, so long as no Certificate Insurer Default has occurred and is continuing, and the Servicer receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating or any shadow rating of the affected Certificates.

     Promptly after the execution of any such amendment with the consent of Holders the Trustee shall furnish a copy of such amendment to each Certificateholder, the Rating Agencies and the Certificate Insurer.

     It shall not be necessary for the consent of Certificateholders under this
Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     The cost of any Opinion of Counsel to be delivered pursuant to this Section
12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

     The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

     SECTION 12.02. Recordation of Agreement; Counterparts.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 12.03. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 12.04. GOVERNING LAW.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 12.05. Notices.

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, One New York Plaza, New York, NY 10292, Attention: Asset-Backed Finance Group (phone number (212) 778-1000), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Certificate Insurer and the Trustee in writing by the Depositor, (b) in the case of the Servicer, 15 South Main Street, Suite 750, Greenville, SC 29606, Attention: Wade Hall (telecopy number: (864) 271-8374, or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Servicer, (c) in the case of the Trustee, First Union National Bank of North Carolina, 230 South Tryon Street, 8th Floor, Charlotte, NC 28288-1179,
Attention: Corporate Trust Department (telecopy number 704-383-7316, or such other address or telecopy number as may hereafter be furnished to the Servicer and the Depositor in writing by the Trustee and (d) in the Case of the Certificate Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, NY 10022, Attention: Surveillance Department Re: Emergent Home Equity Loan Trust 1997-1 (telecopy number 212-888-5278) or such other address or telecopy number as may hereafter be furnished to the Trustee, the Depositor and the Servicer in writing by the Certificate Insurer. Any party hereto may change the address, telephone number or telecopier number by notice to the other parties hereto in accordance with the terms hereof. In each case in which a notice or other communication to the Certificate Insurer refers to a Servicer Event of Default or a claim under the Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED". Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

     SECTION 12.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 12.07. Notice to Rating Agencies and Certificate Insurer.

     The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies and the Certificate Insurer with respect to each of the following of which it has actual knowledge:

          1. Any material change or amendment to this Agreement;

          2. The occurrence of any Servicer Event of Default that has not been cured or waived;

          3. The resignation or termination of the Servicer or the Trustee;

          4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

          5. The final payment to the Holders of any Class of Certificates;

          6. Any change in the location of the Collection Account or the Distribution Account;

          7. Any event that would result in the inability of the Trustee to make advances regarding delinquent mortgage loans; and

          8. Any Certificate Insurer Default that has not been cured.

     In addition, the Trustee shall promptly furnish to each Rating Agency and the Certificate Insurer copies of each report to Certificateholders described in
Section 4.02 and the Servicer shall promptly furnish to each Rating Agency copies of the following:

          1. Each annual statement as to compliance described in Section 3.20;
     and

          2. Each annual independent public accountants' servicing report described in Section 3.21.

     Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and to Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

     SECTION 12.08. Article and Section References.

     All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

     SECTION 12.09. Confirmation of Intent.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the other assets constituting the Trust Fund by the Depositor to the Trustee as contemplated by this Agreement be, and be treated for all purposes as, a sale by the Depositor to the Trustee of the Mortgage Loans and the other assets constituting the Trust Fund. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and the other assets constituting the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the other assets constituting the Trust Fund are held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code;
(b) the transfer of the Mortgage Loans and the other assets constituting the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the other assets constituting the Trust Fund and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Trustee of Mortgage Loans and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and
(d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Servicer and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other assets constituting the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the term of this Agreement.

     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                        PRUDENTIAL SECURITIES
                                        SECURED FINANCING
                                        CORPORATION,
                                          as Depositor


                                        By:/s/ Glen Stein
                                           ----------------------------------
                                        Name: Glen Stein
                                        Title: Vice President



                                        EMERGENT MORTGAGE CORP.,
                                          as Servicer

                                        By:/s/ J. Phil Cox
                                           ----------------------------------
                                        Name: J. Phil Cox
                                        Title: Senior Executive Vice President



                                        FIRST UNION NATIONAL BANK OF
                                        NORTH CAROLINA,
                                          solely in its capacity as Trustee
                                          and not in its individual capacity


                                        By:/s/ Shannon Stahel
                                           ----------------------------------
                                        Name: Shannon Stahel
                                        Title: Corporate Trust Officer

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )


     On the 26th day of March 1997, before me, a notary public in and for said State, personally appeared Glen Stein, known to me to be a Vice President of Prudential Securities Secured Financing Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                      __________________________
                                                      Notary Public

[Notarial Seal]

STATE OF          )
                  ) ss.:
COUNTY OF         )


     On the 26th day of March 1997, before me, a notary public in and for said State, personally appeared J. Phil Cox, known to me to be a Senior Executive Vice President of Emergent Mortgage Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                      __________________________
                                                      Notary Public

[Notarial Seal]

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )


     On the 26th day of March 1997, before me, a notary public in and for said State, personally appeared Shannon Stahel, known to me to be an officer of First Union National Bank of North Carolina, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking association, and acknowledged to me that such banking association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                      __________________________
                                                      Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

================================================================================
Series 1997-1, Class A-1                Class A-1 Certificate Principal Balance
                                        as of the Issue Date:
--------------------------------------------------------------------------------
Pass-Through Rate:  _________%          $_____________
--------------------------------------------------------------------------------
Date of Pooling and Servicing           Denomination:  $____________
Agreement:
March 1, 1997
--------------------------------------------------------------------------------
First Distribution Date:                Servicer:
April 20, 1997                          Emergent Mortgage Corp.
--------------------------------------------------------------------------------
No. 1                                   Trustee:          First Union National
                                                          Bank of North Carolina
--------------------------------------------------------------------------------
                                        Issue Date:  March __, 1997
--------------------------------------------------------------------------------
                                        CUSIP:  __________________
================================================================================

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                      A-1-1

EMERGENT HOME EQUITY LOAN PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of closed end, fixed rate home equity loans secured by mortgages on single-family residences (which may be attached, detached, part of a two- to four-family dwelling, a condominium, townhouse, or a unit in a planned unit development) and manufactured housing (the "Mortgage Loans") formed and sold by

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the Class A-1 Certificate Principal Balance) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Prudential Securities Secured Financing Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement.

     So long as this Certificate is registered in the name of a Depository or its nominee, the Trustee will make payments of principal and interest on this Certificate by wire transfers of immediately available funds to the Depository or its nominee. Otherwise all distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire


                                      A-1-2
transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     The Pass-Through Rate on the Class A-1 Certificates on each Distribution Date will be a rate per annum equal to ____% per annum.

     This Certificate is one of a duly authorized issue of Certificates designated as Emergent Home Equity Loan Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1 Certificates.

     The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and payments under the Policy, all as more specifically set forth herein and in the Agreement and the policy. As provided in the Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or


                                      A-1-3
accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar and any agent of the Depositor, any Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property at the time of purchase being 10% or less of the Original Pool Balance.

     The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.


                                      A-1-4

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       FIRST UNION NATIONAL BANK OF NORTH
                                       CAROLINA, solely in its capacity as
                                       Trustee and not in its individual
                                       capacity


                                       By_________________________________
                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA, as Certificate Registrar



                                     BY:__________________________________
                                          Authorized Signatory


                                      A-1-5

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common      UNIF GIFT MIN ACT     Custodian
                                                             -----------
                                                             (Cuss) (Minor)
   TEN ENT - as tenants by the entireties                    under Uniform Gifts
                                                                to Minors Act
   JT TEN  - as joint tenants with right
            if survivorship and not as                       __________________-
            tenants in common                                      (State)

     Additional abbreviations may also be used though not in the above list.


                                                ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within Emergent Home Equity Loan Pass-Through Certificate Series 1997-1, Class A-1 and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_____________________________________.


Dated:

                                  _____________________________________________
                                  Signature by or on behalf of assignor


                                  _____________________________________________
                                  Signature Guaranteed


                                      A-1-6

                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _________________, account number __________________________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________, as its agent.

                                     A-1-7

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

     Unless this certificate is presented by an authorized representative of The Depository of The Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

================================================================================
Series 1997-1, Class A-2                Class A-2 Certificate Principal Balance
                                        as of the Issue Date:
--------------------------------------------------------------------------------
Pass-Through Rate:  _________%          $_____________
--------------------------------------------------------------------------------
Date of Pooling and Servicing           Denomination:  $____________
Agreement:
March 1, 1997
--------------------------------------------------------------------------------
First Distribution Date:                Servicer:
April 20, 1997                          Emergent Mortgage Corp.
--------------------------------------------------------------------------------
No. 1                                   Trustee:          First Union National
                                                          Bank of North Carolina
--------------------------------------------------------------------------------
                                        Issue Date:  March __, 1997
--------------------------------------------------------------------------------
                                        CUSIP:  __________________
================================================================================

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                      A-2-1

               EMERGENT HOME EQUITY LOAN PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of closed end, fixed rate home equity loans secured by mortgages on single-family residences (which may be attached, detached, part of a two- to four-family dwelling, a condominium, townhouse, or a unit in a planned unit development) and manufactured housing (the "Mortgage Loans") formed and sold by

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the Class A-2 Certificate Principal Balance) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Prudential Securities Secured Financing Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement.

     So long as this Certificate is registered in the name of a Depository or its nominee, the Trustee will make payments of a principal and interest on this Certificate by wire transfer of immediately available funds to the Depository or its nominee. Otherwise, all distributions to the Holder of this Certificate under the


                                      A-2-2

Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     The Pass-Through Rate on the Class A-2 Certificates on each Distribution Date will be a rate per annum equal to ____% per annum.

     This Certificate is one of a duly authorized issue of Certificates designated as Emergent Home Equity Loan Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2 Certificates.

     The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and payments under the Policy, all as more specifically set forth herein and in the Agreement and the policy. As provided in the Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies


                                      A-2-3
appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar and any agent of the Depositor, any Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property at the time of purchase being 10% or less of the Original Pool Balance.

     The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.


                                      A-2-4

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                            FIRST UNION  NATIONAL  BANK OF NORTH
                                            CAROLINA,  solely in its capacity as
                                            Trustee  and  not in its  individual
                                            capacity


                                            By_________________________________
                                                     Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

                                            FIRST UNION NATIONAL BANK OF NORTH
                                            CAROLINA, as Certificate Registrar



                                            BY:________________________________
                                                     Authorized Signatory

                                      A-2-5

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM - as tenants in common       UNIF GIFT MIN ACT -   Custodian
                                                             -----------
                                                             (Cuss) (Minor)
  TEN ENT - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
  JT TEN  - as joint tenants with right
           if survivorship and not as                        ___________________
           tenants in common                                 (State)

                  Additional abbreviations may also be used though not in the above list.


                                                ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within Emergent Home Equity Loan Pass-Through Certificate Series 1997-1, Class A-2 and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_____________________________________.


Dated:

                                           _____________________________________
                                           Signature by or on behalf of assignor


                                           _____________________________________
                                           Signature Guaranteed


                                      A-2-6

                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _________________, account number __________________________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________, as its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS A-3 CERTIFICATE


     Unless this certificate is presented by an authorized representative of The Depository of The Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

================================================================================
Series 1997-1, Class A-3                Class A-3 Certificate Principal Balance
                                        as of the Issue Date:
--------------------------------------------------------------------------------
Pass-Through Rate:  _________%          $_____________
--------------------------------------------------------------------------------
Date of Pooling and Servicing           Denomination:  $____________
Agreement:
March 1, 1997
--------------------------------------------------------------------------------
First Distribution Date:                Servicer:
April 20, 1997                          Emergent Mortgage Corp.
--------------------------------------------------------------------------------
No. 1                                   Trustee:    First Union National
                                                    Bank of North Carolina
--------------------------------------------------------------------------------
                                        Issue Date:  March __, 1997
--------------------------------------------------------------------------------
                                        CUSIP:  __________________
================================================================================

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                      A-3-1

               EMERGENT HOME EQUITY LOAN PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of closed end fixed rate home equity loans secured by mortgages on single-family residences (which may be attached, detached, part of a two- to four-family dwelling, a condominium, townhouse, or a unit in a planned unit development) and manufactured housing (the "Mortgage Loans") formed and sold by

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the Class A-3 Certificate Principal Balance) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Prudential Securities Secured Financing Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3 Certificates on such Distribution Date pursuant to the Agreement.

     So long as this Certificate is registered in the name of a Depository or its nominee, the Trustee will make payments of a principal and interest on this Certificate by wire transfer of immediately available funds to the Depository or its nominee. Otherwise, all distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire


                                      A-3-2
transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3 Certificates the aggregate initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     The Pass-Through Rate on the Class A-3 Certificates on each Distribution Date will be a rate per annum equal to ____% per annum.

     This Certificate is one of a duly authorized issue of Certificates designated as Emergent Home Equity Loan Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-3 Certificates.

     The Class A-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and payments under the Policy, all as more specifically set forth herein and in the Agreement and the policy. As provided in the Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or


                                      A-3-3
accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar and any agent of the Depositor, any Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property at the time of purchase being 10% or less of the Original Pool Balance.

     The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.


                                      A-3-4

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                            FIRST UNION  NATIONAL  BANK OF NORTH
                                            CAROLINA,  solely in its capacity as
                                            Trustee  and  not in its  individual
                                            capacity


                                            By_________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

                                            FIRST UNION NATIONAL BANK OF NORTH
                                            CAROLINA, as Certificate Registrar



                                            BY:________________________________
                                                     Authorized Signatory

                                      A-3-5

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common        UNIF GIFT MIN ACT - Custodian
                                                             -----------
                                                             (Cuss) (Minor)
   TEN ENT - as tenants by the entireties                    under Uniform Gifts
                                                             to Minors Act
   JT TEN  - as joint tenants with right
            if survivorship and not as                      ___________________
            tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within Emergent Home Equity Loan Pass-Through Certificate Series 1997-1, Class A-3 and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________.


Dated:

                                           _____________________________________
                                           Signature by or on behalf of assignor


                                           _____________________________________
                                           Signature Guaranteed


                                      A-3-6

                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _________________, account number __________________________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________, as its agent.

                                      A-3-7

                                   EXHIBIT A-4

                               CLASS R CERTIFICATE

          THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          AS DESCRIBED HEREIN, NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (OR AN ENTITY USING THE ASSETS OF SUCH A PLAN OR ARRANGEMENT) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED.

          ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL


                                      A-4-1

          SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN
          SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN
          SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.


                                      A-4-2

================================================================================
Series 1997-1, Class R                  Certificate Principal Balance of the
                                        Class R Certificates as of the Issue
                                        Date: $0.00
--------------------------------------------------------------------------------
Date of Pooling and Servicing
Agreement:
March 1, 1997
--------------------------------------------------------------------------------
First Distribution Date:                Servicer:
April 20, 1997                          Emergent Mortgage Corp.
--------------------------------------------------------------------------------
No. 1                                   Trustee:          First Union National
                                                          Bank of North Carolina
--------------------------------------------------------------------------------
                                        Issue Date:  March __, 1997
--------------------------------------------------------------------------------
Percentage Interest:  100%
================================================================================

                                      A-4-3

                     EMERGENT HOME EQUITY LOAN PASS-THROUGH

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of closed end fixed rate home equity loans secured by mortgages on single-family residences (which may be attached, detached, part of a two- to four-family dwelling, a condominium, townhouse, or a unit in a planned unit development) and manufactured housing (the "Mortgage Loans") formed and sold by

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that Emergent Mortgage Corp. is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Prudential Securities Secured Financing Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered


                                      A-4-4
owner of Class R Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class R Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Emergent Home Equity Loan Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

     The Class R Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                      A-4-5

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require, in order to assure compliance with such laws, (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, in the form described by the Agreement certifying to the Trustee and the Certificate Registrar the facts surrounding the transfer, or (ii) in all other cases, an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such, together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Servicer and the Certificate Insurer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of


                                      A-4-6
the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the REMIC Trust to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC Trust.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar and any agent of the Depositor, any Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of they Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property at the time of purchase being 10% or less of the Original Pool Balance.

     The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-4-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        FIRST UNION  NATIONAL  BANK
                                          OF NORTH CAROLINA, solely
                                          in   its    capacity   as
                                          Trustee  and  not  in its
                                          individual capacity

                                        By _____________________________________
                                           Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                       FIRST UNION NATIONAL BANK OF
                                         NORTH CAROLINA,
                                       as Certificate Registrar


                                       BY: _____________________________________
                                          Authorized Signatory

                                      A-4-8

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common    UNIF GIFT MIN ACT -   Custodian
                                                           -----------
                                                           (Cuss) (Minor)
   TEN ENT - as tenants by the entireties                    under Uniform Gifts
                                                           to Minors Act
   JT TEN  -      as joint tenants with right
                  if survivorship and not as               _____________________
                  tenants in common                        (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within Emergent Home Equity Loan Pass-Through Certificate Series 1997-1, Class R and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                      A-4-9

                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _________________, account number __________________________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by ___________________________________________, the assignee named above, or ________________________________, as its agent.



                                     A-4-10

                                    EXHIBIT B


                   FORM OF FINANCIAL GUARANTY INSURANCE POLICY

                               [See Exhibit 4.2]

                                   EXHIBIT C-1


                     FORM OF TRUSTEE'S INITIAL CERTIFICATION


                                                        __________, 1997

Prudential Securities Secured
  Financing Corporation
One New York Plaza
New York, New York 10292
Attn:  Asset-Backed Finance Group

Emergent Mortgage Corp.
50 Datastream Plaza, Suite 201
Greenville, SC 29605

             Re: Pooling and Servicing Agreement, dated as of March 1, 1997, among Prudential Securities Secured Financing Corporation, Emergent Mortgage Corp. and First Union National Bank of North Carolina

Ladies and Gentlemen:

     Pursuant to Section 2.02 of the Agreement, we certify that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered by this certification), (i) the Mortgage Note included in each Mortgage File required to be delivered to us pursuant to the Agreement is in our possession and (ii) such Mortgage Note has been reviewed by us and appears regular on its face and relates to such Mortgage Loan.

     Attached is the Trustee's preliminary exceptions in accordance with Section
2.02 of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan


                                      C-1-1

Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.


                                                     FIRST UNION  NATIONAL  BANK
                                                       OF NORTH CAROLINA, solely
                                                       in   its    capacity   as
                                                       Trustee  and  not  in its
                                                       individual capacity


                                                      By:_______________________
                                                     Name:______________________
                                                     Title:_____________________


                                      C-1-2

                                   EXHIBIT C-2


                      FORM OF TRUSTEE'S FINAL CERTIFICATION


                                                        _________, 1997

Prudential Securities Secured
  Financing Corporation
One New York Plaza
New York, New York 10292
Attn:  Asset-Backed Finance Group

Emergent Mortgage Corp.
50 Datastream Plaza, Suite 201
Greenville, SC 29605

          Re: Pooling and Servicing Agreement, dated as of March 1, 1997, among Prudential Securities Secured Financing Corporation, Emergent Mortgage Corp. and First Union National Bank of North Carolina

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

          (i) the original recorded Mortgage, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, or a certified copy thereof in those instances where the public recording office retains the original or where the original has been lost; and

          (ii) an original recorded Assignment of the Mortgage to the Trustee together with the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator, or a certified copy of such Assignments in those instances where the public recording retains the original or where original has been lost; and

          (iii) the original lender's title insurance policy.


                                      C-2-1

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                                     FIRST UNION  NATIONAL  BANK
                                                       OF NORTH CAROLINA, solely
                                                       in   its    capacity   as
                                                       Trustee  and  not  in its
                                                       individual capacity


                                                      By:_______________________
                                                     Name:______________________
                                                     Title:_____________________


                                      C-2-2

                                    EXHIBIT D

                     FORM OF UNAFFILIATED SELLER'S AGREEMENT

                               [See Exhibit 4.3]

                                   Exhibit E-1


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information

         Name of Mortgagor:

         Servicer
         Loan No.:

Trustee/Custodian

         Name:              First Union National Bank of North Carolina

         Address:           230 S. Tryon Street, Charlotte, NC  28288


Trustee/Custodian
Mortgage File No.:

Depositor

         Name:              Prudential Securities Secured
                              Financing Corporation

         Address:           One New York Plaza, New York  10292

         Certificates:      Emergent Home Equity Loan Pass-Through
                            Certificates, Series 1997-1.





                                      E-1-1

     The undersigned Servicer hereby acknowledges that it has received from First Union National Bank of North Carolina, as Trustee for the Holders of Emergent Home Equity Loan Pass-Through Certificates, Series 1997-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of March 1, 1997, among the Trustee, the Depositor and the Servicer (the "Pooling and Servicing Agreement").

( ) Promissory Note dated __________, 19__, in the original principal sum of $________, made by ______________, payable to, or endorsed to the order of, the Trustee.

( ) Mortgage recorded on ____________________ as instrument no. __________ in the County Recorder's Office of the County of _______________, State of _______________ in book/reel/docket _________________ of official records at page/image ______________.

( ) Deed of Trust recorded on _______________ as instrument no. ___________ in the County Recorder's Office of the County of _______________, State of ________________ in book/reel/docket ________________ of official records at page/image _____________.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______ as instrument no. _______ in the County Recorder's Office of the County of ______________, State of ______________ in book/reel/docket __________ of official records at page/image ___________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )  __________________________________________

( )  __________________________________________

( )  __________________________________________

( )  __________________________________________

          The undersigned Servicer hereby acknowledges and agrees as follows:

          (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.


                                      E-1-2

          (2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

Dated:

                                                     EMERGENT MORTGAGE CORP.


                                                      By:_______________________
                                                     Name:______________________
                                                     Title:_____________________


                                      E-1-3

                                   EXHIBIT E-2


                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
               EMERGENT HOME EQUITY LOAN PASS-THROUGH CERTIFICATES
                                  SERIES 1997-1


____________________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN
OFFICER OF THE SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:_____________ BORROWER'S NAME:

COUNTY:

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

                                                  DATED:

/ / VICE PRESIDENT

/ / ASSISTANT VICE PRESIDENT


                                      E-2-1

                                    EXHIBIT F

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK             )
                              :ss.:
COUNTY OF NEW YORK            )

                                    , being duly sworn, deposes, represents and
warrants as follows:

     1. I am a ________________ of ___________________________ (the "Owner") a
corporation duly organized and existing under the laws of ________, the record owner of Emergent Home Equity Loan Pass-Through Certificates, Series 1997-1, Class R (the "Class R Certificates"), on behalf of whom I have the authority to make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

     2. The Owner (i) is and will be a "Permitted Transferee" as of ____________, 199_ and (ii) is acquiring the Class R Certificates, in the initial principal amount of $0.00 for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

     3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

     4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit substantially in the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

     6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

     7. The Owner's Taxpayer Identification number is _____________.

     8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)), and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

     9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

     10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

     11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

     12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

     13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient funds to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

     14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by
Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

     15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

     16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ________, 199_.

                                          [OWNER]


                                          By:_________________________________
                                          Name:_______________________________
                                          Title:   [Vice] President

     Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

     Subscribed and sworn before me this ____ day of ____________, 199_.


                                                             Notary Public



                                                            County of_________

                                                            State of _________

                                                     My Commission expires:

                          FORM OF TRANSFEROR AFFIDAVIT


STATE OF NEW YORK                )
                                 :ss.:
COUNTY OF NEW YORK               )

___________________________________, being duly sworn, deposes, represents and warrants as follows:

     1. I am a ___________________ of _________________________ (the "Owner"), a
corporation duly organized and existing under the laws of _____________, on behalf of whom I make this affidavit.

     2. The Owner is not transferring the Residual Certificates to impede the assessment or collection of any tax.

     3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Class R Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remain outstanding and (iii) is not a Permitted Transferee.

     4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F. The Owner does not know or believe that any representation contained therein is false.

     5. The Owner has no knowledge that the Purchaser is not both a United States Person and a Permitted Transferee.

     6. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

     7. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ________, 199_.

                                          [OWNER]

                                          By:_________________________________
                                          Name:_______________________________
                                          Title:   [Vice] President



     Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

     Subscribed and sworn before me this ____ day of ____________, 199_.



                                                             Notary Public


                                                       County of_______

                                                       State of________

                                                     My Commission expires:

                                   Schedule 1

                             MORTGAGE LOAN SCHEDULE


 Account    Last Name        Full Name                          Original Balance    Current Balance
   64378    RUSSELL          STEPHANIE ELIZABETH J RUSSELL      $110,200.00         $110,144.52
   64383    DIXON            VERNON DIXON                        $75,200.00          $75,170.04
   64395    MOTIKA           PETER MOTIKA                        $78,250.00          $78,218.83
   64409    LOUTHAN          CRYSTAL D BLACKWOOD LOUTHAN         $48,794.00          $48,776.55
   64410    CONYERS          JIM H CONYERS                       $29,600.00          $29,521.69
   64415    ANDERSON         TINA R ANDERSON                     $48,000.00          $47,973.72
   64418    SIMMONDS         DEBRA C SIMMONDS                    $72,400.00          $72,384.83
   64423    JOHNSON          RANDY JOHNSON                       $37,600.00          $37,583.32
   64426    ARMOUR           REBECCA P ARMOUR                    $98,400.00          $98,360.80
   64431    WILLIAMS         CHARLES WILLIAMS                    $54,400.00          $54,384.39
   64434    CLARK            EDGAR E CLARK                       $49,600.00          $49,572.84
   64436    TROXEL           LARRY GENE TROXEL JR                $89,728.00          $89,728.00
   64437    JORDAN           BRENDA C JORDAN                     $67,200.00          $67,187.44
   64439    CONYERS          WILLIE L CONYERS                    $59,200.00          $59,075.64
   64440    WIGGINS          RONALD L WIGGINS                   $108,000.00         $107,951.08
   64441    LEACH            JULIUS LEACH                        $61,600.00          $61,600.00
   64443    JONES            ZAKIYYAH SHAREEF JONES              $19,500.00          $19,470.09
   64451    RONDON           SARAH L RONDON                      $32,000.00          $32,000.00
   64456    GRIDDLE          THOMAS GRIDDLE                      $44,000.00          $43,866.30
   64459    LATHAM           SCOTT T LATHAM                      $39,525.00          $39,449.05
   64461    SNOW             T MELVIN SNOW                       $82,875.00          $82,874.99
   64469    KOONS            DAVID KOONS                         $57,600.00          $57,600.00
   64471    KAISER           HARRY L KAISER JR                   $65,600.00          $65,600.00
   64475    PURVIS           JOHN C PURVIS                       $89,600.00          $89,600.00
   64479    ADAMS            JACKSON ADAMS                       $77,600.00          $77,600.00
   64481    PRICE            EVELYN D PRICE                      $78,200.00          $78,200.00
   64483    EALEY            ROGER J EALEY                       $39,200.00          $39,200.00
   64485    GUFFEY           ROBERT DALE GUFFEY                  $52,000.00          $52,000.00
   64487    ALSTON           ARNETHA ALSTON                      $76,800.00          $76,800.00
   64489    MIXON            DEBRA H MIXON                       $32,000.00          $32,000.00
   64491    REID             PATRICIA C REID                     $36,000.00          $36,000.00
   64498    BECKHAM          JOHN L BECKHAM                      $49,500.00          $49,500.00
   64502    NIX              AUDREY SIMS NIX                     $41,200.00          $41,200.00
   64504    MORGAN           MICHAEL MORGAN                     $132,600.00         $132,600.00
   64506    SELLARS          MICHAEL L SELLARS                   $33,600.00          $33,599.99
   64507    KINARD           JAMES T KINARD                      $60,000.00          $60,000.00
   64509    LIDE             BENJAMIN LIDE JR                    $42,800.00          $42,800.00
   64511    KEMPSON          JEANNIE KEMPSON                     $40,400.00          $40,400.00
   64514    JACKSON          CATHY W JACKSON                     $64,000.00          $64,000.00
   64516    SIMS             LARRY R SIMS                        $60,000.00          $60,000.00
   64519    KEITH            GREGORY R KEITH                     $72,800.00          $72,800.00
   64523    LITTLES          ELNORA LITTLES                      $52,800.00          $52,800.00
   64530    GILBERT          RICHARD J GILBERT                   $64,000.00          $64,000.00
   64532    BERRY            BENJAMIN BERRY                      $55,200.00          $55,200.00
   64534    WILDEN           RICHARD E WILDEN                    $93,600.00          $93,600.00
   64537    BACKMON          BESSIE MAE BACKMON                  $26,250.00          $26,250.00
   64542    POLLIN           MELODY A POLLIN                     $50,400.00          $50,400.00
   64544    ODELL            CHARLES DAVID ODELL                 $35,000.00          $35,000.00

   64547    SINGLETON        ALVIN SINGLETON                     $44,000.00          $44,000.00
   64549    BEASON           SARILYN BEASON                      $68,800.00          $68,800.00
   64551    JENNINGS         GENE A JENNINGS                     $60,000.00          $60,000.00
   64553    HARDIN           FLOYD HARDIN                        $36,971.00          $36,971.00
   64557    NASO             DANIEL NASO                         $56,700.00          $56,700.00
   64558    GHRIGSBY         JUDY GHRIGSBY                       $56,000.00          $56,000.00
   64562    EMLER            STEVEN W EMLER                      $32,000.00          $32,000.00
   64564    POUND            MARVIN L POUND                      $41,600.00          $41,600.00
   64568    GARY             JOE E GARY                          $40,000.00          $40,000.00
   64570    COPELAND         GENE R COPELAND                     $72,000.00          $72,000.00
   64572    ANTHONY          JAMES E ANTHONY                     $42,400.00          $42,400.00
   64577    FOOTMAN          BERNARD L FOOTMAN                   $68,000.00          $68,000.00
   64578    BULLARD          EDWARD P BULLARD                    $31,500.00          $31,500.00
   64584    ARNOLD           THERESA P ARNOLD                    $44,800.00          $44,800.00
   64586    COBB             WILLIAM S COBB                      $64,800.00          $64,800.00
   64589    LINGERFELDT      NEIL W LINGERFELDT                  $65,000.00          $65,000.00
   64592    DEMPSEY          JOHNNIE R DEMPSEY                   $50,400.00          $50,399.99
   64597    DAVIS            DIANA DAVIS                         $61,600.00          $61,600.00
 1000374    MULLINS          DAVID MULLINS                       $50,000.00          $49,757.47
 1000376    MITCHELL         DOROTHY MITCHELL                    $25,125.00          $25,113.40
 1000377    COLLIER          DEBORAH HOLMES BENSON COLLIER       $47,600.00          $47,551.87
 1000385    THORNBURG        LUCIA REGINA THORNBURG              $58,400.00          $58,346.64
 1000388    GIBSON           PEGGY A GIBSON                      $49,600.00          $49,459.91
 1000407    SCHAEFER         JACOB J SCHAEFER                    $64,000.00          $63,954.03
 1000410    WILLIAMS         WILLIE WILLIAMS                     $29,600.00          $29,563.42
 1000416    SMITH            KIM Y SMITH                         $64,000.00          $63,936.63
 1000434    TURNAAGE         LARRY B TURNAAGE                    $64,000.00          $63,854.70
 1000437    LEVINSKY         LAURIE ANN LEVINSKY                 $62,000.00          $61,712.77
 1000438    ARMSTRONG        LOUISE ARMSTRONG                    $51,675.00          $51,637.89
 1000440    COWAN            DOUG COWAN                         $201,600.00         $201,438.70
 1000449    ALEXANDER        JAMES G ALEXANDER                   $32,400.00          $32,118.09
 1000452    VILLAVICENCIO    HECTOR VILLAVICENCIO                $78,200.00          $78,120.95
 1000458    MOUZON           WILLIAM MOUZON                      $64,000.00          $63,854.73
 1000459    LYTTON           TODD MICHAEL LYTTON                 $75,000.00          $74,925.76
 1000460    STINSON          BRAD A STINSON                      $80,000.00          $79,977.05
 1000462    NOWELL           PHILLIP W NOWELL                    $50,400.00          $50,350.10
 1000467    STREET           BARBARA D STREET                    $88,000.00          $87,968.54
 1000470    SESSOMS          GARLAND T SESSOMS                   $37,500.00          $37,486.59
 1000472    MCINTOSH         SAMUEL L MCINTOSH                   $49,500.00          $49,460.37
 1000489    SHOAF            EDDIE C SHOAF                       $88,000.00          $87,955.69
 1000491    DELGADO          ELEANOR E DELGADO                   $61,200.00          $61,145.49
 1000497    PRINCE           MARVIN DANNY PRINCE                 $66,000.00          $65,859.45
 1000510    JANDLE           ROBERT J JANDLE                     $72,000.00          $71,973.69
 1000516    ROSS             SANDRA L ROSS                       $97,350.00          $97,318.81
 1000520    YANCEY           GEORGE A YANCEY                     $68,000.00          $67,978.22
 1000521    BIAGO            ANTHONY R BIAGO JR                 $148,500.00         $148,446.92
 1000538    HARTMAN          DAVID WALTER HARTMAN JR             $50,000.00          $49,955.46
 1000540    PETTET           MARVIN C PETTET                     $64,800.00          $64,764.52
 1000545    HORSWOOD         WILLIAM G HORSWOOD                  $47,600.00          $47,471.60

 1000546    LEE              CLARA BELL LEE                      $64,000.00          $63,968.44
 1000551    LOGGINS          JAMES LOGGINS III                   $72,800.00          $72,764.11
 1000557    GRAHAM           JAMES F GRAHAM                      $51,200.00          $51,177.29
 1000559    SAGE             TED SAGE                            $41,000.00          $40,988.23
 1000562    BALFREY          ROBERT P BALFREY                    $68,400.00          $68,227.08
 1000563    THOMAS           RAYMOND E THOMAS                    $34,000.00          $34,000.00
 1000564    RICHARDSON       CHARLES RICHARDSON                  $59,200.00          $59,178.37
 1000574    WHITAKER         IVORY LEE WHITAKER                  $45,600.00          $45,535.86
 1000578    TAYLOR           RITCHIE DARNELL TAYLOR              $46,400.00          $46,384.80
 1000583    BAXTER           KENNETH G BAXTER                    $48,000.00          $47,973.72
 1000587    MILLS            DAVID E MILLS                       $38,250.00          $38,234.76
 1000588    LEWIS            MILTON A LEWIS                      $62,400.00          $62,256.09
 1000591    TEAGUE           MARIE P TEAGUE                      $45,200.00          $45,200.00
 1000596    BOYD             RONALD J BOYD                       $84,000.00          $83,958.59
 1000604    WELCH            EDWARD SCOTT WELCH                  $90,400.00          $90,355.43
 1000605    MCNEELY          JERRY R MCNEELY                     $79,900.00          $79,864.57
 1000607    THOMPSON         JAMES E THOMPSON                    $71,400.00          $71,263.59
 1000608    STRAW            LAWRENCE J STRAW                   $102,800.00         $102,743.72
 1000612    CRABTREE         PAUL R CRABTREE                     $40,000.00          $39,992.69
 1000615    HIGH             DAVID L HIGH                        $73,600.00          $73,600.00
 1000617    COPELAND         KENNETH COPELAND                    $57,600.00          $57,568.46
 1000618    SCOTT            GEORGE F SCOTT                      $57,600.00          $57,570.99
 1000622    CANTIBERRY       ZELMA ANN CANTIBERRY                $30,000.00          $29,986.40
 1000626    THOMPSON         BOBBIE B THOMPSON                   $41,600.00          $41,545.14
 1000631    YOUNGBLOOD       TERRY YOUNGBLOOD                    $40,000.00          $39,959.06
 1000633    BUSH             BESSIE M BUSH                       $96,000.00          $96,000.00
 1000635    MAYO             PHILLIP LEE MAYO                    $80,000.00          $79,961.41
 1000639    RAY              FRANKLIN RAY JR                     $37,500.00          $37,400.80
 1000640    DUNCAN           RANDY DUNCAN                        $72,250.00          $72,250.00
 1000642    HIXENBAUGH       DENNIS HIXENBAUGH                   $53,600.00          $53,584.62
 1000644    LAWSON           JUNIOR LAWSON                       $46,750.00          $46,630.73
 1000645    ANDERSON         ROY C ANDERSON                      $21,750.00          $21,663.43
 1000646    POSTELL          BERNICE S POSTELL                   $28,000.00          $27,994.88
 1000653    WILLIAMS         FREDERICK J WILLIAMS               $104,000.00         $103,948.73
 1000654    MATTHEWS         WILLIAM MATTHEWS                    $34,400.00          $34,313.03
 1000655    WILDER           GLADYS F WILDER                     $44,000.00          $43,984.27
 1000659    CHAPMAN          DOUGLAS V CHAPMAN                   $68,000.00          $67,962.77
 1000661    PHILLIPS         SAMUEL T PHILLIPS                   $73,600.00          $73,600.00
 1000663    REYNOLDS         TERRELL REYNOLDS                    $24,000.00          $24,000.00
 1000666    GRANT            ETHEL T GRANT                       $36,000.00          $36,000.00
 1000668    RHODES           ROBERT RHODES                       $49,500.00          $49,448.05
 1000670    TROUTMAN         DON TROUTMAN                        $54,400.00          $54,399.99
 1000674    ROBINSON         EDDY W ROBINSON                     $56,000.00          $55,999.98
 1000676    GARLOCK          LESTER BURT GARLOCK III             $44,625.00          $44,625.00
 1000678    GREEN            NORRIS GREEN                        $82,320.00          $82,287.20
 1000680    MCDUFFIE         KRIS M MCDUFFIE                     $44,800.00          $44,782.15
 1000681    DUGGER           LAWRENCE EDWIN DUGGER              $113,880.00         $113,879.98
 1000683    DAY              SHELLY SETZER DAY                   $72,800.00          $72,799.99
 1000684    SMITH            BROOKIE L SMITH                     $26,400.00          $26,362.86

 1000686    MASSEY           JEFFREY L MASSEY                    $49,600.00          $49,600.00
 1000697    MALAFONTE        JOSEPH F MALAFONTE                  $84,000.00          $83,954.01
 1000701    WADE             BELAH WADE                          $45,900.00          $45,900.00
 1000702    GRIFFY           BRUCE A GRIFFY                     $145,350.00         $145,350.00
 1000705    STEVENS          JAMIE M STEVENS                     $56,950.00          $56,950.00
 1000709    GIBSON           BETTY L GIBSON                      $45,600.00          $45,600.00
 1000712    BAZEMORE         CHESTER BAZEMORE                    $76,925.00          $76,925.00
 1000715    JOHNSON          SALLY MAE S JOHNSON                 $64,500.00          $64,500.00
 1000717    STEVENSON        GASTON E STEVENSON                  $46,000.00          $46,000.00
 1000720    WILSON           JANET L WILSON                      $68,000.00          $68,000.00
 1000725    SWANN            CHARLES A SWANN                    $267,000.00         $267,000.00
 1000728    GARNETT          JAMES C GARNETT                    $129,440.00         $129,440.00
 1000729    COWARD           OSBORNE COWARD                      $96,000.00          $96,000.00
 1000733    MOSELEY          LOIS JEAN MOSELEY                   $56,950.00          $56,950.00
 1000736    EASTER           DAVID L EASTER JR                   $59,200.00          $59,200.00
 1000739    RENAUD           MAX C RENAUD                        $52,800.00          $52,800.00
 1000744    MOODY            DAISY MOODY                         $60,000.00          $60,000.00
 1000753    CHISAM           DANIEL CHISAM                       $72,250.00          $72,250.00
 1000755    ADAMS            ANNETTE Y ADAMS                     $44,800.00          $44,800.00
 1000757    MCLAIN           KATHERINE T MCLAIN                  $59,743.00          $59,743.00
 1000760    GREENLEE         DAVID J GREENLEE                    $39,988.00          $39,988.00
 1000764    CRAWFORD         ROLAND A CRAWFORD                   $66,400.00          $66,400.00
 1000767    HESTER           TONY HESTER                         $35,775.00          $35,775.00
 1000769    WILLS            JAMIE M WILLS                       $49,600.00          $49,600.00
 1000773    BEAVER           ALLAN BEAVER                        $46,400.00          $46,400.00
 1000775    BLALOCK          JAMES R BLALOCK                     $63,200.00          $63,200.00
 1000777    CHERRY           JAMES CHERRY                        $43,200.00          $43,200.00
 1000779    AJIBOGUN         SOLOMON AJIBOGUN                   $104,000.00         $103,982.28
 1000780    ADAMS            SHELDON ADAMS                       $62,400.00          $62,400.00
 1000781    DEKLE            TINA DEKLE                          $64,800.00          $64,800.00
 1000783    STEPHENS         HAROLD STEPHENS                     $36,000.00          $35,980.28
 1000785    POUCHER          NANCY A POUCHER                     $46,400.00          $46,400.00
 1000789    TESH             RALPH EDWARD TESH JR                $35,000.00          $35,000.00
 1000794    EVANS            EDGAR EVANS                         $39,200.00          $39,200.00
 1000796    MCCUTCHEON       DAVID MCCUTCHEON                   $163,442.00         $163,442.00
 1000798    JUSTUS           BILLY DEWAYNE JUSTUS                $66,300.00          $66,300.00
 1000800    ODOM             BETTE H ODOM                        $89,600.00          $89,600.00
 1000804    AVERY            MARUEEN AVERY                       $67,120.00          $67,120.00
 1000806    ZARDERS          NORMA JEAN ZARDERS                  $80,910.00          $80,910.00
 1000810    STOREY           WILLIAM H STOREY                    $50,250.00          $50,250.00
 1000817    WOFFORD          MARVIN JAMES WOFFORD                $51,000.00          $51,000.00
 1000818    NEWTON           EVERETTE L NEWTON                  $272,000.00         $272,000.00
 1000819    ROBINSON         TINA LOUISE ROBINSON                $56,000.00          $56,000.00
 1000823    CHAPPELL         REX CHAPPELL                        $30,600.00          $30,600.00
 1000824    LEWIS            STEVEN RICHARD LEWIS                $54,400.00          $54,400.00
 1000827    PEELE            JEFFREY BILL PEELE                  $48,800.00          $48,800.00
 1000828    EDENS            WILLIAM L EDENS                     $59,800.00          $59,800.00
 1000829    WEIL             RICHARD WEIL                        $29,600.00          $29,600.00
 1000830    CERNUTO          MARY ELLEN CERNUTO                  $88,360.00          $88,360.00

 1000832    KING             JAMES C KING                       $136,000.00         $136,000.00
 1000834    BARNES           ERIC S BARNES                      $104,000.00         $104,000.00
 1000836    PARKER           STEVE RAY PARKER                    $38,250.00          $38,250.00
 1000844    HENSON           GEORGE HENSON                       $67,000.00          $67,000.00
 1000845    FISHER           HARRY C FISHER                      $81,000.00          $81,000.00
 1000851    ADDISON          ESSIE L ADDISON                     $45,569.00          $45,569.00
 1000852    WINGERT          RICHARD J WINGERT                   $55,000.00          $55,000.00
 1000853    HEARN            JAMES F HEARN                       $52,000.00          $52,000.00
 1000857    ELWELL           RICHARD D ELWELL                    $94,400.00          $94,400.00
 1000858    WILLIAMS         JO ANN VOSS WILLIAMS                $61,600.00          $61,600.00
 1000861    PANNI            MICHAEL D PANNI                     $68,000.00          $68,000.00
 1000864    MCCOLLUM         PATRICK L MCCOLLUM                 $118,375.00         $118,375.00
 1000865    BYRD             ALPHONSO BYRD                       $36,000.00          $36,000.00
 1000869    NELSON           DONALD S NELSON                     $95,200.00          $95,200.00
 1000871    AMICO            SALVATORE J AMICO                   $91,200.00          $91,200.00
 1000873    MOORE            MILDRED B MOORE                     $75,510.00          $75,510.00
 1000874    MEADORS          NEWMAN MEADORS                      $24,000.00          $24,000.00
 1000876    QUIGGIN          BARBARA SUE QUIGGIN                $126,500.00         $126,500.00
 1000877    HOLLAND          LISA P HOLLAND                      $72,000.00          $72,000.00
 1000880    DIXSON           JAMES M DIXSON                      $54,000.00          $54,000.00
 1000882    PURVIS           JAMES EARL PURVIS                   $47,200.00          $47,200.00
 1000884    JOYNER           BRENDA JOYNER                       $44,200.00          $44,200.00
 1000888    JOYCE            CASSANDRA C JOYCE                   $64,000.00          $64,000.00
 1000890    BRANCH           GWENDOLYN MARIE BRANCH              $57,760.00          $57,760.00
 1000893    JEWELL           LINDA S JEWELL                     $108,000.00         $108,000.00
 1000894    CONNORS          MARY JEAN CONNORS                   $44,965.00          $44,965.00
 1000896    MITCHELL         MAGGIE MITCHELL                     $55,200.00          $55,200.00
 1000899    PADGETTE         TONY A PADGETTE                     $39,600.00          $39,600.00
 1000900    WADDELL          JACK E WADDELL SR                   $56,250.00          $56,250.00
 1000902    HANSON           THOMAS P HANSON III                 $56,000.00          $56,000.00
 1000906    WILLIAMS         CLARENCE WILLIAMS                   $52,650.00          $52,650.00
 1000907    POWELL           JAMES L POWELL SR                   $85,510.00          $85,510.00
 1000908    WALDEN           GARY L WALDEN                       $71,400.00          $71,400.00
 1000911    HYDE             ALLEN LEE HYDE                      $51,600.00          $51,600.00
 1000912    STEWART          JEFFREY DWAYNE STEWART              $53,586.00          $53,586.00
 1000916    EDWARDS          ALPHONSE EDWARDS                    $61,750.00          $61,750.00
 1000917    ANTHONY          JOSEPH E ANTHONY                    $59,200.00          $59,200.00
 1000920    CUMMINGS         GARY L CUMMINGS                     $60,350.00          $60,350.00
 1000921    POOVEY           KRISTIE R POOVEY                    $45,100.00          $45,100.00
 1000922    PRICE            JIMMY ALLEN PRICE                   $58,400.00          $58,400.00
 1000925    RHODES           MICHAEL RHODES                      $28,000.00          $28,000.00
 1000929    PRICE            DAVID BRYSON PRICE                  $66,300.00          $66,300.00
 1000933    WYATT            JOHN C WYATT                        $64,000.00          $64,000.00
 1000935    HARRISON         WOODIE H HARRISON                   $59,000.00          $59,000.00
 1000937    WILSON           MICHAEL WILSON                      $57,600.00          $57,600.00
 1000939    ISENHOUR         RALPH L ISENHOUR                    $70,400.00          $70,400.00
 1000942    REED             STEVE R REED                       $100,000.00         $100,000.00
 1000944    EDMUNDS          SAINT CLAIR EDMUNDS JR             $112,000.00         $112,000.00
 1000948    LEIGH            ALVYN LEIGH                        $184,000.00         $184,000.00

 1000950    LESTER           BENJAMIN F LESTER JR                $73,100.00          $73,100.00
 1000952    KIMBROUGH        SABRINA A KIMBROUGH                 $98,600.00          $98,600.00
 1000953    BAILEY           JULIE P BAILEY                      $64,000.00          $64,000.00
 1000955    REID             JUDY C REID                         $45,000.00          $45,000.00
 1000957    LIPPY            BARRY C LIPPY                      $168,750.00         $168,750.00
 1000959    NESTER           MICHAEL NESTER                     $154,000.00         $154,000.00
 1000963    DINGUS           CHARLIE G DINGUS                     $7,800.00           $7,800.00
 1000966    COX              LARRY D COX                         $32,000.00          $32,000.00
 1000968    WALKER           PHIL ALLEN WALKER                   $57,600.00          $57,600.00
 1000969    STALLINGS        CHARLOTTE STALLINGS                 $34,400.00          $34,400.00
 1000975    GIBBONS          CAROLYN GIBBONS                     $65,450.00          $65,450.00
 1000976    WILLIS           MICHAEL D WILLIS                    $62,300.00          $62,300.00
 1000977    LATHAN           ALICE FAYE LATHAN                   $43,600.00          $43,600.00
 1000988    FINNEY           RAYMOND H FINNEY                    $44,800.00          $44,800.00
 1000990    BROWN            LORETTA P BROWN                     $76,800.00          $76,799.99
 1000993    DAVIS            WILBUR DAVIS JR                     $41,600.00          $41,600.00
 1000998    ASTWOOD          YVONNE ASTWOOD                     $124,000.00         $124,000.00
 1001009    BEARD            TERRY J BEARD                      $221,850.00         $221,850.00
 1001022    DRIVER           LISA ANN DRIVER                    $147,900.00         $147,900.00
 1001025    BAKER            BILLY R BAKER                       $97,800.00          $97,800.00
 1001028    STEELE           GEORGE A STEELE                     $52,000.00          $52,000.00
 1001032    MCDONALD         BENNETT S MCDONALD                  $47,000.00          $47,000.00
 1001034    DAVIS            THELMA LEE DAVIS                    $35,100.00          $35,100.00
 1001038    TYDINGS          RALPH O TYDINGS                     $55,250.00          $55,250.00
 1001040    SHAW             SAMUEL A SHAW                       $72,000.00          $72,000.00
 1001051    MELOON           SHIRLEY A MELOON                    $80,100.00          $80,100.00
 1001055    HODGES           MARION HODGES                       $97,980.00          $97,980.00
 1001070    JONES            GLORIA C JONES                      $36,000.00          $36,000.00
 1001077    DEMERY           LUCILLE A DEMERY                   $135,000.00         $135,000.00
 1001081    JACOBSON         CRAIG D JACOBSON                    $40,800.00          $40,800.00
 1001085    ALBERT           RICHARD ALBERT                      $54,000.00          $54,000.00
 1001092    WOOD             MICHAEL DALE WOOD                   $48,750.00          $48,750.00
 1001095    MCWINN           TIMOTHY A MCWINN                    $27,600.00          $27,600.00
 1001099    HONEYCUTT        KENNETH D HONEYCUTT                $100,000.00         $100,000.00
 1001100    LITTLE           MARK T LITTLE                       $68,000.00          $68,000.00
 1001102    ZARN             JUDITH L DE ZARN                    $58,950.00          $58,950.00
 1001109    HOLT             SOLON S HOLT                        $77,572.88          $77,572.88
 1001112    SPENCER          LEONARD SPENCER                     $58,000.00          $58,000.00
 1001114    HAMBY            BRYAN HAMBY                         $50,400.00          $50,400.00
 1001116    BUNTING          BRIAN BUNTING                       $22,739.00          $22,739.00
 1001118    SPRUILL          CLAYTON SPRUILL                     $44,800.00          $44,800.00
 1001121    HOOTS            MAX T HOOTS                        $136,000.00         $136,000.00
 1001122    PURKEY           HAROLD PURKEY                      $103,920.00         $103,920.00
 1001123    BRADLEY          KEN BRADLEY                         $80,000.00          $80,000.00
 1001124    LYONS            ROSCOE LYONS JR                     $48,000.00          $48,000.00
 1001129    BYRON            GLORIA W BYRON                      $44,800.00          $44,800.00
 1001131    WILLIAMS         PAMELA WILLIAMS                     $60,800.00          $60,800.00
 1001138    RHODES           SUSAN J RHODES                      $26,250.00          $26,250.00
 1001139    SHORT            DONNIE F SHORT JR                   $44,000.00          $44,000.00

 1001143    MILES            SHIRLEY A MILES                     $47,200.00          $47,200.00
 1001144    CROOM            WILLIAM EARL CROOM SR              $115,000.00         $115,000.00
 1001146    BYRD             ROY EARL BYRD                      $147,050.00         $147,050.00
 1001153    NUNEZ            EDWARD NUNEZ                       $140,250.00         $140,250.00
 1001154    RICHARDSON       GEORGE H RICHARDSON JR              $46,800.00          $46,800.00
 1001155    CAMERON          MONICA T CAMERON                    $73,100.00          $73,100.00
 1001157    BELL             COLUMBUS BELL                       $68,000.00          $68,000.00
 1001165    MOORE            ROGER MOORE                         $54,375.00          $54,375.00
 1001171    PEAY             MARIE S PEAY                        $33,600.00          $33,600.00
 1001172    WEBSTER          DARRELL W WEBSTER                   $47,200.00          $47,200.00
 1001174    EDMOND           LYDIA M EDMOND                      $64,000.00          $64,000.00
 1001176    SADEN            CHARLES R SADEN                    $106,250.00         $106,250.00
 1001178    SCOTT            ROCKY SCOTT                         $51,200.00          $51,200.00
 1001180    HAMMOCK          CALVIN HAMMOCK                      $55,500.00          $55,500.00
 1001181    DAMONE           MICHAEL A DAMONE                    $42,400.00          $42,400.00
 1001183    HICKMAN          PAMELA J HICKMAN                    $49,600.00          $49,600.00
 1001185    MILLER           JOHNNY E MILLER                     $85,138.00          $85,138.00
 1001190    GRAY             BILLY KEVIN GRAY                    $68,000.00          $68,000.00
 1001192    MOREFIELD        MARTHA A MOREFIELD                  $59,200.00          $59,200.00
 1001195    STALLINGS        CHARLOTTE STALLINGS                 $29,260.00          $29,260.00
 1001196    PHIPPS           ROBERT EDWIN PHIPPS                 $37,600.00          $37,600.00
 1001200    BOWEN            DOUGLAS M BOWEN                     $62,400.00          $62,400.00
 1001202    SIPLON           LAZARO J SIPLON                     $69,300.00          $69,300.00
 1001203    FUENTES          NADINA FUENTES                      $91,800.00          $91,800.00
 1001204    WADE             DOROTHY S WADE                     $396,000.00         $396,000.00
 1001211    FLOYD            JUANITA FLOYD                       $56,000.00          $56,000.00
 1001215    SHEARON          RANDALL C SHEARON                   $48,600.00          $48,600.00
 1001224    BRADLEY          KIRBY BRADLEY                       $66,000.00          $66,000.00
 1001240    GRAY             MARY F GRAY                         $36,000.00          $36,000.00
 2001036    NORTON           WILLIAM NORTON                      $31,710.00          $31,700.76
 2001057    MCCRAY           GEORGENE H MCCRAY                   $43,200.00          $43,184.15
 2001084    GRIFFIN          MELVIN D GRIFFIN                    $92,800.00          $92,761.82
 2001087    ROSSMAN          ARNOLD ROSSMAN                      $52,800.00          $53,227.08
 2001100    SON              ALFRED L SON                        $59,400.00          $59,357.36
 2001103    PACE             JAMES H PACE                        $40,000.00          $39,968.63
 2001107    ROBINSON         BOBBY J ROBINSON                    $42,320.00          $42,302.58
 2001134    DOGAN            CHARLES A DOGAN                     $29,600.00          $29,584.74
 2001136    PRICE            MELISSA T PRICE                     $52,800.00          $52,736.25
 2001138    FRIERSON         JESSIE M FRIERSON                   $31,500.00          $31,492.78
 2001140    NELSON           WAYNE NELSON                        $58,000.00          $57,986.71
 2001144    HATCHETT         IMOGENE E HATCHETT                  $79,200.00          $79,174.08
 2001146    ANDREWS          JOE G ANDREWS                       $63,600.00          $63,559.06
 2001154    MCMURTURY        CURTIS MCMURTURY                    $19,200.00          $19,190.11
 2001156    WHERRY           SABRINA A WHERRY                    $51,200.00          $51,188.24
 2001160    LIVINGSTON       HATTIE M LIVINGSTON                 $32,000.00          $31,985.26
 2001162    LOWE             DWAYNE LOWE                         $36,000.00          $35,985.18
 2001166    HEYWARD          TIESHA HEYWARD                      $37,200.00          $37,184.69
 2001170    POINDEXTER       JOHN D POINDEXTER                   $74,320.00          $74,300.94
 2001172    MAJOR            KAREN A MAJOR                       $35,200.00          $35,181.85

 2001175    REED             EMMA REED                           $28,800.00          $28,782.11
 2001177    DOZIER           THELMA J DOZIER                     $26,195.00          $26,191.21
 2001179    DOWNS            JACK E DOWNS JR                     $57,520.00          $57,473.98
 2001181    SCHLEHR          HARRY J SCHLEHR                     $93,928.00          $93,917.25
 2001182    EBERHART         ERNEST EBERHART SR                  $78,400.00          $78,363.87
 2001188    SMITH            EVELYN E SMITH                      $31,920.00          $31,908.28
 2001189    FRANKS           CHARLES T FRANKS                    $95,600.00          $95,575.48
 2001191    WALLACE          ULYSSES WALLACE                     $44,000.00          $43,979.73
 2001193    WISE             BRANTLEA G WISE                     $32,000.00          $31,992.67
 2001196    MCCOMBS          JAMES F MCCOMBS                     $33,200.00          $33,191.49
 2001199    BROWN            WILLIAM O BROWN III                 $39,920.00          $39,913.51
 2001202    GIBSON           CHRISTOPHER LEE GIBSON              $35,140.00          $35,125.54
 2001204    ALLEN            CYNTHIA DAVIS ALLEN                 $82,500.00          $82,282.55
 2001207    REED             SANDRA H REED                       $28,400.00          $28,388.32
 2001208    NOWAK            ERIC J NOWAK                        $47,920.00          $47,897.91
 2001210    MIDDLEBROOK      JAMES M MIDDLEBROOK                 $56,000.00          $55,987.17
 2001213    GRANTHAM         ROBERT J GRANTHAM                   $32,000.00          $31,994.16
 2001214    JOHNSON          CHRISTINE J JOHNSON                 $98,400.00          $98,305.64
 2001216    BOYD             ETHEL Y BOYD                        $31,200.00          $31,183.92
 2001218    BROWN            FRANCES A BROWN                     $34,800.00          $34,791.07
 2001220    MOORE            CONNIE MOORE                       $115,200.00         $115,178.98
 2001221    STUARD           CAMELIA L STUARD                    $36,960.00          $36,950.52
 2001223    HARRISON         BETTY R HARRISON                    $42,400.00          $42,233.31
 2001225    REED             DEREK A REED                       $100,800.00         $100,781.67
 2001228    DUNCAN           CHANDRA D DUNCAN                    $58,400.00          $58,383.25
 2001229    QUARLES          P MARION QUARLES JR                 $51,456.00          $51,429.46
 2001231    ZIYAD            RASHEEDA I ZIYAD                   $136,400.00         $136,208.74
 2001233    LEE              PATRICIA D LEE                      $50,400.00          $50,379.26
 2001237    BURDETTE         BECKY BURDETTE                      $56,250.00          $56,237.11
 2001239    CASON            JAMES M CASON                       $67,200.00          $67,156.75
 2001245    BLAKELY          T'LENE BLAKELY                      $81,000.00          $80,948.86
 2001249    BAKER            JAMES A BAKER                       $22,400.00          $22,392.68
 2001250    JENKINS          RUSSELL JENKINS                     $45,200.00          $45,191.76
 2001251    BOWERS           GLENDA W BOWERS                     $44,000.00          $43,987.38
 2001253    HOOD             MICHAEL HOOD                        $30,240.00          $30,233.83
 2001257    SMITH            JOHN E SMITH                        $52,000.00          $51,986.66
 2001259    YOUNG            SARAH M YOUNG                       $27,200.00          $27,100.41
 2001260    HOWELL           CHARLES HOWELL III                  $44,925.00          $44,914.70
 2001262    COLGAN           TIM H COLGAN                        $79,116.00          $79,059.20
 2001264    MATTRESS         FRANK A MATTRESS                    $35,920.00          $35,904.81
 2001265    MAIMO            ROMAN MAIMO                         $51,200.00          $51,185.31
 2001267    WORLEY           JANET B WORLEY                      $71,920.00          $71,886.85
 2001269    THOMAS           ESTHER K THOMAS                     $58,400.00          $58,386.62
 2001271    MASSEY           DENNIS K MASSEY                    $143,010.00         $142,882.67
 2001272    CARRAZANA        JOEL CARRAZANA                      $45,280.00          $45,270.73
 2001276    WHITE            ALENE WHITE                         $43,920.00          $43,908.73
 2001278    BUFORD           FRANCES M BUFORD                    $63,200.00          $63,188.47
 2001279    DIEFFENDERFER    BARBARA DIEFFENDERFER               $80,000.00          $79,977.06
 2001281    MILLIGAN         CATHERINE MILLIGAN                  $47,200.00          $47,187.89

 2001283    PRESSLEY         ALEXANDER PRESSLEY                  $36,000.00          $35,991.75
 2001285    HICKS/CATES      NANCIE R HICKS/CATES                $63,200.00          $63,187.07
 2001287    TINDAL           MONALETHIA TINDAL                   $35,600.00          $35,589.79
 2001291    REYNOLDS         MICHAEL REYNOLDS                    $60,800.00          $60,784.41
 2001295    DEMIRANDA        ALBILIO DEMIRANDA                   $48,800.00          $48,787.49
 2001296    SIMMONS          JERRY D SIMMONS                     $17,500.00          $17,496.42
 2001298    BARTLEY          DAVID A BARTLEY                     $41,175.00          $41,165.56
 2001300    WASHINGTON       JOHNNY K WASHINGTON                 $32,000.00          $32,270.83
 2001302    BUTLER           TRESSA M BUTLER                     $37,600.00          $37,592.31
 2001304    DOLPHIN          DONNA S DOLPHIN                     $52,800.00          $52,787.90
 2001306    SAULISBERRY      VENDY SAULISBERRY                   $72,800.00          $72,783.32
 2001308    OCHS             KEITH OCHS                         $108,460.00         $108,412.02
 2001310    GREEN            DIANNE M GREEN                      $50,575.00          $50,558.81
 2001312    BOYKIN           STEVEN BOYKIN                       $32,800.00          $32,791.58
 2001314    GREENE           CARRIE GREENE                       $52,800.00          $52,800.00
 2001316    GARNER           JOHNNY WAYNE GARNER                 $34,500.00          $34,494.39
 2001320    GRANT            HAROLD C GRANT II                   $30,400.00          $30,393.77
 2001321    GILES            DENNIS W GILES                     $103,600.00         $103,576.26
 2001323    GILL             JOHNNIE D GILL JR                   $57,600.00          $57,583.48
 2001325    SCOTT            VERONICA F SCOTT                    $60,000.00          $59,986.25
 2001327    DOOLEY           COLIE L DOOLEY III                 $120,000.00         $119,974.01
 2001328    WILLIAMS         SYLVIA M WILLIAMS                   $56,000.00          $55,990.89
 2001331    ROBERTS          PEGGI A ROBERTS                     $74,399.00          $74,383.79
 2001333    NYQUIST          CHRIS NYQUIST                       $68,319.00          $68,303.34
 2001339    LITTLEJOHN       TRELLIS K LITTLEJOHN                $71,600.00          $71,575.07
 2001341    KENNEDY          BETTY KENNEDY                       $32,596.00          $32,588.53
 2001350    GREEK            ROSE GREEK                          $45,345.00          $45,334.61
 2001353    TRIBBLE          BRYANT K TRIBBLE                    $36,400.00          $36,391.65
 2001364    LUCAS            COREY LUCAS                         $62,475.00          $62,457.09
 2001375    BUSH             LINDA BUSH                          $34,160.00          $34,153.02
 2001378    SHUMATE          JO ANN SHUMATE                      $52,800.00          $52,784.86
 2001380    AHRENS           KELLY H AHRENS                      $91,000.00          $91,000.00
 2001383    KARNER           LINDA KARNER                        $36,000.00          $35,990.77
 2001387    RITTER           ARTHUR RITTER                       $34,400.00          $34,392.11
 2001399    DALE             GINNY L DALE                        $28,700.00          $28,688.26
 2001416    IZZARD           LORETTA IZZARD                      $26,000.00          $25,994.04
 2001418    ROBERTS          LAURA A ROBERTS                     $55,920.00          $55,853.96
 2001423    MCCALL           ERICKA L MCCALL                     $77,600.00          $77,582.21
 2001430    POWELL           BEVERLY A POWELL                    $34,320.00          $34,312.13
 2001437    WICKER           RONALD LEON WICKER                  $63,200.00          $63,183.79
 2001442    SPATES           BOBBY L SPATES                      $35,000.00          $34,992.84
 2001444    SEGARS           STEVEN M SEGARS                     $48,000.00          $48,000.00
 2001465    PERRY            ISHAM E PERRY                       $62,400.00          $62,400.00
 2001467    MCCARTHY         JOSEPH V MCCARTHY                   $50,800.00          $50,789.61
 2001472    FRIERSON         ROBIN T FRIERSON                    $64,800.00          $64,800.00
 2001476    WALTON           MICHAEL WALTON                      $42,400.00          $42,400.00
 2001485    GLOVER           IRENE GLOVER                        $94,000.00          $94,000.00
 2001488    DAVIS            RUTH BILLUPS DAVIS                  $29,000.00          $29,000.00
 2001495    HENDERSON        TERESA HENDERSON                    $32,800.00          $32,800.00

 2001501    COSTELLO         ROBERT COSTELLO                     $60,400.00          $60,400.00
 2001503    DRAKE            KEVIN P DRAKE                       $51,200.00          $51,200.00
 2001505    HYATT            HERMAN M HYATT                      $47,600.00          $47,599.99
 2001507    GRAHAM           HOWARD GRAHAM                       $33,200.00          $33,200.00
 2001511    ELLIOTT          MARCO ELLIOTT                       $47,920.00          $47,920.00
 2001517    FINN             MILLARD L FINN JR                   $73,904.00          $73,904.00
 2001525    ADAMS            TARA D ADAMS                        $47,625.00          $47,625.00
 2001527    WALMSLEY         CARL E WALMSLEY JR                  $33,200.00          $33,200.00
 2001540    JACKSON          WANDA JACKSON                       $34,500.00          $34,500.00
 2001560    MCCRAY           ZEPHANIAH MCCRAY                    $64,500.00          $64,500.00
 2001562    JIMENEZ          EZEKIEL F JIMENEZ                   $82,960.00          $82,960.00
 2001564    MORRIS           DAVID MORRIS                        $37,600.00          $37,600.00
 2001566    RAMSEY           ANNA RAMSEY                         $33,600.00          $33,600.00
 2001568    GREEN            SAM W GREEN                         $45,600.00          $45,600.00
 2001570    SCOTT            LARRY SCOTT                         $40,600.00          $40,600.00
 2001576    CALLOWAY         DWAIN CALLOWAY                      $76,800.00          $76,800.00
 2001578    LYCETT           JEFFREY S LYCETT                    $36,400.00          $36,400.00
 2001584    LEE              RANDOLPH DEREK LEE                  $48,300.00          $48,300.00
 2001586    BROWNING         KARL F BROWNING                     $52,500.00          $52,500.00
 2001590    WILLIAMS         HERDISENE WILLIAMS                  $37,600.00          $37,600.00
 2001594    QUATTLEBAUM      VERNITA QUATTLEBAUM                 $21,000.00          $21,000.00
 2001598    KENDRICK         JACKIE KENDRICK                     $23,200.00          $23,200.00
 2001600    WALKUP           HILDA F WALKUP                      $24,000.00          $24,000.00
 2001601    HOLBROOK         JOHNNY R HOLBROOK                   $74,149.60          $74,149.60
 2001605    TUBBS            VIOLA TUBBS                         $47,840.00          $47,840.00
 2001607    AHRENS           KEBIN S AHRENS                      $48,750.00          $48,750.00
 2001609    SINGLETON        TONY SINGLETON                      $38,800.00          $38,800.00
 2001611    ENGLISH          ROSA F ENGLISH                      $70,064.00          $70,064.00
 2001613    THOMPSON         KENNY MARK THOMPSON                 $53,600.00          $53,600.00
 2001615    DANIEL           JANICE I DANIEL                     $39,120.00          $39,120.00
 2001617    HOLMES           JACQUELINE M HOLMES                 $36,000.00          $36,000.00
 2001623    FREW             TIMOTHY P FREW                      $45,600.00          $45,600.00
 2001627    DODGE            CLIFTON E DODGE                     $77,520.00          $77,520.00
 2001629    CRITCHLEY        GEORGE CRITCHLEY                    $41,600.00          $41,600.00
 2001637    SIMENSON         BOBBY J SIMENSON                    $39,000.00          $39,000.00
 2001639    KERSHAW          FLETCHER KERSHAW                    $28,000.00          $28,000.00
 2001641    SEIGLER          SHANNON SEIGLER                     $35,200.00          $35,200.00
 2001647    LYLES            JESSIE LYLES                        $47,200.00          $47,200.00
 2001651    CONNOR           A LATRECE CONNOR                    $56,000.00          $56,000.00
 2001652    JOHNSON          HORACE JOHNSON                      $60,000.00          $60,000.00
 2001656    CARTEE           FLOYD A CARTEE                      $34,400.00          $34,400.00
 2001666    ROBINSON         YVETTE FLOWERS ROBINSON             $39,920.00          $39,920.00
 2001670    TAYLOR           CHERYL R TAYLOR                     $56,480.00          $56,480.00
 2001672    VOGT             GLENDALE VOGT                       $49,200.00          $49,200.00
 2001674    CANNON           TRACY CANNON                        $32,000.00          $32,000.00
 2001676    ARTHUR           MARTY ARTHUR                        $31,640.00          $31,640.00
 2001678    DELESTON         ANDREW C DELESTON                   $62,000.00          $62,000.00
 2001680    JOHNSON          CAROLYN L JOHNSON                   $41,760.00          $41,760.00
 2001682    GARY             GERALDINE GARY                      $35,520.00          $35,520.00

 2001684    EDWARDS          SHARON D EDWARDS                    $36,000.00          $36,000.00
 2001685    MOULTRIE         CURTIS A MOULTRIE                   $28,000.00          $28,000.00
 2001687    SMITH            MARY E SMITH                        $43,600.00          $43,600.00
 2001689    VELASCO          LAWRENCE VELASCO                    $76,000.00          $76,000.00
 2001691    TURNER           WILLIE L TURNER                     $35,000.00          $35,000.00
 2001693    HAMILTON         JACQUELINE HAMILTON                 $53,200.00          $53,200.00
 2001696    BOOZER           JOEY A BOOZER                       $59,625.00          $59,625.00
 2001698    LANGFORD         EUGENE W LANGFORD                   $38,000.00          $38,000.00
 2001700    MARCHE           SHIRLEY MARCHE                      $50,720.00          $50,720.00
 2001702    WHISNANT         GREEN WHISNANT JR                   $68,720.00          $68,720.00
 2001706    CAPERS           TYRONE CAPERS                       $38,800.00          $38,800.00
 2001708    COBB             ANTHONY COBB                        $23,040.00          $23,040.00
 2001712    SMITH            CLYDE LEWIS SMITH                   $78,400.00          $78,400.00
 2001716    BYERS            LORETTA BYERS                       $44,000.00          $44,000.00
 2001718    WATERS           SAMUEL V WATERS                     $35,200.00          $35,200.00
 2001726    ALEXANDER        JUDIE H ALEXANDER                   $31,920.00          $31,920.00
 2001728    FOSTER           ANGELA Y FOSTER                     $40,400.00          $40,400.00
 2001730    SANDERS          ROBERT L SANDERS                    $50,320.00          $50,320.00
 2001732    JOHNSON          WILLIAM JOHNSON JR                  $52,000.00          $52,000.00
 2001734    SIMPSON          LILLIAN SIMPSON                     $20,000.00          $20,000.00
 2001742    WILSON           RENEE WILSON                        $31,200.00          $31,200.00
 2001751    MATHEWS          ROBERT MATHEWS                      $37,200.00          $37,200.00
 2001759    WILLIAMS         RHONNIE J WILLIAMS                  $55,250.00          $55,250.00
 2001771    BARBAO           KELLY BARBAO                        $66,000.00          $66,000.00
 2001823    MINCEY           VIOUTTLE MINCEY                     $35,000.00          $35,000.00
 2001835    MATTIS           DONALD MATTIS                       $36,000.00          $36,000.00
 2001836    AUSTIN           ELIZABETH AUSTIN                    $38,400.00          $38,400.00
 2001840    THACKER          SHERRI L THACKER                    $51,300.00          $51,300.00
 2001844    KNIAZEW          VICTOR JOHN KNIAZEW                 $41,250.00          $41,250.00
 2001847    WRIGHT           BOBBY E WRIGHT                      $32,900.00          $32,900.00
 2001849    EPPS             CALVIN EPPS                         $73,840.00          $73,840.00
 2001852    SAFE             KEN M SAFE                          $90,400.00          $90,400.00
 2001854    MCABEE           SHANNA L MCABEE                     $20,348.00          $20,348.00
 2001858    DENNIS           DONN W DENNIS                       $31,200.00          $31,200.00
 2001860    ASHMORE          JOHN ROBERT ASHMORE                 $62,112.00          $62,112.00
 2001864    JENKINS          JOHN T JENKINS                      $35,920.00          $35,920.00
 2001866    HINSON           VICKIE P HINSON                     $43,120.00          $43,120.00
 2001868    JACKSON          SANDRA JACKSON                      $18,400.00          $18,400.00
 2001870    SHORTER          LAMAR SHORTER JR                    $44,000.00          $44,000.00
 2001873    ABRAMS           LISA F ABRAMS                       $35,600.00          $35,600.00
 2001875    ASHLEY           TINA ASHLEY                         $53,250.00          $53,250.00
 2001878    MCGRATH          PAULA MCGRATH                       $48,000.00          $48,000.00
 2001886    HUDSON           CHARLES T HUDSON JR                 $76,680.00          $76,680.00
 4000069    HARDIMAN         DEBORAH S HARDIMAN                  $64,000.00          $63,981.96
 4000138    STUART           DEANNA J STUART                     $24,375.00          $24,288.78
 4000144    DUNCAN           VERONICA L DUNCAN                  $121,500.00         $121,425.39
 4000154    MCCARTNEY        VIRGINIA A MCCARTNEY                $46,800.00          $46,785.14
 4000163    BELL             MICHAEL BELL                        $96,000.00          $95,969.65
 4000166    UTTER            MARK UTTER                          $39,200.00          $39,013.49

 4000171    SPENCER          SALLYE R SPENCER                    $40,000.00          $39,948.00
 4000172    SPENCER          SALLYE R SPENCER                    $31,500.00          $31,461.59
 4000178    WHITE            KATHERINE J WHITE                   $28,000.00          $27,935.00
 4000179    SPELLMAN         MICHAEL E SPELLMAN                  $42,800.00          $42,700.52
 4000195    JENKINS          DONALD JENKINS                      $57,600.00          $57,487.89
 4000198    NOWLIN           ERA M NOWLIN                        $65,000.00          $64,974.88
 4000202    SCHAEFER         DUANE R SCHAEFER                    $64,000.00          $63,675.20
 4000207    ACKERMAN         JOSEPH C ACKERMAN                  $244,000.00         $243,686.51
 4000233    PATTERSON        LEAYN PATTERSON                     $24,000.00          $24,000.00
 4000252    BAKER            GENE ALLEN BAKER                    $76,500.00          $76,500.00
 5003284    OSBORNE          RICK OSBORNE                        $45,449.25          $45,045.71
 5003309    WHITTINGTON      DEBORAH WHITTINGTON                 $31,413.10          $31,345.48
 5003313    STRONG           GEORGE DANIEL STRONG                $55,953.75          $55,730.97
 5003314    DUPREE           DWAYNE ORPHA DUPREE                 $35,249.00          $35,219.71
 5003330    DILLER           STEVEN A DILLER                    $113,950.00         $113,430.84
 5003341    HAMILTON         RONNIE D HAMILTON                   $53,982.29          $53,597.86
 5003345    TURNER           DAVID MICHEAL TURNER                $86,300.00          $85,904.64
 5003351    NORMAN           LEON B NORMAN                       $66,300.00          $66,024.31
 5003358    GRACE            JOSEPH GRACE                        $50,562.00          $50,132.64
 5003367    HOLMAN           JAMES O HOLMAN                      $76,500.00          $76,166.64
 5003371    LASHA            LARRY WAYNE LASHA                   $53,148.89          $53,040.62
 5003379    LANDRY           WILEY CHRISTOPHER LANDRY            $90,178.00          $89,823.34
 5003382    HUGHES           LLOYD HUGHES JR                     $63,000.00          $62,849.87
 5003394    BOUDIN           JOHN LOUIS BOUDIN                   $82,449.98          $82,076.75
 5003404    QUIRE            JERRY E QUIRE                       $51,300.00          $51,050.63
 5003413    CAPPS            JAMES KEVIN CAPPS                   $25,415.00          $24,731.70
 5003417    CASTILLO         IRENEO CASTILLO JR                  $76,839.79          $76,541.66
 5003420    ODER             RAY ODER                            $54,450.00          $54,430.54
 5003428    GOW              MATTHEW C GOW                       $56,111.38          $55,891.66
 5003434    SEAMON           ALVIN RAEFORD SEAMON                $40,000.00          $39,817.25
 5003436    VAUGHN           MARGARET VAUGHN                     $49,450.00          $49,322.42
 5003441    CALVERT          GLORIA JEAN CALVERT                 $69,300.00          $69,142.83
 5003443    DEVANE           HORACE LEE DEVANE SR                $85,500.00          $85,416.13
 5003448    FRANCOIS         MICHAEL FRANCOIS                    $40,802.09          $40,523.75
 5003455    STUART           TERRY STUART                        $59,384.31          $59,125.55
 5003462    DURHAM           F SUE DURHAM                        $53,821.00          $53,576.90
 5003474    HACKLER          JANELL HACKLER                      $42,925.00          $42,727.19
 5003484    JACKS            DON O'NEAL JACKS                    $68,273.46          $67,960.39
 5003498    BROWN            RAYMOND BROWN                       $12,400.00          $12,350.26
 5003536    WINKLES          LINDA M WINKLES                     $61,439.63          $61,426.68
 5003550    LARSON           ELIZABETH JOE LARSON                $38,000.00          $37,988.07
 5003556    WARREN           KEVIN D WARREN                      $61,650.00          $61,516.30
 5003558    PIATT            JEFFERY M PIATT                    $161,640.17         $161,583.16
 5003562    SCOTT            JESSICA SCOTT                       $27,140.40          $27,005.08
 5003591    GLASS            DONALD R GLASS                      $50,394.90          $50,154.06
 5003595    HINCH            PAUL M HINCH                        $83,700.01          $83,491.30
 5003603    ODOM             TOMMY WEBSTER ODOM                 $123,067.90         $122,771.52
 5003610    HOUSE            GLENN A HOUSE SR                    $39,950.00          $39,286.80
 5003615    ROBERSON         BETTY BETTS ROBERSON                $60,750.00          $60,611.33

 5003619    SHELLEY          KAROL DAVESA SHELLEY                $37,800.00          $37,617.16
 5003621    CAMPBELL         VONCILE CAMPBELL                    $32,414.00          $32,250.62
 5003622    MORGAN           DOUGLAS E MORGAN                    $58,500.00          $58,374.08
 5003624    MCJENKIN         JOHN STEPHEN MCJENKIN              $179,946.75         $179,737.87
 5003627    HILLHOUSE        MICHAEL R HILLHOUSE                 $46,936.76          $46,834.97
 5003629    COLLUM           JOHN MC COLLUM                     $128,250.00         $127,940.83
 5003632    HOOKER           ROY ANTHONY HOOKER                  $92,700.00          $92,488.00
 5003634    WHITE            RANDOLPH WHITE                     $121,069.73         $121,027.03
 5003638    JORDAN           JOSEPH LEONARD JORDAN               $51,000.00          $50,901.08
 5003643    ACUFF            BILLY ACUFF                         $51,565.23          $51,323.25
 5003646    AYERS            LEO AYERS                           $43,890.00          $43,301.96
 5003648    TAYLOR           RALPH TAYLOR JR                     $38,250.00          $38,161.95
 5003651    MCLAIN           SAMMY H MCLAIN                      $76,430.97          $76,404.59
 5003654    OVERFIELD        EDWARD LESTER OVERFIELD             $95,596.11          $95,319.61
 5003655    MOSES            BEVERLEY MOSES                      $33,000.00          $32,926.27
 5003657    CANNON           WILLIAM H CANNON                   $106,200.00         $105,938.55
 5003659    JONES            WILLIAM EDDIE JONES II              $58,459.25          $58,325.18
 5003663    MAGEE            FREDERICK MAGEE                     $45,000.26          $44,843.59
 5003664    DICK             WYMAN T DICK                        $20,247.90          $20,167.61
 5003665    CLARK            JOHN IVAN CLARK                     $62,975.70          $62,519.09
 5003666    MASHBURN         WILLIAM D MASHBURN                  $53,040.00          $52,775.69
 5003668    SMITH            DAVID J SMITH                      $200,250.00         $200,128.69
 5003671    CHAVARRIA        THOMAS A CHAVARRIA                  $61,200.00          $61,015.74
 5003673    HALL             STEPHEN A HALL                     $180,000.00         $179,609.00
 5003675    SIKES            JOSEPH T SIKES                      $54,955.06          $54,818.97
 5003678    KRAFT            CHARLES KRAFT                       $91,762.40          $91,429.99
 5003681    SCOTT            ISIAH SCOTT                         $98,100.00          $97,884.48
 5003684    CHUI             BETTY S CHUI                       $138,006.30         $137,759.10
 5003685    DOWDY            ALEX DOWDY                          $76,500.00          $76,326.50
 5003687    WOOLGAR          CHARLES WOOLGAR                     $31,495.20          $31,338.61
 5003690    MCWHORTER        LORENZO C MCWHORTER                $124,623.00         $124,547.51
 5003692    VEAL             ASHLEY VEAL                         $79,235.00          $79,066.67
 5003697    WILLIAMS         DARRELL L WILLIAMS                  $35,070.00          $34,824.39
 5003700    MORPHEW          ROBERT MORPHEW                      $30,240.00          $30,170.91
 5003701    BOHANA           OLLIE BELL GRACE BOHANA             $37,761.34          $37,245.81
 5003702    LAWSON           SUSAN SCOTT LAWSON                  $73,869.00          $73,697.70
 5003704    MCADAMS          JAMES LEROY MCADAMS JR              $62,125.00          $61,988.24
 5003708    COLLINS          CLOVER A COLLINS                    $35,375.64          $35,304.76
 5003711    JOHNSON          ELVIS JOHNSON                       $39,331.00          $39,242.29
 5003714    EVANS            DANIEL EVANS                        $45,000.00          $44,907.82
 5003716    GORDON           FRANK GORDON                        $47,837.52          $47,825.20
 5003720    MCNAIR           KAREN E TOMPKINS MCNAIR             $75,092.30          $75,016.19
 5003722    GREENE           BOBBY R. GREENE                     $55,000.00          $54,718.99
 5003723    BROWN            JOE N BROWN                         $27,792.60          $27,792.60
 5003725    HENDERSON        JOHN HENDERSON                      $54,360.00          $54,238.43
 5003730    SMITH            DANIEL SMITH                        $82,612.35          $82,419.35
 5003735    COLSTON          JAMEY KAY COLSTON                  $267,840.00         $267,282.15
 5003737    WILLIAMS         MARILYN WILSON WILLIAMS             $93,464.50          $93,023.20
 5003738    MARTIN           KEVIN D MARTIN                      $54,450.00          $54,335.09

 5003742    DEWVALL          BETTY J PRATER DEWVALL              $45,521.95          $45,416.38
 5003744    SHEETS           WILLIAM SHEETS                      $43,160.00          $42,936.71
 5003746    HALL             HARRY N HALL JR                     $59,561.51          $59,358.30
 5003747    KELSAY           ELIJAH THOMAS KELSAY                $72,250.00          $72,185.75
 5003748    TURNER           LARRIE TURNER                       $63,600.26          $63,447.65
 5003750    LEE              LARRY J LEE                         $41,096.95          $40,999.51
 5003752    BARNHART         SUSAN BARNHART                      $60,200.00          $60,061.82
 5003753    HEBERT           DARRYL HOUSTON HEBERT               $52,229.30          $51,989.35
 5003755    HOLCOMB          MYRON CRAIG HOLCOMB                 $53,100.00          $52,961.12
 5003760    ROGERS-BOND      ALICE MARIE ROGERS-BOND             $53,866.02          $53,494.25
 5003761    HAYES            LEONA HAYES                         $46,800.00          $46,772.60
 5003762    ARANT            ROGER N ARANT                       $67,050.00          $66,884.63
 5003770    PEARSON          PRESTON A PEARSON                   $80,100.00          $79,953.58
 5003772    CLARK            LORETTA M CLARK                     $43,854.36          $43,644.41
 5003773    WEBB             MITCHELL RAY WEBB                   $37,000.00          $36,814.57
 5003775    HAWKINS          MANNIX MITCHELL HAWKINS             $72,000.00          $71,828.98
 5003780    GULLEDGE         TONY RAY GULLEDGE                   $64,399.00          $64,239.01
 5003783    LEWIS            CARNELL LEWIS                       $70,382.50          $70,214.09
 5003784    LEWIS            CARNELL LEWIS                       $71,135.00          $70,964.79
 5003786    MCVEY            DAVID MCVEY                         $52,087.47          $51,993.22
 5003787    BELCHER          ASHTON RAY BELCHER                 $113,400.00         $113,137.76
 5003790    ASSAM            UNA C ASSAM                         $72,125.92          $72,081.88
 5003792    HICKS            JIM HICKS                           $69,750.00          $69,607.50
 5003795    MINOR            DWIGHT MINOR                        $45,900.00          $45,900.00
 5003798    TILLMAN          HENRY TILLMAN                       $43,161.25          $43,065.52
 5003802    BLACKSTON        PATRICIA BLACKSTON                  $78,750.00          $78,608.95
 5003805    MITCHEM          EMERY MITCHEM                      $114,750.00         $114,615.26
 5003807    HARRELL          RICHARD HARRELL                     $35,518.60          $35,039.73
 5003809    FONTENOT         MERVIN VALMOND FONTENOT JR         $102,000.00         $101,791.73
 5003810    JONES            ROGER JONES                         $26,350.00          $26,282.59
 5003814    WINSTEAD         PAUL WINSTEAD                      $197,500.00         $197,050.41
 5003816    WILLIAMS         OLIVER CHARLES WILLIAMS             $81,060.53          $80,954.06
 5003818    BAKER            DARRELL E BAKER                     $63,283.00          $63,185.14
 5003823    BAUCOM           STEVE BAUCOM                       $106,064.12         $106,064.12
 5003825    YEOMANS          RANDALL D YEOMANS                   $63,898.18          $63,754.32
 5003826    SPEARS           ALICE SPEARS                        $58,400.00          $58,400.00
 5003829    WILKINS          WILLIAM ONEAL WILKINS               $39,574.75          $39,479.18
 5003830    HUGHES           GLYNN HUGHES                        $45,900.00          $45,822.66
 5003832    CORLEY           JAMES R CORLEY                      $42,500.11          $42,500.11
 5003834    JONES            HERMAN JONES JR                     $51,000.00          $50,894.28
 5003835    BENOIT           TIMOTHY B.F. BENOIT                 $75,200.00          $75,036.31
 5003837    MIZE             WILLIAM D MIZE                      $73,645.69          $73,495.03
 5003839    BOOTH            SAMUEL BOOTH                        $75,600.00          $75,429.49
 5003841    MANLEY           HELEN MANLEY                        $94,500.00          $94,336.34
 5003843    CAMPBELL         ROY CAMPBELL                        $39,422.96          $39,282.96
 5003845    SCHLITZ          WILMA J SCHLITZ                     $51,400.15          $51,271.16
 5003847    WILSON           ARON M WILSON                       $71,086.00          $71,086.00
 5003850    CIAMPI           MARK A CIAMPI                       $90,000.00          $89,999.99
 5003853    BLOW             VIVIAN B BLOW                       $17,200.00          $17,114.78

 5003855    GUIDRY           JOHN GUIDRY                         $69,607.33          $69,607.33
 5003859    PHILLIPS         BRIAN PHILLIPS                      $57,805.00          $57,683.69
 5003861    WILSON           RUSSELL WILSON                      $43,600.00          $43,600.00
 5003863    LOVE             DOBOURAHIA A LOVE                   $48,552.60          $48,376.59
 5003865    FARMER           SHAW ANN FARMER                     $87,587.65          $87,587.65
 5003867    BENNETT          BRUCE W BENNETT                    $188,372.55         $187,671.91
 5003869    CARVER           JEFFREY L CARVER                    $39,100.00          $39,100.00
 5003872    YOUNG            ELIZABETH J YOUNG                   $34,531.80          $34,531.80
 5003873    STIDHAM          DANNY RAY STIDHAM                   $45,049.93          $45,049.93
 5003876    SANFORD          CHERYL W SANFORD                    $45,900.00          $45,804.85
 5003877    WILLIAMSON       WILLIAM WILLIAMSON                  $77,118.00          $77,118.00
 5003880    JOHNSON          JOHN JOHNSON                        $59,446.93          $59,138.61
 5003882    HOWARD           JAMES HOWARD                        $70,408.02          $70,408.02
 5003885    THOMAS           BARBARA THOMAS                     $264,563.74         $264,563.74
 5003890    COX              JAMES R COX                        $251,910.70         $251,317.29
 5003893    PERRY            JIMMY PERRY                         $72,900.00          $72,539.41
 5003894    CRAWFORD         JACK C CRAWFORD                    $107,158.15         $107,158.15
 5003897    PALMER           LINDA PALMER                        $58,718.75          $58,718.75
 5003899    CREAMER          MARK DANIEL CREAMER                 $63,000.00          $63,000.00
 5003901    SAUL             JERRY B SAUL                        $77,749.60          $77,566.28
 5003903    BROWN            LINWOOD CHESTER BROWN               $62,399.99          $62,399.99
 5003908    BLACKWELL        ERIC BLACKWELL                      $56,669.80          $56,669.80
 5003910    FISHER           RONALD W FISHER                     $57,600.00          $57,600.00
 5003919    KILLEBREW        KENNY KILLEBREW                     $59,200.00          $59,200.00
 5003921    MANN             DANNY HUGH MANN                     $79,380.00          $79,380.00
 5003923    GIFFORD          CONNIE GIFFORD                      $59,221.61          $59,221.61
 5003925    WRIGHT           JEFFERY S WRIGHT                    $90,270.00          $90,270.00
 5003927    GRENKE           JOHN GRENKE                         $83,050.00          $83,050.00
 5003929    WALKER           GLENNA WALKER                       $58,499.17          $58,499.17
 5003930    ARD              LLOYD F ARD                         $51,372.00          $51,372.00
 5003932    CASTELLANOZ      ENRIQUE CASTELLANOZ                 $56,100.00          $56,100.00
 5003935    FRATARCANGELI    MARK FRATARCANGELI                  $36,044.33          $36,044.33
 5003936    BOATWRIGHT       ELLEN BOATWRIGHT                    $21,846.86          $21,794.56
 5003937    SMILEY           MELVIN D SMILEY                     $77,620.00          $77,620.00
 5003940    BAYES            LEAH COLLINS BAYES                  $30,568.00          $30,498.15
 5003942    MCAVOY           RUBY ALICE MCAVOY                   $76,500.00          $76,500.00
 5003944    JORDAN           PORTIA JORDAN                       $46,750.00          $46,705.77
 5003946    LEDOUX           JOSEPH HARRIS LEDOUX               $102,600.00         $102,600.00
 5003949    BUFFINGTON       MICHAEL BUFFINGTON                  $75,739.31          $75,739.31
 5003950    JONES            JOSEPH JONES                        $38,700.21          $38,700.21
 5003954    PERRY            LARRY PERRY                         $34,800.00          $34,800.00
 5003957    BROWN            AMY L BROWN                         $72,435.36          $72,435.36
 5003959    DELEON           MARIO ESTEBAN DELEON                $64,548.25          $64,548.25
 5003961    MCCLUSKEY        VIRGIL MCCLUSKEY                    $45,899.42          $45,899.42
 5003962    INGLES           LISA INGLES                         $51,095.53          $51,095.53
 5003965    HELLER           MELANIE L HELLER                    $61,110.50          $61,110.50
 5003966    HILL             JOHN HILL                           $63,000.00          $63,000.00
 5003970    BAYNES           ROBERT LEE BAYNES                   $52,800.00          $52,800.00
 5003973    TREMPS           DAVID E TREMPS                     $103,500.00         $103,500.00

 5003975    GILREATH         JAMES BARRY GILREATH               $131,811.85         $131,811.85
 5003977    CAPUCCI          ALAIN E CAPUCCI                     $57,332.87          $57,332.87
 5003979    NORRIS           NORMAN L NORRIS                     $38,880.00          $38,880.00
 5003981    PETIT            QUENTIN PETIT                       $76,500.00          $76,500.00
 5003984    PERRY            JACKIE A PERRY                     $124,939.48         $124,939.48
 5003986    WHITE            JASPER D WHITE                      $80,992.50          $80,992.50
 5003988    ROBINSON         MAJORIE B ROBINSON                  $58,763.49          $58,763.49
 5003989    PARCHER          KELLY E PARCHER                     $89,500.00          $89,500.00
 5003991    GEMENHARDT       SANDRA GEMENHARDT                   $64,000.00          $64,000.00
 5003993    BAILEY           JESSE T BAILEY                      $48,600.00          $48,600.00
 5003995    WILLIAMS         ANNIE WILLIAMS                      $85,889.18          $85,889.18
 5003996    PORTISH          LARRY EDWARD PORTISH                $91,254.40          $91,254.40
 5003998    HUGHES           BILLY RAY HUGHES                    $50,066.29          $50,066.29
 5004004    VERRET           LESLIE VERRET                       $50,400.00          $50,400.00
 5004007    MATTHEWS         DWIGHT MATTHEWS                     $82,498.21          $82,493.23
 5004013    TAYLOR           CHARLES TAYLOR                     $115,439.27         $115,439.27
 5004016    BLAKELY          DEBORAH BLAKELY                     $32,759.80          $32,759.80
 5004019    WILKINSON        CLIFFORD A WILKINSON                $89,500.00          $89,500.00
 5004023    HICKMAN          PAUL HICKMAN                        $58,320.00          $57,828.52
 5004030    DYSON            ROBERT GLEN DYSON                  $112,218.58         $112,218.58
 5004031    HEFNER           THOMAS HEFNER                      $161,994.96         $161,994.96
 5004034    WATSON           DENNIS WATSON                       $64,629.34          $64,629.34
 5004043    COOPER           IVY S COOPER                       $104,095.00         $104,095.00
 5004044    SYKES            THOMAS H SYKES                      $43,107.50          $43,107.50
 5004045    SHOLAR           LOUIS SHOLAR                        $39,599.88          $39,599.88
 5004052    DWYER            JAMES H DWYER                      $101,754.26         $101,754.26
 5004056    COOPERWOOD       DOROTHY COOPERWOOD                  $40,003.68          $40,003.68
 5004065    WALTON           DONALD RAY WALTON                   $82,682.60          $82,682.60
 5004071    NELSON           MICHAEL A NELSON                    $23,714.52          $23,714.52
 5004072    DAVIS            JAMES R DAVIS                       $50,755.30          $50,755.30
 5004075    RICE             RICHARD B RICE                      $65,599.50          $65,599.50
 5004078    HOLLEY           A RAY HOLLEY                        $62,224.38          $62,224.38
 5004084    DODSON           JASPER DODSON                       $40,001.60          $39,899.61
 5004093    MCCAN            WILLIAM MCCAN                       $58,059.34          $58,059.34
 5004098    MANRIQUEZ        RAUL MANRIQUEZ                      $68,000.14          $68,000.14
 5004101    HALL             LARRY A HALL                        $34,189.65          $34,189.65
 5004103    JONES            BOBBIE JONES                        $53,646.13          $53,646.13
 5004105    MULLINS          FREDDIE LAYNE MULLINS               $50,883.52          $50,883.52
 5004106    MAXENA           LARRAINE MAXENA                     $33,450.60          $33,450.60
 5004107    LACY             DOROTHY LACY                        $27,532.05          $27,532.05
 5004112    KNIGHT           DAVID B KNIGHT                      $56,399.08          $56,399.08
 5004113    BARR             EUGENE BARR                         $48,841.80          $48,841.80
 5004118    DAVIS            BILLY DAVIS                         $40,990.28          $40,990.28
 5004119    MOSELEY          WILLIAM C MOSELEY                   $54,343.99          $54,343.99
 5004121    GORDON           PATRICIA E GORDON                   $76,490.65          $76,490.65
 5004125    RESCIGNO         RICHARD D RESCIGNO                  $74,260.57          $74,260.57
 5004130    DININO           FRANK DININO JR                     $46,400.02          $46,400.02
 5004136    REINHOLT         SIDNEY RAY REINHOLT                 $33,870.06          $33,870.06
 5004138    LAWRENCE         JAN LAWRENCE                        $44,000.00          $44,000.00

 5004139    WAGNER           MICHAEL E WAGNER                    $85,690.00          $85,690.00
 5004141    MORRIS           JEFFREY L MORRIS                    $69,570.79          $69,570.79
 5004143    PRITCHARD        CHARLES ALBERT PRITCHARD           $113,918.00         $113,918.00
 5004148    SEATON           MALCOLM ODELL SEATON                $37,620.20          $37,620.20
 5004150    CROWE            LESLIE CROWE JR                     $41,632.45          $41,632.45
 5004151    BARNES           SAMUEL L BARNES                     $62,066.87          $62,066.87
 5004155    SIMS             DELORES SIMS                        $36,038.80          $36,038.80
 5004156    WATSON           PHYLLIS MAE WATSON                  $48,415.00          $48,415.00
 5004159    WESTFALL         ROGER WESTFALL                      $68,800.50          $68,800.50
 5004164    THOMAS           RAYMOND THOMAS                      $30,000.28          $30,000.28
 5004165    AWKARD           LARRY S AWKARD                      $50,400.00          $50,400.00
 5004168    GREENE           JOHN E GREENE                       $81,402.25          $81,402.25
 5004169    DORSEY           JAMES D DORSEY                     $100,000.00         $100,000.00
 5004170    CALLAWAY         DELPHIA JONES CALLAWAY              $63,375.75          $63,375.75
 5004177    WATERS           DONNA D WATERS                      $48,178.07          $48,178.07
 5004179    MATTSON          DONALD J MATTSON                    $35,764.82          $35,764.82
 5004183    ENGLISH          ANDREW S ENGLISH                    $42,500.00          $42,500.00
 5004192    LIDESTER         NATALIE E LIDESTER                  $52,399.90          $52,399.90
 5004195    BUNCH            JAMES WILLIAM BUNCH                 $34,958.00          $34,958.00
 5004197    RATLIFF          DONALD D RATLIFF JR                 $71,400.03          $71,400.03
 5004199    FUSSEL           LYNDA FUSSEL                        $33,988.30          $33,988.30
 5004200    THOMPSON         CHRISTOPHER D THOMPSON              $73,600.00          $73,600.00
 5004203    RICHTER          GLENN E RICHTER                    $376,250.00         $376,250.00
 5004204    ADKINS           DEANNA J ADKINS                     $73,143.40          $73,143.40
 5004210    GERALD           DAN C GERALD                        $39,956.70          $39,956.70
 5004215    SHEPHERD         CALVIN W SHEPHERD                   $49,600.01          $49,600.01
 5004217    MOORE            TIMOTHY EMMETT MOORE                $45,749.14          $45,749.14
 5004223    COOK             WENDY COOK                          $71,600.75          $71,600.75
 5004226    HOUSE            ANTHONY LAMOUNT HOUSE              $136,000.00         $136,000.00
 5004230    BROWN            BOBBY G BROWN                       $78,200.00          $78,200.00
 5004232    PRICE            JOHN EDWARD PRICE                   $62,441.16          $62,441.16
 5004239    JONES            BARBARA H JONES                     $59,707.67          $59,707.67
 5004241    RODRIGUEZ        NORMA RODRIGUEZ                    $290,315.29         $290,315.29
 5004247    BALL             GREGORY L BALL                      $49,850.00          $49,850.00
 5004249    JONES            EDDIE L JONES                       $71,391.34          $71,391.34
 5004251    BOYD             DEWAYNE A BOYD                      $54,400.00          $54,400.00
 5004252    AYALA            CARLOS ALFREDO AYALA                $48,980.90          $48,980.90
 5004258    BURKES           CHARLEY WILLIAM BURKES              $67,025.65          $67,025.65
 5004259    JUNE             ALEXANDER JUNE JR                   $64,800.00          $64,800.00
 5004262    SOUSA            JOHN F SOUSA                        $54,400.00          $54,400.00
 5004272    TURNAGE          ETRICE ROWELL TURNAGE               $59,999.50          $59,999.50
 5004275    HILL             DORIS T HILL                        $35,790.00          $35,790.00
 5004276    SHOEMAKE         WILLIAM A SHOEMAKE                 $200,400.00         $200,400.00
 5004277    COX              MAURICE H COX                       $48,400.00          $48,400.00
 5004279    MOBLEY           DENNIS E MOBLEY                     $58,875.00          $58,875.00
 5004281    LANTZ            DANNY L LANTZ                       $39,836.88          $39,836.88
 5004282    THOMPSON         TOM THOMPSON                        $53,551.48          $53,551.48
 5004293    SPLIETHOF        DAROL C SPLIETHOF                   $79,950.00          $79,950.00
 5004298    MONTELEONE       ANTHONY W MONTELEONE                $57,799.44          $57,799.44

 5004300    EMMONS           PHILLIP E EMMONS                    $64,345.64          $64,345.64
 5004304    EVANS            TERRY A EVANS                       $31,600.00          $31,600.00
 5004305    HUNTER           JAMES HUNTER                        $91,799.99          $91,799.99
 5004307    BARRON           LINDA BARRON                        $56,951.88          $56,951.88
 5004311    CALLIHAN         ALLEN CALLIHAN                      $37,366.08          $37,366.08
 5004314    WENZEL           JAMES WENZEL                        $23,971.00          $23,971.00
 5004316    BELCHER          WILLIAM L BELCHER                   $63,881.48          $63,881.48
 5004318    MARTIN           KEVIN MARTIN                        $93,600.00          $93,600.00
 5004321    BEWLEY           HOWARD BEWLEY                      $110,500.00         $110,500.00
 5004323    MADISON          JAMES R MADISON                     $67,996.00          $67,996.00
 5004325    TANNER           BETTY J TANNER                      $33,569.67          $33,569.67
 5004327    HUDSON           TERRY LEE HUDSON                    $43,156.24          $43,156.24
 5004331    ARNOLD           RICK A ARNOLD                       $40,000.00          $40,000.00
 5004333    WRIGHT           MEMORY M WRIGHT                     $64,799.90          $64,799.90
 5004336    KING             HECTOR L KING                       $59,500.00          $59,500.00
 5004338    BOWMAN           LLOYD D BOWMAN                      $92,825.60          $92,825.60
 5004340    HEWITT           LUCILLA A HEWITT                    $57,746.34          $57,746.34
 5004343    SINGLETON        ROBERT SINGLETON                    $17,925.00          $17,925.00
 5004352    TESORO           PERLITA G TESORO                   $100,958.73         $100,958.73
 5004355    HANCOCK          LARRY R HANCOCK                     $91,144.85          $91,144.85
 5004356    CARTER           GREG CARTER                         $70,125.00          $70,125.00
 5004362    EDWARDS          STANLEY T EDWARDS                   $95,215.00          $95,215.00
 5004367    DUAY             DWIGHT DUAY                         $34,405.28          $34,405.28
 5004369    CAPELLAN         HULDA R CAPELLAN                    $62,992.42          $62,992.42
 5004371    MATTINGLY        PATRICIA A MATTINGLY                $50,250.00          $50,250.00
 5004375    MCNEAVE          CYNTHIA J MCNEAVE                   $87,999.50          $87,999.50
 5004378    COFFIELD         ROBERT TERRY COFFIELD               $59,250.00          $59,250.00
 5004382    JONES            H CRAIG JONES                       $71,705.36          $71,705.36
 5004391    HURD             CARL MAYNARD HURD                   $48,750.00          $48,750.00
 5004393    DALE             RONALD LEE DALE                     $83,422.28          $83,422.28
 5004395    TURNER           DAVID W TURNER                      $79,934.85          $79,934.85
 5004405    HENDERSON        CANDI LOU HENDERSON                 $43,499.60          $43,499.60
 5004407    THOMAS           MARVA THOMAS                        $52,800.06          $52,800.06
 5004410    KNAPP            PAUL D KNAPP                        $52,032.71          $52,032.71
 5004422    MAY              ELAINE J MAY                        $51,200.00          $51,200.00
 5004424    REED             RICHARD L REED                      $65,510.70          $65,510.70
 5004426    HARRIS           JOHN H HARRIS                       $80,452.55          $80,452.55
 5004429    JIMENEZ          ANGEL JIMENEZ                       $40,600.00          $40,600.00
 5004444    WINFIELD         FRED H WINFIELD                     $68,818.00          $68,818.00
 5004446    LUCAS            JERRY W LUCAS                       $19,190.90          $19,190.90
 5004454    MAVIS            LINDA L MAVIS                      $113,999.40         $113,999.40
 5004456    MOSIER           TERRY A MOSIER                      $81,250.00          $81,250.00
 5004459    ROSENBERGER      MARK A ROSENBERGER JR              $113,310.00         $113,310.00
 5004463    BIGNER           CAROLE STUPKA BIGNER                $43,401.28          $43,401.28
 5004465    JOHNSON          HOWARD E JOHNSON III                $37,148.56          $37,061.54
 5004470    STOCKDALE        KEITH E STOCKDALE                   $72,184.08          $72,184.08
 5004471    KOLISH           BARBARA L KOLISH                   $186,133.36         $186,133.36
 5004477    MAST             RONALD L MAST                       $33,775.00          $33,775.00
 5004479    RAVEN            ERNEST RAVEN                        $86,798.49          $86,798.49

 5004481    LINEBERRY        HAROLD WAYNE LINEBERRY              $48,000.00          $48,000.00
 5004484    NANTHARATH       PONGPHILA NANTHARATH                $97,369.97          $97,369.97
 5004486    MILFORD          JAMES R MILFORD                     $45,042.63          $45,042.63
 5004487    KWASNIEWSKI      JAMES KWASNIEWSKI                  $106,190.16         $106,190.16
 5004490    BRINKS           RICHARD C BRINKS JR                 $82,728.01          $82,728.01
 5004494    RUTH             CAROLYN Y RUTH                      $37,966.60          $37,966.60
 5004495    SHUMACHER        JOHN SHUMACHER                      $70,463.48          $70,463.48
 5004496    FORSHEE          MICHAEL FORSHEE                     $93,499.20          $93,499.20
 5004499    WEILINSKI        TAMMY L WEILINSKI                   $70,549.99          $70,549.99
 5004502    RATLIFF          VIRGIL R RATLIFF JR                 $69,071.58          $69,071.58
 5004505    CAFFREY          NANCY CAFFREY                       $40,800.00          $40,800.00
 5004507    SEOANE           JOSEPH SEOANE                       $70,090.00          $70,090.00
 5004509    BARTLEY          ARTHUR A BARTLEY                    $33,695.97          $33,695.97
 5004515    ELLIOTT          KEVIN ELLIOTT                       $55,055.23          $55,055.23
 5004518    STEVENSON        BRENT A STEVENSON                   $55,470.00          $55,470.00
 5004522    WILLIAMS         JOSEPHINE P WILLIAMS                $42,312.64          $42,312.64
 5004523    KAMERZELL        KATHLEEN A KAMERZELL                $52,800.00          $52,800.00
 5004525    STARKS           JOHN STARKS                         $61,600.00          $61,600.00
 5004529    ALLEY            REX D ALLEY                        $124,188.50         $124,188.50
 5004532    CLARK            GRAHAM B CLARK                      $54,745.53          $54,745.53
 5004534    KELLY            MICHAEL J KELLY                     $84,484.18          $84,484.18
 5004537    ROBERSON         ROBERT J ROBERSON                  $126,362.74         $126,362.74
 5004540    LONGSTRETH       SCOTT LONGSTRETH                    $95,594.48          $95,594.48
 5004542    LENTEN           MICHAEL LENTEN                      $44,103.12          $44,103.12
 5004545    ODOM             NETTI LYNN ODOM                     $31,500.00          $31,500.00
 5004549    RUEHR            MICHAEL ALLEN RUEHR                 $58,964.70          $58,964.70
 5004551    MYERS            CHARLES S MYERS                     $38,395.09          $38,395.09
 5004553    CLARK            BRIAN J CLARK                      $312,699.52         $312,699.52
 5004560    GALLIEN          RICHARD ALLEN GALLIEN               $69,200.00          $69,200.00
 5004563    EDWARDS          ALLISTER T EDWARDS                  $56,649.69          $56,649.69
 5004567    BOGAN            DAVID WILLIAM BOGAN                 $77,600.00          $77,600.00
 5004569    HAMPTON          LINDA C HAMPTON                     $78,786.27          $78,786.27
 5004572    HILL             WILLIAM HILL                        $67,500.00          $67,500.00
 5004574    GLASER           MICHAEL RAYMOND GLASER              $75,006.00          $75,006.00
 5004576    FIELDS           MILTON FIELDS                       $85,102.64          $85,102.64
 5004578    PIERCE           DIANE K PIERCE                      $60,918.52          $60,918.52
 5004581    DASUQI           AHDI N DASUQI                      $120,000.00         $120,000.00
 5004583    BURNS            THERON C BURNS                      $46,547.55          $46,547.55
 5004586    HATCHER          RICHARD L HATCHER                   $70,993.00          $70,993.00
 5004589    TITUS            BRIANT SCOTT TITUS                  $69,088.00          $69,088.00
 5004591    HARMS            ROLF HARMS                          $63,714.00          $63,714.00
 5004593    RASCH            ELLEN H RASCH                       $42,247.50          $42,247.50
 5004596    STEGALL          JEROME R STEGALL                    $78,402.00          $78,402.00
 5004598    MARANVILLE       PAUL R MARANVILLE                   $35,549.28          $35,549.28
 5004604    LOHMANN          THOMAS E LOHMANN                   $112,000.00         $112,000.00
 5004606    HEMME            RICHARD I HEMME                    $126,900.00         $126,900.00
 5004609    GRANGER          JOSEPH E GRANGER                   $181,137.50         $181,137.50
 5004612    WILIAMS          RUDOLPH WILIAMS                     $71,353.71          $71,353.71
 5004616    LEGRAND          CHARLES F LEGRAND                   $72,000.01          $72,000.01

 5004622    HENDERSON        WILLIAM C HENDERSON                 $55,290.88          $55,290.88
 5004626    ELBERSON         JAMES L ELBERSON                   $128,000.00         $128,000.00
 5004643    HECK             LARRY JOE HECK                     $134,979.55         $134,979.55
 6000122    WARD             CHARLES  V WARD                     $24,000.00          $23,994.50
 6000124    SMITH            RANDY K SMITH                      $139,500.00         $139,457.81
 6000128    KEEN             TIMOTHY M KEEN                      $21,600.00          $21,583.67
 6000148    CARR             FREDDIE CARR                       $120,000.00         $120,000.00
 7000107    RICHARDS         GEORGE D RICHARDS                   $32,000.00          $31,978.62
 7000120    MYERS            JOSEPH MYERS                        $16,750.00          $16,598.22
 7000124    PASSMAN          GENE OVERTON PASSMAN                $40,800.00          $40,627.92
 7000132    WALKER           ANNETTE HILL WALKER                 $49,500.00          $49,471.52
 7000135    BROWN            LILLIAN BROWN                       $35,700.00          $35,625.08
 7000140    BAZIL            KENNETH C BAZIL                     $23,400.00          $23,038.52
 7000142    BENTON           VERNORN BENTON                      $42,500.00          $42,663.95
 7000143    BROWN            NICK L BROWN                        $39,600.00          $39,516.89
 7000146    CAMBRICE         VICTORIA A PRICE CAMBRICE           $41,950.00          $41,937.99
 7000152    COLLINS          BRIAN PAUL COLLINS                  $47,400.00          $47,400.00
 7000154    LANGE            RODNEY DEAN LANGE                   $85,500.00          $85,500.00
 7000161    MATHIEU          MILDRED SMITH MATHIEU               $22,500.00          $22,500.00
 7000162    WILLIAMS         DEISRAEL LABYRD WILLIAMS            $41,800.00          $41,800.00
 7000166    KENNEDY          ROSE MARY GLASPER KENNEDY           $52,900.00          $52,900.00
 7000167    MUNSON           TOMMY L MUNSON                      $43,650.00          $43,650.00
 8000207    RANSOM           JASON RANSOM                        $16,500.00          $16,487.93
 8000211    SMITH            JOHNNIE R SMITH                     $48,000.00          $47,952.47
 8000214    BOOTHE           KATIE BOOTHE                        $52,000.00          $51,970.01
 8000218    LIDDLE           DIANA M V LIDDLE                    $21,600.00          $20,521.62
 8000238    PORTER           MICHAEL A PORTER                    $20,400.00          $20,400.00
 8000241    MONTGOMERY       DOZIER W MONTGOMERY                 $80,800.00          $80,800.00
 8000501    HALSTEAD         JAMES A HALSTEAD                    $90,000.00          $89,927.99
 8000502    PARKER           DAVID E PARKER                      $57,600.00          $57,318.52
 8000503    ASHWOOD          WILLIAM RANDY ASHWOOD               $76,000.00          $75,959.37
 8000506    ADDIS            REBECCA S ADDIS                     $59,000.00          $58,404.58
 8000508    SUTTON           LYNN P SUTTON                       $83,300.00          $83,222.75
 8000513    SCHUBERT         ROBERT SCHUBERT                    $115,200.00         $114,830.76
 8000515    ROGERS           STEPHEN L ROGERS                    $68,000.00          $67,945.59
 8000517    PRESSON          WILLIAM R PRESSON JR                $90,000.00          $89,970.53
 8000520    BROWN            CHARLES HENRY BROWN                 $70,400.00          $70,376.94
 8000522    OSBORNE          DAVID A OSBORNE                     $58,400.00          $58,340.97
 8000524    STONE            GARY H STONE                        $60,000.00          $59,978.08
 8000527    BRYANT           RICHARD EUGENE BRYANT              $125,800.00         $125,563.92
 8000528    YEOMAN           MATLYNN B YEOMAN                    $52,125.00          $52,113.05
 8000533    SPRINGS          KERMIT L SPRINGS                    $60,300.00          $60,273.27
 8000534    TATE             JAMS H TATE                         $38,250.00          $38,238.78
 8000535    GANTT            BENJAMIN G GANTT                    $88,000.00          $87,971.81
 8000536    ANDREWS          EVERETTE R ANDREWS                  $44,000.00          $43,934.03
 8000538    BECKWITH         KEVIN HAZEL BECKWITH                $30,800.00          $30,787.73
 8000561    SANZ             PAUL SANZ                           $48,800.00          $48,780.56
 8000566    ABALOS           LAWRENCE B ABALOS                   $60,000.00          $59,956.65
 8000651    TYRREL           EVELYN TYRREL                       $52,000.00          $52,000.00

 8000658    PRESSLEY         LORIE G PRESSLEY                    $35,250.00          $35,250.00
 8000660    JOHNSON          CURLEY BELL JOHNSON                 $48,750.00          $48,750.00
 8000664    ADAMS            ROBERT FRANKLIN ADAMS               $41,250.00          $41,250.00
 8000668    JOHNSON          DONNA JOHNSON                       $59,280.00          $59,280.00
 8000670    BROCKINGTON      ETHEL D BROCKINGTON                 $40,000.00          $40,000.00
 8000672    BARRETT          HOWARD BARRETT JR                   $60,675.00          $60,675.00
 8000681    EVERETT          ELIZABETH B EVERETT                 $66,400.00          $66,400.00
 8000684    WILKERSON        JOHN D WILKERSON                   $140,000.00         $140,000.00
 8000687    MOORE            RICHARD L MOORE                     $82,500.00          $82,500.00
 8000690    DODSON           DANIEL W DODSON                     $84,000.00          $84,000.00
 8000692    HATFIELD         KENNETH L HATFIELD                  $54,400.00          $54,400.00
 8000694    THOMPSON         CHARLES E THOMPSON JR               $59,250.00          $59,250.00
 8000696    OMAR             RANDI L OMAR                        $95,200.00          $95,200.00
 8000698    DUNCAN           LANORA A DUNCAN                     $51,750.00          $51,750.00
 8000700    TAYLOR           CAROL LOUISE TAYLOR                 $62,250.00          $62,250.00
 8000704    CHAFFIN          DOUGLAS E CHAFFIN                   $45,227.00          $45,227.00
 8000705    SANDERS          WAYNE T SANDERS                     $47,200.00          $47,200.00
 8000707    LAWSON           GEOFFREY A LAWSON                   $76,800.00          $76,800.00
 8000712    FRAZIER          WILBERT FRAZIER                     $89,600.00          $89,600.00
 8000714    FUTRELL          KIMOTHY DUANE FUTRELL               $66,000.00          $66,000.00
 8000717    AMATO            MICHAEL C AMATO                    $142,000.00         $142,000.00
 8000719    ROSENBAUM        ELIZABETH IRENE ROSENBAUM           $88,000.00          $88,000.00
 8000721    JOHNSON          JOHN F JOHNSON                      $50,000.00          $50,000.00
 8000723    SAVAGE           RONALD SAVAGE SR                    $72,800.00          $72,800.00
 8000726    SHEPPARD         JAMES E SHEPPARD                   $105,600.00         $105,600.00
 8000729    CAIN             GERALD MILLER CAIN                  $52,000.00          $52,000.00
 8000731    CHAPMAN          BARBARA J CHAPMAN                   $41,000.00          $41,000.00
 8000732    BORDEAUX         WILLIAM A BORDEAUX                  $64,800.00          $64,800.00
 8000734    FASCELLA         LISA MARIE FASCELLA                 $57,000.00          $57,000.00
 8000736    BABSON           WILLIAM BRADLEY BABSON              $56,250.00          $56,250.00
 8000741    WARREN           JOHN LEWIS WARREN JR                $48,750.00          $48,750.00
 8000743    CAMERON          LUTHER W CAMERON                    $58,950.00          $58,950.00
 8000745    EVANS            JAMES CLIFTON EVANS JR              $93,600.00          $93,600.00
 8000750    CROOMS           ERNEST CROOMS                       $64,000.00          $64,000.00
 8000777    KETELSEN         GARY A KETELSEN                     $64,600.00          $64,600.00
 8000780    FREEMAN          JAMES ERVIN FREEMAN                 $60,560.00          $60,560.00
 8000813    RICHARD          SANDRA P RICHARD                    $52,400.00          $52,400.00
 8000831    PITARO           MICHELLE M PITARO                  $107,920.00         $107,920.00
 8000838    DAWSON           MELVIN L DAWSON                     $25,500.00          $25,500.00
 9001001    YOUNG            LONNY E YOUNG                       $34,500.00          $34,459.75
21000130    KIRKLAND         RONALD L KIRKLAND                   $70,186.00          $69,879.31
21000142    DUPLANTIS        CONNELY I DUPLANTIS                 $34,937.50          $34,599.43
21000146    YATES            RICHARD YATES                       $75,166.44          $74,871.38
21000150    FITCH            BRYAN KEITH FITCH                   $61,200.62          $60,787.38
21000154    TREVARROW        TROY ALLEN TREVARROW                $44,812.60          $44,715.50
21000161    HUDSON           CORA J HUDSON                       $71,200.21          $70,878.21
21000163    RUSSELL          CHARLES S RUSSELL                   $79,372.65          $78,610.27
21000170    MARTIN           CHARLES C MARTIN III               $100,800.00         $100,376.49
21000177    NOWLIN           GARY JOYCE NOWLIN                   $61,740.00          $61,468.96

21000180    THOMAS           MARTIN LEE THOMAS                   $45,000.00          $44,938.14
21000186    MOYERS           PAMELA JOYCE MOYERS                 $60,200.00          $60,069.45
21000188    HANSON           RITA ANN HANSON                     $30,562.89          $30,520.43
21000189    SILCOX           VIRGIL SILCOX JR                    $73,504.39          $73,370.42
21000193    GREENE           RICHIE GREENE                       $27,000.00          $26,941.01
21000202    MOORE            CHARLES MOORE                       $60,771.22          $60,639.80
21000208    HAYES            RITCHIE L HAYES                     $49,200.00          $49,141.22
21000211    COTHRAN          WILLIAM E COTHRAN JR                $25,666.81          $25,609.19
21000213    BENNETT          DONNIE BENNETT                      $58,400.00          $58,283.04
21000217    PAGE             JOHN W PAGE SR                      $69,385.00          $69,235.65
21000220    TURNER           BILLY J TURNER                      $51,249.26          $51,125.11
21000222    KLOCK            PATRICIA SCHULTZ KLOCK              $98,600.00          $98,400.19
21000226    HAYWOOD          DOROTHY HAYWOOD                     $46,750.00          $46,702.74
21000228    JONES            BOBBY JONES                         $51,295.25          $51,197.35
21000235    FITZHUGH         BRUCE W FITZHUGH                   $120,800.00         $120,498.50
21000238    MARTINEZ         CHRISTOPHER MARTINEZ                $68,034.00          $68,034.00
21000239    MASON            RAY ANTHONY MASON                   $53,550.08          $53,431.94
21000249    MUSTARD          DOUGLAS MUSTARD                     $47,863.11          $47,764.26
21000260    SIMS             JACK LEE SIMS III                   $38,399.08          $38,234.88
21000266    DAVIS            DANIEL D DAVIS                      $39,999.50          $39,823.91
21000277    CROSSETT         WILLIAM F CROSSETT                  $42,480.00          $42,480.00
21000280    BEAGLES          RICHARD D BEAGLES                   $44,000.53          $43,787.20
21000297    PLAIR            FREDWARD PLAIR                      $49,154.89          $48,915.85
21000299    BUTTERSON        TERRY L BUTTERSON                  $119,999.58         $119,999.58
21000303    OFFICER          WAYNE OFFICER                       $69,653.55          $69,653.55
21000305    CLAGGETT         KAREN A CLAGGETT                    $80,995.00          $80,602.32
21000309    TREVARROW        CHRISTOPHER J TREVARROW             $29,880.00          $29,817.76
21000311    BRADFORD         STEPHANIE A BRADFORD                $75,201.49          $75,201.49
21000318    PRIM             THOMAS C PRIM JR                    $48,000.00          $48,000.00
21000321    TRUESDELL        PAUL GRANT TRUESDELL                $63,231.37          $63,231.37
21000323    OGLESBY          MALCOLM RALPH OGLESBY               $23,000.54          $23,000.54
21000325    VICENTE          LEONARDO PACHECO VICENTE            $66,420.33          $66,420.33
21000331    ALVARADO         OSBERTO R ALVARADO                  $56,519.20          $56,519.20
21000336    HARRIS           BOBBIE R HARRIS                     $36,445.00          $36,445.00
21000338    WATSON           JAMES T WATSON                     $278,212.48         $278,212.48
21000340    SANDERS          JOHNNY SANDERS                      $35,968.23          $35,968.23
21000341    RICHARDSON       SIDNEY L RICHARDSON                 $55,579.00          $55,579.00
21000345    PEARSON          JAMES H PEARSON                     $66,416.00          $66,416.00
21000347    SADDLER          RANDY SADDLER                       $44,275.90          $44,165.72
21000355    CHAMBERS         WESLEY FRANKLIN CHAMBERS            $65,052.09          $65,052.09
21000358    WATSON           JAMES M WATSON                      $75,943.97          $75,943.97
21000361    MAY              WALTER EUGENE MAY                   $72,650.00          $72,650.00
21000363    REAVEY           SANDRA A REAVEY                     $89,362.75          $89,362.75
21000365    SHARPE           TERENCE C SHARPE                    $59,202.28          $59,202.28
21000368    GREENE           ARTHUR S GREENE JR                 $123,250.61         $122,975.22
21000371    WINDHAM          TONIA L WINDHAM                     $48,162.14          $48,162.14
21000374    WIGGINGTON       JAMES S WIGGINGTON                  $93,461.84          $93,461.84
21000375    LAMB             JAMES M LAMB                        $34,764.00          $34,764.00
21000377    RILEY            DOROTHY DIANE RILEY                 $37,385.20          $37,385.20

21000382    TOWNSEND         ALLEN TOWNSEND JR                   $72,351.30          $72,351.30
21000384    WILLING          MARILYN T WILLING                  $134,455.49         $134,174.38
21000386    HERRING          KENNETH R HERRING                   $32,341.68          $32,341.68
21000390    HENSLEY          DAVID L HENSLEY                    $111,982.98         $111,982.98
21000393    DEMOSS           GARY G DEMOSS                       $55,000.00          $55,000.00
21000397    MOREFIELD        JACK C MOREFIELD                    $48,268.00          $48,268.00
21000398    COTTRELL         ROBERT COTTRELL                     $59,515.00          $59,515.00
21000407    DIXON            BRYAN JOE DIXON                     $54,339.05          $54,339.05
21000409    SANDLIN          JAMES L SANDLIN                     $31,998.54          $31,998.54
21000411    ROBERSON         MARILYNN R ROBERSON                 $41,598.93          $41,598.93
21000415    DUFF             DANIL L DUFF                        $79,050.52          $79,050.52
21000419    LIVINGSTON       JOHN MERRICK LIVINGSTON             $64,523.70          $64,523.70
21000421    TURRENTINE       SHAWN TURRENTINE                    $89,600.88          $89,600.88
21000424    GRIFFIN          NATHANIEL M GRIFFIN                 $93,449.50          $93,449.50
21000426    SCHAUER          RICHARD A SCHAUER                   $55,987.89          $55,987.89
21000428    BABB             VERNON R BABB                       $55,000.00          $55,000.00
21000430    YOUNG            FRED L YOUNG                        $45,700.97          $45,700.97
21000432    HANRATTY         ROBERT E HANRATTY                   $59,499.73          $59,499.73
21000437    MCCRAY           TIMOTHY D MCCRAY                    $82,875.00          $82,875.00
21000439    KIRKLAND         CARL W KIRKLAND SR                  $47,861.80          $47,861.80
21000443    BURNETT          DONALD L BURNETT                    $63,927.52          $63,927.52
21000452    FERGUSON         TRAVIS FERGUSON                     $49,599.00          $49,599.00
21000455    PIERSON          JERRY PIERSON                       $85,603.67          $85,603.67
21000457    WELLMAN          WILLIAM B WELLMAN                   $56,800.00          $56,800.00
21000458    WOOD             JOHN N WOOD                        $107,950.00         $107,950.00
21000460    BARNHART         HAROLD CLARENCE BARNHART            $52,800.00          $52,800.00
21000467    WILKERSON        EDDIE GENE WILKERSON                $42,797.65          $42,797.65
21000473    BOLLING          HELEN H BOLLING                     $78,752.50          $78,752.50
21000477    HADLEY           ROBERT T HADLEY                     $85,600.00          $85,600.00
21000480    BREWER           RONALD E BREWER                     $51,998.48          $51,998.48
21000486    HAMPTON          JOHN ROBERT HAMPTON                 $56,522.70          $56,522.70
21000488    BASHAM           LARRY M BASHAM                      $45,791.33          $45,791.33
21000492    REEDY            DENNIS M REEDY                     $142,320.00         $142,320.00
21000495    RETHERFORD       RICKY V RETHERFORD                  $60,800.00          $60,800.00
21000498    PYRTLE           MICHAEL EUGENE PYRTLE               $79,950.00          $79,950.00
21000502    CROCKER          ERIC B CROCKER                      $46,432.37          $46,432.37
21000508    MOSS             WILLIAM EARL MOSS                   $46,495.48          $46,495.48
21000511    MADRY            TIMOTHY P MADRY                    $188,655.00         $188,655.00
21000512    DALTON           PAULA IRENE DALTON                  $30,800.00          $30,800.00
21000516    JUGE             RUSSEL J JUGE                       $32,934.50          $32,934.50
21000517    ADAMS            TIMOTHY H ADAMS                     $58,400.83          $58,400.83
21000519    LOPEZ            CHERYL A LOPEZ                      $76,000.16          $76,000.16
21000521    HALL             BLAIR C HALL                       $152,796.87         $152,796.87
21000524    DAVIS            WARREN L DAVIS                      $55,109.20          $55,109.20
21000527    BISHOP           GREGORY B BISHOP                    $58,331.76          $58,331.76
21000529    WERNER           CHELSEA G WERNER                    $42,398.95          $42,398.95
21000531    ZELENAK          JOHN R ZELENAK                      $54,400.00          $54,400.00
21000533    VENABLE          JOANNE VENABLE                      $89,667.59          $89,667.59
21000539    ANDERSON         ROY DELL ANDERSON                   $66,000.00          $66,000.00

21000542    CAREY            BRIAN H CAREY                       $69,600.00          $69,600.00
21000545    ANDERSON         SCOTT R ANDERSON                    $82,400.00          $82,400.00
21000549    GENDRON          CATHERINE LOUISE GENDRON            $45,895.75          $45,895.75
21000550    FIGUEROA         EDDIE A FIGUEROA                    $49,602.58          $49,602.58
21000552    HARRELSON        PATRICIA STANLEY HARRELSON          $35,250.50          $35,250.50
21000553    HORN             DIANA L VAN HORN                    $79,200.00          $79,200.00
21000555    WOOD             BRAD A WOOD                         $58,854.55           $4,405.31
21000558    GLASGOW          MARTHA ANN GLASGOW                  $31,999.56          $31,999.56
21000564    REICH            ROBERT F REICH                      $76,737.77          $76,737.77
21000567    BROWN            RONALD W BROWN JR                   $67,499.15          $67,499.15
21000571    ABBETT           AMY L ABBETT                        $67,126.58          $67,126.58
21000579    JOHNSON          FRED R JOHNSON                      $95,042.48          $95,042.48
21000600    SPELLS           ARCHIE LEE SPELLS                   $17,549.45          $17,549.45
21000603    STICKELL         TONY EUGENE STICKELL                $64,499.70          $64,499.70
21000605    RADANDT          JACK RADANDT                        $65,157.70          $65,157.70
21000612    KING             WILLIAM M KING                      $47,119.05          $47,119.05
21000614    COBB             COLEMAN B COBB                      $57,750.00          $57,750.00
21000616    GILLESPIE        BASHARA GILLESPIE                   $43,719.00          $43,719.00
21000620    EL-ZEIN          AMHAD EL-ZEIN                       $39,752.46          $39,752.46
21000622    HARRIS           LARRY PATRICK HARRIS                $36,746.76          $36,746.76
21000624    LEONARD          RICHARD J LEONARD                   $33,792.35          $33,792.35
21000625    GALLEGOS         FRANK GALLEGOS                      $35,231.74          $35,231.74
21000627    WILLIAMS         GEORGE C WILLIAMS                   $46,633.08          $46,633.08
21000629    MARSHALL         FLOYD SAMUELL MARSHALL              $63,997.00          $63,997.00
21000631    GREEN            DARRYL J GREEN                      $67,997.11          $67,997.11
21000633    DAVIDSON         KENNETH A DAVIDSON                 $129,004.07         $129,004.07
21000635    GOOLSBY          PAUL A GOOLSBY                      $69,376.64          $69,376.64
21000636    PURCELL          BRIAN PURCELL                       $54,262.04          $54,262.04
21000638    CAMON            ARTIS CAMON JR                      $48,595.50          $48,595.50
21000640    WILBURN          WENDY DANIELLE WILBURN              $72,004.47          $72,004.47
21000642    STAFFORD         RICHARD H STAFFORD                  $35,623.00          $35,623.00
21000645    HAMILTON         BRENT A HAMILTON                    $28,800.40          $28,800.40
21000647    MCCREADY         LEON J MCCREADY                     $68,357.67          $68,357.67
21000649    GUTIERREZ        JUAN D GUTIERREZ                    $99,999.90          $99,999.90
21000651    HIGBEE           PAMELA HIGBEE                       $24,692.82          $24,692.82
21000652    TREGEMBO         TINA M TREGEMBO                     $48,743.75          $48,743.75
21000653    FIELDS           JOE FIELDS JR                       $51,475.96          $51,475.96
21000655    KNECHT           CHARLES N KNECHT                   $167,900.67         $167,900.67
21000657    EPPS             HENRY EPPS                          $42,604.21          $42,604.21
21000658    ONEBENE          GLENN P ONEBENE SR                  $49,122.49          $49,122.49
21000666    DALFREY          TRACEY JOSEPH DALFREY              $112,309.60         $112,309.60
21000668    TATUM            RAYMOND D TATUM                     $55,193.69          $55,193.69
21000676    DEVRIES          MARK DEVRIES                        $63,750.00          $63,750.00
21000678    DEVRIES          MARK DEVRIES                        $29,623.10          $29,623.10
21000679    BEAUDETTE        RAYMOND F BEAUDETTE                 $27,999.40          $27,999.40
21000680    MORRIS           THOMAS RAY MORRIS                   $45,749.61          $45,749.61
21000686    FORTUNE          RUMI B FORTUNE                      $84,000.00          $84,000.00
21000715    BROWN            MICHAEL BROWN                       $34,395.00          $34,232.78
22000101    SHUMATE          TERRY SHUMATE                       $68,400.00          $68,400.00

22000103    ADKINS           DIANA W ADKINS                      $84,058.25          $84,058.25
22000105    DUNN             DOUGLAS DUNN                        $63,376.00          $63,376.00
22000109    STONE            DEBORA W STONE                      $63,892.66          $63,892.66
22000112    SMITH            PHYLLIS A SMITH                     $40,000.00          $40,000.00
22000115    TOLER            BRENDA K TOLER                      $48,250.13          $48,250.13
22000118    NORRIS           JEFFREY G NORRIS                    $67,704.15          $67,704.15
22000121    BUFFINGTON       TIMOTHY G BUFFINGTON                $72,000.00          $72,000.00
22000123    THOMAS           ROOSEVELT THOMAS                    $60,535.28          $60,535.28
22000130    TAYLOR           TERRY TAYLOR                        $32,400.00          $32,400.00
22000135    BALDWIN          KIKI NUNNERY BALDWIN                $97,200.00          $97,199.99
22000144    JOHNSTON         RICKY L JOHNSTON                   $102,000.00         $102,000.00
22000146    TINSLEY          JOHN F TINSLEY                      $48,954.42          $48,954.41
22000147    WILSON           GLORIA ELIZABETH WILSON             $17,501.00          $17,501.00
22000148    SUPPES           TODD M SUPPES                       $43,695.69          $43,695.69
22000149    TOMASELLI        MICHAEL F TOMASELLI                 $63,900.00          $63,900.00
22000154    VALLAD           DONALD L VALLAD JR                  $43,200.00          $43,200.00
22000158    ROBINSON         JOAN G ROBINSON                     $44,330.00          $44,330.00
22000160    FUGITT           MARY FUGITT                         $39,200.00          $39,200.00
22000162    WISE             HENRY C WISE                        $39,950.00          $39,950.00
22000163    SKUTT            KEITH O SKUTT                       $68,511.69          $68,511.69
22000164    BARTLETT         ROBERT H BARTLETT                   $30,000.00          $30,000.00
22000168    DEWILDE          EUGENE J DEWILDE JR                 $91,350.00          $91,350.00
22000170    HUMPHRIES        LEONARD HUMPHRIES                  $152,150.00         $152,150.00
22000172    BURNHAM          DONALD L BURNHAM                    $44,800.00          $44,800.00
22000174    PERRY            ALLEN E PERRY                      $118,883.13         $118,883.13
22000178    SCHAARD          WILLIAM A SCHAARD                  $127,600.00         $127,600.00
22000181    CHAPKO           FRANK CHAPKO                        $65,600.00          $65,600.00
22000183    JOHNSON          HELENA JACKSON JOHNSON              $49,500.00          $49,500.00
22000185    HAMMILL          JOHN PATRICK HAMMILL                $85,547.93          $85,547.93
22000187    MOORE            JULIUS C MOORE                      $64,350.00          $64,350.00
22000189    PRESTON          JOYCE PRESTON                       $49,600.00          $49,600.00
22000197    GWYNN            ROBERT W GWYNN                      $22,575.00          $22,575.00
22000200    CAMPBELL         CAROL CAMPBELL                      $40,000.00          $40,000.00
22000202    CROUCH           SAMUEL LAWRENCE CROUCH JR           $62,700.00          $62,700.00
22000204    BERGIN           HOWARD E BERGIN                     $39,065.37          $39,065.37
22000212    MOORE            JAMES MOORE                         $87,921.59          $87,921.59
22000216    BOYER            WILLIAM R BOYER                     $48,590.00          $48,590.00
95003005    JONES            AARON JONES                         $60,750.00          $60,750.00
95003007    BURNS            HENRY O BURNS                       $22,131.80          $22,131.80
95003009    JOSSELYN         WAYNE K JOSSELYN                    $70,980.00          $70,980.00
                                                                                 $77,526,089.80


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